EXECUTION COPY

                        ASSET SECURITIZATION CORPORATION,
                                    DEPOSITOR


                             AMRESCO SERVICES, L.P.,
                                    SERVICER
                            AMRESCO MANAGEMENT, INC.,
                            INITIAL SPECIAL SERVICER



                             LASALLE NATIONAL BANK,
                                     TRUSTEE

                                       and


                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT




                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 24, 1997



                  Commercial Mortgage Pass-Through Certificates

                                 Series 1997-D5

                                TABLE OF CONTENTS


                                    ARTICLE I


                                   DEFINITIONS

SECTION 1.01.  Defined Terms
SECTION 1.02.  Certain Calculations
SECTION 1.03.  Certain Constructions

                                   ARTICLE II


         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans; Assignment of Mortgage Loan
                 Purchase and Sale Agreement
SECTION 2.02.  Acceptance   by  Custodian   and  the  Trustee
SECTION 2.03.  Representations,  Warranties  and  Covenants of the
                 Depositor
SECTION 2.04.  Representations, Warranties and Covenants of the
                  Servicer, Special Servicer and Trustee
SECTION 2.05.  Execution and Delivery of  Certificates;  Issuance of
                 Lower-Tier Regular Interests
SECTION 2.06.  Miscellaneous REMIC and Grantor Trust Provisions

                                   ARTICLE III


               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.  Servicer to Act as Servicer;  Administration of the
                 Mortgage Loans
SECTION 3.02.  Liability of the Servicer
SECTION 3.03.  Collection of Certain Mortgage  Loan  Payments
SECTION 3.04.  Collection  of Taxes,  Assessments  and Similar Items;
                 Escrow Accounts
SECTION 3.05.  Collection Account; Distribution Account; Upper-Tier
                 Distribution Account; Default Interest Distribution Account; and Excess Interest Distribution Account
SECTION 3.06.  Permitted Withdrawals from the Collection Account
SECTION 3.07.  Investment of Funds in the Collection Account, the REO Account,
                  the Lock-Box Accounts, the Cash Collateral Accounts, the Interest Reserve Account and the Reserve Accounts
SECTION 3.08.  Maintenance  of Insurance  Policies and Errors and
                 Omissions and Fidelity Coverage
SECTION 3.09.  Enforcement of Due-On-Sale Clauses;  Assumption Agreements;
                 Defeasance  Provisions
SECTION 3.10.  Appraisals;  Realization Upon Defaulted Mortgage Loans
SECTION 3.11.  Trustee to Cooperate; Release of Mortgage Files
SECTION 3.12.  Servicing  Fees, Trustee Fees and Special Servicing Compensation
SECTION 3.13.  Reports to the Trustee; Collection Account Statements
SECTION 3.14.  Annual Statement as to Compliance
SECTION 3.15.  Annual Independent Public Accountants' Servicing Report
SECTION 3.16.  Access  to  Certain Documentation
SECTION 3.17.  Title and Management of REO Properties and REO Account Properties
SECTION 3.18.  Sale of Specially Serviced Mortgage Loans and REO Properties
SECTION 3.19.  Additional  Obligations of the Servicer and the Special Servicer;
                 Inspections
SECTION 3.20.  Authenticating Agent
SECTION 3.21.  Appointment of Custodians
SECTION 3.22.  Reports to the Securities and Exchange Commission;
                 Available  Information
SECTION 3.23.  Lock-Box  Accounts, Cash Collateral Accounts, Escrow Accounts
                 and Reserve Accounts
SECTION 3.24.  Property Advances
SECTION 3.25.  Appointment of Special Servicer
SECTION 3.26.  Transfer of Servicing  Between Servicer and Special  Servicer;
                 Record Keeping
SECTION 3.27.  Interest Reserve Account
SECTION 3.28.  Limitations on and Authorizations of the Servicer and Special
                 Servicer with Respect to Certain Mortgage Loans
SECTION 3.29.  Intentionally left Blank
SECTION 3.30.  Modification, Waiver, Amendment and Consents

                                   ARTICLE IV


                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01.  Distributions
SECTION 4.02.  Statements to Certificateholders; Reports by Trustee; Other
                 Information Available to the Holders and Others
SECTION 4.03.  Compliance  with  Withholding  Requirements
SECTION 4.04.  REMIC Compliance
SECTION 4.05.  Imposition  of Tax on the Trust Fund
SECTION 4.06.  Remittances; P&I Advances
SECTION 4.07.  Grantor Trust Reporting

                                    ARTICLE V


                                THE CERTIFICATES

SECTION 5.01.  The Certificates
SECTION 5.02.  Registration, Transfer and Exchange of Certificates
SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates
SECTION 5.04.  Appointment of Paying Agent
SECTION 5.05.  Access to Certificateholders' Names and Addresses
SECTION 5.06.  Actions of Certificateholders

                                   ARTICLE VI


              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.  Liability of the Depositor, the Servicer and the Special Servicer
SECTION 6.02.  Merger or Consolidation of the Servicer
SECTION 6.03.  Limitation on Liability of the Depositor, the Servicer and Others
SECTION 6.04.  Limitation on Resignation of the Servicer and the Special
                 Servicer; Termination of the Servicer and the Special Servicer
SECTION 6.05.  Rights of the Depositor and the Trustee in Respect of the
                 Servicer and the Special Servicer
SECTION 6.06.  Servicer or Special Servicer as Owner of a Certificate

                                   ARTICLE VII


                                     DEFAULT

SECTION 7.01.  Events of Default
SECTION 7.02.  Trustee to Act; Appointment of Successor
SECTION 7.03.  Notification to Certificateholders
SECTION 7.04.  Other Remedies of Trustee
SECTION 7.05.  Waiver of Past Events of Default; Termination

                                  ARTICLE VIII


                             CONCERNING THE TRUSTEE

SECTION 8.01.  Duties of Trustee
SECTION 8.02.  Certain Matters Affecting the Trustee
SECTION 8.03.  Trustee and Fiscal Agent Not Liable for Certificates
                 or Mortgage Loans
SECTION 8.04.  Trustee and Fiscal Agent May Own Certificates
SECTION 8.05.  Payment of Trustee's Fees and Expenses; Indemnification
SECTION 8.06.  Eligibility Requirements for Trustee
SECTION 8.07.  Resignation and Removal of the Trustee
SECTION 8.08.  Successor Trustee and Fiscal Agent
SECTION 8.09.  Merger or Consolidation of Trustee
SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee
SECTION 8.11.  Fiscal Agent Appointed; Concerning the Fiscal Agent

                                   ARTICLE IX


                                   TERMINATION

SECTION 9.01.  Termination

                                    ARTICLE X


                            MISCELLANEOUS PROVISIONS

SECTION 10.01.  Counterparts
SECTION 10.02.  Limitation on Rights of Certificateholders
SECTION 10.03.  Governing Law
SECTION 10.04.  Notices
SECTION 10.05.  Severability of Provisions
SECTION 10.06.  Notice to the Depositor and Each Rating Agency
SECTION 10.07.  Amendment
SECTION 10.08.  Confirmation of Intent
SECTION 10.09.  Streit Act
SECTION 10.10.  No Intended Third-Party Beneficiaries

                                TABLE OF EXHIBITS

Exhibit A-1                  Form of Class A-1A Certificate
Exhibit A-2                  Form of Class A-1B Certificate
Exhibit A-3                  Form of Class A-1C Certificate
Exhibit A-4                  Form of Class A-1D Certificate
Exhibit A-5                  Form of Class A-1E Certificate
Exhibit A-6                  Form of Class A-2 Certificate
Exhibit A-7                  Form of Class A-3 Certificate
Exhibit A-8                  Form of Class A-4 Certificate
Exhibit A-9                  Form of Class A-5 Certificate
Exhibit A-10                 Form of Class A-6 Certificate
Exhibit A-11                 Form of Class A-7 Certificate
Exhibit A-12                 Form of Class A-8Z Certificate
Exhibit A-13                 Form of Class A-CS1 Certificate
Exhibit A-14                 Form of Class PS-1 Certificate
Exhibit A-15                 Form of Class B-1 Certificate
Exhibit A-16                 Form of Class B-2 Certificate
Exhibit A-17                 Form of Class B-3 Certificate
Exhibit A-18                 Form of Class B-3SC Certificate
Exhibit A-19                 Form of Class B-4 Certificate
Exhibit A-20                 Form of Class B-5 Certificate
Exhibit A-21                 Form of Class B-6 Certificate
Exhibit A-22                 Form of Class B-7 Certificate
Exhibit A-23                 Form of Class B-7H Certificate
Exhibit A-24                 Form of Class V-1 Certificate
Exhibit A-25                 Form of Class V-2 Certificate
Exhibit A-26                 Form of Class R Certificate
Exhibit A-27                 Form of Class LR Certificate
Exhibit B                    Mortgage Loan Schedule
Exhibit C-1                  Form of Transferee Affidavit
Exhibit C-2                  Form of Transferor Letter
Exhibit D-1                  Form of Investment Representation Letter
Exhibit D-2                  Form of ERISA Representation Letter
Exhibit E                    Form of Request for Release
Exhibit F                    Form of Custodial Agreement
Exhibit G                    Securities Legend
Exhibit H                    Mortgage Loan Purchase and Sale Agreement
Exhibit I                    Form of Regulation S Transfer Certificate
Exhibit J                    Form of Transfer Certificate for Exchange or
                               Transfer from Rule 144A Global Certificate
                               to Regulation S Global Certificate during the Restricited Period
Exhibit K                    Form of Transfer Certificate for Exchange or
                               Transfer from Rule 144A Global Certificate
                               to Regulation S Global Certificate after the
                               Restricted Period
Exhibit L                    Form of Transfer Certificate for Exchange or
                               Transfer from Regulation 5 Global Certificate to Rule 144A Global Certificate
Exhibit M-1                  Form of Comparative Financial Status Report
Exhibit M-2                  Form of Delinquent Loan Status Report
Exhibit M-3                  Form of Historical Loan Modification Report
Exhibit M-4                  Form of Historical Loss Estimate Report
Exhibit M-5                  Form of REO Status Report
Exhibit M-6                  Form of Watch List
Exhibit M-7                  Form of Operating Statement Analysis Report
Exhibit M-8                  Form of NOI Adjustment Worksheet
Exhibit M-9                  CSSA 100.1 Set-Up Data Record Layout
Exhibit M-10                 CSSA 100.1 Periodic Data Record Layout
Exhibit M-11                 CSSA 100.1 Property Data File





     Pooling and Servicing Agreement, dated as of October 24, 1997, among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as initial Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

     (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Lock-Box Accounts, Cash Collateral Accounts, Reserve Accounts, the Default Interest, the Default Interest Distribution Account, the Excess Interest and the Excess Interest Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole Class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also twenty-one Classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class A-1A-L, Class A-1B-L, Class A-1C-L, Class A-1D-L, Class A-1E-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class A-6-L, Class A-7-L, Class A-8Z-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-3SC-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L and Class B-7H-L Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend that the portions of the Trust Fund representing the Default Interest, the Default Interest Distribution Account, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, that the Class V-1 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest, subject to the obligations to pay the Advance Interest Amount, and the Default Interest Distribution Account and that the Class V-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

     The  following  table  sets forth the  designation  and  aggregate  initial
Certificate Balance (or, with respect to the Class A-CS1 and Class PS-1 Certificates, Notional Balance) for each Class of Certificates comprising interests in the Upper-Tier REMIC.

           Class                     Certificate Balance or Notional Balance

           Class A-1A                              $  165,018,148.00
           Class A-1B                                 172,648,684.00
           Class A-1C                                 712,971,079.00
           Class A-1D                                 229,793,503.00
           Class A-CS1(1)                             165,018,148.00
           Class PS-1(2)                            1,754,015,636.33
           Class A-1E                                  52,620,469.00
           Class A-2                                   87,700,781.00
           Class A-3                                   52,620,469.00
           Class A-4                                   26,310,234.00
           Class A-5                                   39,465,351.00
           Class A-6                                   43,850,390.00
           Class A-7                                   21,925,195.00
           Class A-8Z                                   5,740,918.77
           Class B-1                                   39,465,351.00
           Class B-2                                   39,465,351.00
           Class B-3                                    8,770,078.00
           Class B-3SC                                 26,000,000.00
           Class B-4                                   13,155,117.00
           Class B-5                                   13,155,117.00
           Class B-6                                   21,925,195.00
           Class B-7                                   13,154,124.00
           Class B-7H                                       1,000.33

----------------------------

(1) The initial Notional Balance of Class PS-1 Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Cut-off Date.

(2) The initial Notional Balance of the Class CS-1 Certificates is equal to the initial Certificate Balance of the Class A-1A Certificates.

     The initial Certificate Balance of each of the Class V-1, Class V-2, Class R and Class LR Certificates is zero. Additionally, the Class V-1, Class V-2, Class R and Class LR Certificates do not have a Notional Balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund (other than with respect to the Class A-8Z Certificates due to capitalized interest on the Comsat Junior Loan); provided, however, that in the event that amounts previously allocated as Realized Losses (or with respect to the Class A-8Z and Class B-3SC Certificates, Class A-8Z Realized Losses and Class B-3SC Realized Losses, respectively) to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in
Section 4.01.

     As of the Cut-off  Date,  the Mortgage  Loans (other than the Comsat Junior
Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) have an aggregate Stated Principal Balance equal to approximately $1,754,015,636.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the initial Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


     SECTION 1.01.Defined.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Act":  The Securities Act of 1933, as it may be amended from time to time.

     "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

     "Advance":  Any P&I Advance or Property Advance.

     "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed and Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due through the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account other than amounts with respect to the Comsat Junior Loan (or, in the case of Class A-8Z P&I Advances or Class B-3SC Advances, from amounts on deposit in the Collection Account with respect to the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, respectively).

     "Advance Rate": A per annum rate equal to the sum of (i) the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date) plus (ii) 1%, compounded monthly as of each Servicer Remittance Date. Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for such reimbursement of such Advance.

     "Adverse Resolution":  As defined in Section 3.28(r).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer, the Special Servicer, or the Depositor to determine whether any Person is an Affiliate of such party.

     "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

     "Agent Member": Members of, or Depository Participants in, the Depository.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

     "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

     "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

     "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

     "Applicable Monthly Payment":  As defined in Section 4.06(a).

     "Applicable Procedures":  As defined in Section 5.02(b).

     "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by Updated Appraisals obtained by the Servicer of the Mortgaged Properties securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable). If no Updated Appraisal has been obtained within the last 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer shall estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. Within 30 days after the Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, the Servicer shall obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such appraisal, the Servicer shall adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Servicer's Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update.

     "Appraisal Reduction Event": With respect to any Mortgage Loan, the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan (unless during such extension period the borrower has been delinquent for 60 days or more, in which case, the first Distribution Date following such 60 day delinquency), (ii) 90 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately upon the occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations hereunder, in accordance with the Servicing Standard, would materially and adversely impair the value of a Mortgaged Property and security for the related Mortgage Loan. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

     "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

     "Assumed Maturity Date": With respect to any Mortgage Loan that is not a Balloon Loan, the maturity date of such Mortgage Loan. With respect to any Balloon Loan, the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

     "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the applicable Mortgage Pass-Through Rate.

     "Assumption Fees": Any fees collected by the Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

     "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments, Minimum Defaulted Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans, received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to such Mortgage Loans, and including all P&I Advances (excluding Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date, (iii) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Distribution Account pursuant to Section 3.27(b), (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and (iii);

          (b) those portions of each payment of interest which represent the applicable Servicing Fee, and Trustee Fee and an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

          (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

          (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, Trustee and the Special Servicer, respectively, are entitled;

          (f) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as provided in this Agreement;

          (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, or any REO Account or, to the extent payable to the Trustee or the Servicer under the terms of the related Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, in Permitted Investments in which such funds may be invested;

          (h) with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or any January in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.27;

          (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

          (j)  the amount  reasonably  determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

          (k)  Prepayment Premiums;

          (l)  Default Interest;

          (m)  Excess Interest;

          (n)  Class A-8Z Available Funds; and

          (o)  Class B-3SC Available Funds.

     "Available SC Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments, Assumed Scheduled Payments and Minimum Defaulted Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Saul Centers Retail Pool Loan received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to or in respect of the Saul Centers Retail Pool Loan, and including all Class B-3SC P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date and (iii) any late payments of Monthly Payments in respect of the Saul Centers Retail Pool Loan received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date, but excluding the following, in each case on, with respect to or allocable to the Saul Centers Retail Pool Loan:

          (a) amounts permitted to be used to reimburse the Servicer, the Trustee or the Fiscal Agent for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and (iii);

          (b) those portions of each payment of interest which represent the applicable Servicing Fee and the applicable Trustee Fee and an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

          (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

          (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Saul Centers Retail Pool Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, Trustee and the Special Servicer, respectively, are entitled;

          (f) all amounts representing certain expenses reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account (including, without limitation, as provided in Section 3.06), including interest thereon as provided in this Agreement;

          (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account or the Interest Reserve Account, or any REO Account or, to the extent payable to the Trustee or the Servicer under the terms of the related Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, in Permitted Investments in which such funds may be invested;

          (h) all amounts received with respect to the purchase or repurchase of the Saul Centers Retail Pool Loan pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

          (i)  the amount  reasonably  determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

          (j)  Prepayment Premiums;

          (k)  Default Interest; and

          (l)  Excess Interest.

     "Balloon Loan": Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

     "Balloon Payment": With respect to each Mortgage Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

     "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

     "Bloomfield Purchase Agreement": With respect to certain Mortgage Loans not originated by the Mortgage Loan Seller, the agreement between the Mortgage Loan Seller and Bloomfield Acceptance Company, LLC pursuant to which the Mortgage Loan Seller acquired such Mortgage Loan.

     "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

     "Borrower Account":  As defined in Section 3.07(a).

     "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the City of Chicago, Illinois, the State of Georgia or the State of Texas are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related
Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan. The Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the Mortgage Loan Seller in respect of the Mortgage Loans prior to or on the Closing Date that are due after the Cut-off Date, to the extent transferred to the Trust Fund pursuant to Section 2.01.

     "CEDEL": Citibank, N.A., as depositary for Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor in such capacity.

     "Certificate": Any Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

     "Certificate Balance": With respect to any Class of Certificates or Lower-Tier Regular Interests (other than the Class A-CS1, Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates or Lower-Tier Regular Interests on the Distribution Date immediately prior to such date of determination after distributions (or, in the case of the Class A-8Z Certificate, the addition of the Class A-8Z Principal Accretion Amount) and Realized Losses (or with respect to the Class A-8Z and Class B-3SC Certificates, Class A-8Z Realized Losses and Class B-3SC Realized Losses, respectively) allocable to principal have been made thereon on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Balance of the Class (other than the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates) shall be deemed to have been reduced by an amount equal to the amount of Appraisal Reductions allocated for purposes of Section 4.06; provided further that no such reduction shall apply to the Voting Rights of the Class PS-1 and Class A-CS1 Certificates. With respect to any Class of Lower-Tier Regular Interests, the Certificate Balance thereof shall, in any event, be equal to the Certificate Balance of the Related Certificates.

     "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

     (i) except as provided in clause (ii), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

     (ii) for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer or the Special Servicer or benefits the Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

     (iii) except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

     (iv) for purposes of Section 3.30 (for purposes of determining who the Directing Holders are), Certificates owned by the Special Servicer or an Affiliate shall be deemed to be outstanding; and

     (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

     "Circuit City Loans": The Mortgage Loans secured, among other things, by credit leases having Circuit City Stores, Inc. as the tenant or guarantor, which Mortgage Loans are identified as Loan Numbers 65, 70, 79 and 80 on the Mortgage Loan Schedule.

     "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

     "Class A-1A Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-1A Pass-Through Rate":  A per annum rate equal to 6.50000%.

     "Class A-1A-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-1B Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

     "Class A-1B Pass-Through Rate":  A per annum rate equal to 6.66000%.

     "Class A-1B-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-1C Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

     "Class A-1C Pass-Through Rate":  A per annum rate equal to 6.75000%.

     "Class A-1C-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-1D Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

     "Class A-1D Pass-Through Rate":  A per annum rate equal to 6.85000%.

     "Class A-1D-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-1E Certificate": Any one of the certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

     "Class A-1E Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class A-1E-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.


     "Class A-2 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.52000%.


     "Class A-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-3  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.


     "Class A-3 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.47000%.


     "Class A-3-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-4  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.


     "Class A-4 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.42000%.


     "Class A-4-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-5  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.


     "Class A-5 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.4000%.


     "Class A-5-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-6  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.


     "Class A-6 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.15000%.


     "Class A-6-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-7  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.


     "Class A-7 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.91000%.


     "Class A-7-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class A-8Z Accretion Termination Date": With respect to any portion of the outstanding Certificate Balance of the Class A-8Z Certificate, the earliest of
(a) the Class A-8Z Scheduled Distribution Date, (b) the date the Comsat Junior Loan becomes defaulted and (c) the date that the corresponding portion of the Comsat Junior Loan is paid.

     "Class A-8Z Available Funds": With respect to any Distribution Date, the sum of (i) all previously undistributed Assumed Scheduled Payments, Minimum Defaulted Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Comsat Junior Loan received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to or in respect of the Comsat Junior Loan, and including all Class A-8Z P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date, (iii) any late payments of Monthly Payments in respect of the Comsat Junior Loan received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (iv) any Class A-8Z Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account, but excluding the following, in each case on, with respect to or allocable to the Comsat Junior Loan:

          (a) amounts permitted to be used to reimburse the Servicer, the Trustee or the Fiscal Agent for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and (iii);

          (b) those portions of each payment of interest which an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

          (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

          (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Comsat Junior Loan which represents any unpaid Special Servicing Compensation including interest thereon at the Advance Rate as provided in this Agreement, to which the Special Servicer is entitled;

          (f) all amounts representing certain expenses reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account (including, without limitation, as provided in Section 3.06), including interest thereon as provided in this Agreement;

          (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

          (h) all amounts received with respect to the purchase or repurchase of the Comsat Junior Loan pursuant to Sections 2.03(d), 2.03(e),
               3.18 or 9.01 during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

          (i)  the amount  reasonably  determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

          (j)  Prepayment Premiums;

          (k)  Default Interest; and

          (l)  Excess Interest.

     "Class A-8Z Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

     "Class A-8Z P&I Advance": Any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06 in respect of the Comsat Junior Loan. Each reference to the payment or reimbursement of a Class A-8Z P&I Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement.

     "Class A-8Z Pass-Through Rate": A per annum rate equal to the Mortgage Pass-Through Rate of the Comsat Junior Loan.

     "Class A-8Z Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Mortgage Pass-Through Rate) with respect to the Comsat Junior Loan resulting from a Principal Prepayment on such Comsat Junior Loan during the related Collection Period and prior to the related Due Date other than Class A-8Z Servicer Prepayment Interest Shortfalls.

     "Class A-8Z Principal Accretion Amount": With respect to any portion of the Certificate Balance of the Class A-8Z Certificate, (a) as to any Distribution Date on or prior to the Class A-8Z Accretion Termination Date, an amount equal to the product of the Class A-8Z Pass-Through Rate and such portion; and (b) as to any Distribution Date after the Class A-8Z Accretion Termination Date, zero.

     "Class A-8Z Principal Distribution Amount": For any Distribution Date, the sum of:

     (i) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due (if received or advanced) on the related Due Date in respect of the Comsat Junior Loan;

     (ii) the Stated Principal Balance of the Comsat Junior Loan if it was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section
2.03 or purchased from the Trust Fund pursuant to Section 9.01;

     (iii) the portion of Unscheduled Payments allocable to principal of the Comsat Junior Loan if it was liquidated during the related Collection Period;

     (iv) the principal component of any Balloon Payment and, to the extent not included in the previous clauses, the principal component of any payment on the Comsat Junior Loan received after the Maturity Date thereof and during the related Collection Period;

     (v) to the extent not included in the preceding clauses (iii) or (iv), all other Principal Prepayments received in respect of the Comsat Junior Loan in the related Collection Period; and

     (vi)to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period in respect of the Comsat Junior Loan (in the case of clauses (i) through (v) net of any reimbursement for related outstanding P&I Advances allocable to principal and amounts received on the Comsat Junior Loan which represent recoveries in respect of any Subordinate Class Advance Amount).

     "Class A-8Z Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Class A-8Z Certificates, after giving effect to distributions made on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Comsat Junior Loan as of the Due Date in the month in which such Distribution Date occurs.

     "Class A-8Z Scheduled Distribution Date": The Distribution Date occurring in September 2007.

     "Class A-8Z Servicer Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Mortgage Pass-Through Rate) with respect to the Comsat Junior Loan resulting from a Principal Prepayment on such Comsat Junior Loan during the related Collection Period and prior to the related Due Date, which Principal Prepayment, pursuant to the terms of the Comsat Junior Loan, was not permitted to be made on any date other than a Due Date under the Comsat Junior Loan, but was nonetheless accepted by the Servicer; provided, however, that the amount of the Class A-8Z Servicer Prepayment Interest Shortfall with respect to any Interest Accrual Period shall not exceed the investment income accruing on the related Principal Prepayment in respect of the Comsat Junior Loan with respect to such Interest Accrual Period.

     "Class A-8Z-L Interest": A regular interest in the Lower-Tier REMIC entitled to distribution payable thereto pursuant to Section 4.01.

     "Class A-CS1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.


     "Class A-CS1 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 6.5000%.


     "Class  B-1  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto.

     "Class B-1 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-1-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto.

     "Class B-2 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-3  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto.

     "Class B-3 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-3-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class B-3SC Advance": As to the Saul Centers Retail Pool Loan, any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06 in respect of the SC Junior Portion of the Saul Centers Retail Pool Loan. Each reference to the payment or reimbursement of a Class B-3SC Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement.

     "Class B-3SC Available Funds": With respect to any Distribution Date, the Available SC Funds minus the Senior SC Distribution Amount.

     "Class B-3SC Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto.

     "Class B-3SC-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class B-3SC Principal Distribution Amount": For any Distribution Date, the Available SC Funds minus the Senior SC Distribution Amount.

     "Class B-3SC Realized Loss": With respect to any Distribution Date, the amount, if any, by which the aggregate Certificate Balance of the Class B-3SC Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the SC Junior Portion of the Saul Centers Retail Pool Loan as of the Due Date in the month in which such Distribution Date occurs.

     "Class  B-4  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto.

     "Class B-4 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-4-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-5  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-20 hereto.

     "Class B-5 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-5-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-6  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-21 hereto.

     "Class B-6 Pass-Through Rate":  A per annum rate equal to 6.93000%.

     "Class B-6-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B-7  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-22 hereto.

     "Class B-7 Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

     "Class B-7-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class B-7H Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-23 hereto.

     "Class B-7H Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

     "Class B-7H-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class Interest Distribution Amount": With respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z (after the Class A-8Z Scheduled Distribution Date if the Balloon Payment due on the Maturity Date of the Comsat Junior Loan is not made), Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, an amount equal to the Interest Accrual Amount thereof for such Distribution Date; with respect to any Distribution Date and the Class PS-1 Certificates, the Interest Accrual Amounts thereof for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

     "Class Interest Shortfall": On any Distribution Date for any Class of Certificates (other than the Class B-3SC Certificates and, prior to the Class A-8Z Scheduled Distribution Date, the Class A-8Z Certificates (and thereafter only if the Balloon Payment due on the Maturity Date of the Comsat Junior Loan is not made)), the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) required to be distributed to the Holders of such Class pursuant to
Section 4.01(b) on such Distribution Date minus the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) actually distributed to such Holders pursuant to such Section, if any.

     "Class PS-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

     "Class PS-1 Pass Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

     "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-27 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-26 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class V-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-24 hereto. The Class V-1 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class V-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibits A-25 hereto. The Class V-2 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Closing Date":  October 24, 1997.

     "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "Collateral Account": As defined in Section 3.30(e). The Collateral Account shall be maintained as an Eligible Account.

     "Collection Account": The trust account or accounts created and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "AMRESCO Services, L.P., in trust for LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Collection Account" and which must be an Eligible Account.

     "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the last day of the preceding
Collection Period (or, in the case of the Distribution Date occurring in November 1997, on the day after the Cut-off Date) and ending at the close of business on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, on the following Business Day).

     "Commission":  The Securities and Exchange Commission.


     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit M-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller.


     "Comsat Junior Loan": The second-lien Mortgage Loan identified as Loan Number 10 on the Mortgage Loan Schedule.

     "Comsat Senior Loan": The first-lien Mortgage Loan identified as Loan Number 10 on the Mortgage Loan Schedule.

     "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603 or the principal trust office of any successor trustee qualified and appointed pursuant to
Section 8.08.

     "Credit  Lease  Insurance  Arbitration  Account":  As  defined  in  Section
3.28(r).

     "Credit Lease Loans": The Circuit City Loans, the Kmart Loans and the Mortgage Loans identified as Loan Numbers 10, 25, 37, 42, 43, 47, 48, 50, 53, 65, 67, 70, 79, 80, 86, 94, 116, 126 and 145 on the Mortgage Loan Schedule.

     "Cross-over Date": means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B, Class A-1C and Class A-1D, Class A-8Z and Class B-3SC Certificates have been reduced to zero.


     "CSSA Reports": Reports substantially in the forms of the CSSA standard reporting package attached as Exhibits M-9, M-10 and M-11, as the same may be modified from time to time.


     "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor or any Affiliate thereof.

     "Cut-off Date":  October 24, 1997.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service required by such Mortgage Loan. Annual debt service shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan by 12.

     "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate. The Default Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Default Interest Distribution Account" and which must be an Eligible Account. The Default Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth on the Mortgage Loan Schedule.

     "Delinquency": Any failure of a Borrower to make a scheduled payment on a Due Date.

     "Delinquency Reduction Amount": In connection with a Delinquency, an amount equal to the scheduled payment (or portion thereof) due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a Borrower under any Mortgage Loan.


     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit M-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent 1 Collection Period, delinquent 2 Collection Periods, delinquent 3 Collection Periods or more, current but specially serviced, or were in foreclosure but were not REO Property.


     "Denomination":  As defined in Section 5.01(a).

     "Depositor": Asset Securitization Corporation, a Delaware corporation, and its successors and assigns.

     "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

     "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": The 11th day of each month or, if such day if not a Business Day, the next succeeding Business Day.

     "Directing Holders":  As defined in Section 3.30(d).

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

     "Discount Rate": With respect to any Class of Certificates, the rate determined by the Trustee, in its good faith, to be the rate (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity equal to the then computed weighted average life (or in the case of the Class A-CS1 and Class PS-1 Certificates, the weighted average life of the interest payments) of such class (rounded to the nearest month), without taking into account the related prepayment of principal.

     "Disqualified  Non-U.S.  Person":  With  respect  to a Class R or  Class LR
Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

     "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Distribution Account" and which must be an Eligible Account.

     "Distribution Date": The 14th day of each month, or if such 14th day is not a Business Day, the Business Day immediately following such 14th day, commencing in November, 1997; provided, however, that in any month, the Distribution Date will be no earlier than the third Business Day following the 11th day of such month; provided, further, that if the 11th day of any month is not a Business Day, the Distribution Date will be the fourth Business Day following the 11th day of such month.

     "Distribution Date Statement":  As defined in Section 4.02(a).

     "Due Date": With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day of the month in which such Distribution Date occurs, or with respect to the Circuit City Loans, the 25th day of the prior month (or in the case of certain of the Mortgage Loans, if the 11th or 25th day is not a business day, as defined in the related Loan Documents, either the next business day or the first preceding business day).

     "Early Termination Notice Date": Any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) the outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans.

     "Eligible Account": Either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aaa" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), which may be an account maintained with the Trustee or the Servicer. Eligible Accounts may bear interest.

     "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

     "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the related Mortgage.

     "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

     "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

     "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

     "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

     "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(e), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

     "Exchange Act":  The Securities Exchange Act of 1934, as amended.

     "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, or report pursuant to
Section 4.02(b)(i) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHA":  The Federal Housing Administration.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Depositor or the Mortgage Loan Seller pursuant to Sections 2.03(d) or 2.03(e), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Servicer, if the Certificate is from the Special Servicer), expects to be finally recoverable. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

     "Financial Market Publisher":  Bloomberg Financial Service.

     "First Boston Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of October 22, 1997 between the Mortgage Loan Seller and First Boston Mortgage Capital LLC.

     "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "Fitch":  Fitch Investors Service, L.P., or its successor in interest.

     "Fixed Voting Rights":  As defined in the definition of "Voting Rights."

     "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

     "FNMA": The Federal National Mortgage Association, or any successor thereto.

     "Global Certificates": The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.


     "Historical Loan Modification Report": A report substantially containing the content described in Exhibit M-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit M-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.


     "Holder": With respect to any Certificate, a Certificateholder; and with respect to any Lower-Tier Regular Interest, the Trustee.

     "Indemnified Party": As defined in Section 8.05(c).

     "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent) addressed to the Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

     "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

     "Instructions":  As defined in Section 3.30(d).

     "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Servicer pursuant to Section 3.08).

     "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class A-CS1, Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses (or in the case of the Class A-8Z Certificates and Class B-3SC Certificates, Class A-8Z Realized Losses and Class B-3SC Realized Losses, respectively) on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class (provided, that any reductions in the Notional Balance of such class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period, shall be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates shall be equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Accrual Period": With respect to any Distribution Date, the period which commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs, provided that the Interest Accrual Period with respect to the Distribution Date occurring in November 1997 shall be assumed to consist of 17 days. Interest for each Interest Accrual Period, other than the Interest Accrual Period with respect to the Distribution Date occurring in November 1997, is calculated based on a 360-day year consisting of twelve 30-day months.

     "Interest Reserve Account": The trust account created and maintained by the Servicer pursuant to Section 3.27, which shall be entitled "AMRESCO Services, L.P., in trust for LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Interest Reserve Account" and which must be an Eligible Account.

     "Interest Reserve Loans":  The Swiss Bank Tower Loan.

     "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Investment Account":  As defined in Section 3.07(a).

     "Investment Representation Letter":  As defined in Section 5.02(c)(i)(A).

     "IRS":  The Internal Revenue Service.

     "Kmart Loans": The Mortgage Loans secured, among other things, by credit leases having Kmart Corporation as the tenant or guarantor, which Mortgage Loans are identified as Loan Numbers 37, 42, 43, 47, 50 and 53 on the Mortgage Loan Schedule.

     "Lease Enhancement Policy": With respect to a Credit Lease Loan, the related insurance policy, if any, covering the exercise by the related credit tenant of certain rights to terminate or abate rent in the event of a casualty or condemnation with respect to the related Mortgaged Property.

     "Liquidation Expenses": Expenses incurred by the Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

     "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

     "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

     "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the Originator or the Mortgage Loan Seller and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

     "Lock-out Period" With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

     "Lower Rate": As defined in the definition of Minimum Defaulted Monthly Payment.

     "Lower-Tier Regular Interests": The Class A-1A-L, Class A-1B-L, Class A-1C-L, Class A-1D-L, Class A-1E-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class A-6-L, Class A-7-L, Class A-8Z-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-3SC-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L and Class B-7H-L Interests.

     "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest and Excess Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Distribution Account.

     "LTV": With respect to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date divided by the appraised value of the Mortgaged Properties securing such Mortgage Loan as evidenced by an Updated Appraisal obtained by the Servicer or an update thereto.

     "MAI":  Member of the Appraisal Institute.

     "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

     "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

     "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

     "Minimum Defaulted Monthly Payment": With respect to any extension pursuant to Section 3.30(c) of a Mortgage Loan that is delinquent in respect of its Balloon Payment, an amount equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof, or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due (in each case calculated with interest at the Mortgage
Rate), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may, in its discretion, agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate"); provided that if, after notice to all Certificateholders, Holders of Certificates evidencing at least 66-2/3% of the Voting Rights of each Class (or, that in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66-2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice within 30 Business Days of the delivery of such notice), direct the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate, provided, further, that, if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate if, after notice to all Certificateholders, holders of Certificates evidencing at least 66-2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower
Rate) shall be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer shall be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

     "Minimum SC Senior Monthly Payment Amount": The amount of each Monthly Payment with respect to the Saul Centers Retail Pool Loan that must be received under the related Loan Documents to avoid the declaration by the mortgagee thereof of a payment default thereunder, which amount as of the date hereof is $942,436.78.

     "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan or, unless the context otherwise requires, any Mortgage Loan as to which a Minimum Defaulted Monthly Payment is required to be made hereunder) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related Borrower on such Due Date under the related Note. With respect to an REO Mortgage Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Moody's":  Moody's Investors Services, Inc., or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first (or, in the case of the Comsat Junior Loan, second) lien on or first priority ownership interest in a Mortgaged Property securing a Note.

     "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xv) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include
(i) any REO Mortgage Loan, Specially Serviced Mortgage Loan or any Mortgage Loan that has been defeased in whole or in part and (ii) the interest in the Westin GC Loan evidenced by the Westin GC Participation, provided, that nothing herein shall be deemed to override the provisions of the Westin GC Participation Agreement with respect to the rights of the Other Participant set forth therein.

     "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Contribution, Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and the Mortgage Loan Seller, a copy of which is attached hereto as Exhibit H.

     "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

          (a)  the Loan Number;

          (b) the property name, city and state where each related Mortgaged Property is located;

          (c)  the annual debt service;

          (d)  the Mortgage Rate;

          (e)  the Maturity Date;

          (f) the Stated Principal Balance as of the Cut-off Date and, as applicable, the allocation of such balance to each related Mortgaged Property;

          (g)  the Originator of such Mortgage Loan; and

          (h)  whether the Mortgage Loan is an Actual/360 Mortgage Loan.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (c) and (f) above for all of the Mortgage Loans. The Mortgage Loan Schedule may also set forth, for selected Mortgage Loans, the net operating income or debt service coverage ratio. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Seller": Nomura Asset Capital Corporation, a Delaware corporation, and its successors in interest.

     "Mortgage Pass-Through Rate": With respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, the Mortgage Pass-Through Rate for any Interest Accrual Period is equal to the Mortgage Rate thereof. The Mortgage Pass-Through Rate with respect to the Actual/360 Mortgage Loans (other than the Swiss Bank Tower Loan) for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. The Mortgage Pass-Through Rate with respect to the Interest Reserve Loans for any Distribution Date (a) relating to any Interest Accrual Period commencing in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) relating to any Interest Accrual Period commencing in any March, May, July, August and October and in any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30. Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

     "Mortgage  Rate":  With  respect  to each  Mortgage  Loan and any  Interest
Accrual Period, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth on the Mortgage Loan Schedule. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.30 hereof.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land (or air rights in the case of the Swiss Bank Tower loan) improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "Net Default Interest":  As defined in Section 3.05(d).

     "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

     "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

     "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan, minus, for any Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, the aggregate of the applicable Servicing Fee Rate and Trustee Fee Rate.

     "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.


     "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit M-8 attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M-8 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).


     "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The judgment or determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor and, in the case of the Special Servicer, to the Servicer, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee if the Certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer, Special Servicer, Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and an appraisal conducted by an MAI appraiser in accordance with MAI standards or any Updated Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Servicing Officer or a Responsible Officer). Any determination of non-recoverability made by the Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Updated Appraisal. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance (and with respect to a proposed P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such a determination).

     "Non-U.S. Person":  A person that is not a U.S. Person.

     "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "Notice of Termination": Any of the notices given to the Trustee by the Servicer or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

     "Notional Amount" or "Notional Balance": With respect to each of the Class PS-1 and Class A-CS1 Certificates, (a) on or prior to the Distribution Date occurring in November 1997, a notional principal amount equal to the aggregate initial Notional Balance of such Class, as specified in the Preliminary Statement hereto, and (b)(i) in the case of the Class A-CS1 Certificates, as of any date of determination after the Distribution Date occurring in November 1997, the Notional Balance of such Class on the Distribution Date immediately prior to such date of determination, after distributions of principal on the Class A-1A Certificates and allocations of Realized Losses on such Class on such prior Distribution Date and (ii) in the case of the Class PS-1 Certificates, as of any Distribution Date after November 1997 a notional principal amount equal to the aggregate Stated Principal Balance of the Mortgage Loans (excluding the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool
Loan) as of the first day of the related Interest Accrual Period.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee or the Servicer, as the case may be.


     "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgage Property, a report substantially containing the content described in Exhibit M-7 attached hereto.


     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Servicer.

     "Originator": Any of (i) the Mortgage Loan Seller, (ii) Bloomfield Acceptance Company, LLC, (iii) First Boston Mortgage Capital LLC and (iv) Bostonia America Lending Group-I.

     "Originator Purchase Agreement": Each of the Bloomfield Purchase Agreement and the First Boston Purchase Agreement.

     "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

     "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06. Unless otherwise indicated, the term "P&I Advance" shall include any Class A-8Z P&I Advance and any Class B-3SC Advance. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

     "Pass-Through Rate": With respect to each Class of Certificates (other than the Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates), the Pass-Through Rate for such Class as set forth below:

      Class                                       Pass-Through Rate
      -----                                       -----------------
      Class A-1A                                  Class A-1A Pass-Through Rate
      Class A-1B                                  Class A-1B Pass-Through Rate
      Class A-1C                                  Class A-1C Pass-Through Rate
      Class A-1D                                  Class A-1D Pass-Through Rate
      Class A-1E                                  Class A-1E Pass-Through Rate
      Class A-CS1                                 Class A-CS1 Pass-Through Rate
      Class PS-1                                  Class PS-1 Pass-Through Rate
      Class A-2                                   Class A-2 Pass-Through Rate
      Class A-3                                   Class A-3 Pass-Through Rate
      Class A-4                                   Class A-4 Pass-Through Rate
      Class A-5                                   Class A-5 Pass-Through Rate
      Class A-6                                   Class A-6 Pass-Through Rate
      Class A-7                                   Class A-7 Pass-Through Rate
      Class A-8Z                                  Class A-8Z Pass-Through Rate
      Class B-1                                   Class B-1 Pass-Through Rate
      Class B-2                                   Class B-2 Pass-Through Rate
      Class B-3                                   Class B-3 Pass-Through Rate
      Class B-4                                   Class B-4 Pass-Through Rate
      Class B-5                                   Class B-5 Pass-Through Rate
      Class B-6                                   Class B-6 Pass-Through Rate
      Class B-7                                   Class B-7 Pass-Through Rate
      Class B-7H                                  Class B-7H Pass-Through Rate

     "Paying Agent":  The paying agent appointed pursuant to Section 5.04.

     "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class V-1, Class V-2, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class V-1, Class V-2, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

        (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (ii)    Federal Housing Administration debentures;

        (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P, Moody's or Fitch, otherwise acceptable to S&P, Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P, Moody's or Fitch, otherwise acceptable to S&P, Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by S&P, Moody's or
                Fitch, otherwise acceptable to S&P, Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the
                Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by S&P, Moody's or Fitch, otherwise acceptable to S&P, Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

        (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest short-term unsecured debt ratings category (or, if not rated by S&P, Moody's or Fitch, otherwise acceptable to S&P, Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

        (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided,  however,  that,  in the  judgment of the  Servicer,  such  instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan":  As defined in Section 5.02(k).

     "Prepayment Assumption": The assumption that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date other than Prepayment Interest Shortfalls relating to any Specially Serviced Mortgage Loan.

     "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, other than an amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the holder of the related Note for prepayment.

     "Principal Distribution Amount": For any Distribution Date will be equal to the sum (exclusive of the Class A-8Z Principal Distribution Amount and the Class B-3SC Principal Distribution Amount) of:

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

     (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

     (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section 2.03 or purchased from the Trust Fund pursuant to Section 9.01;

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

     (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

     (vi) to the extent not included in the preceding clauses (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

     (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any reimbursement for related outstanding P&I Advances allocable to principal and amounts received on a Mortgage Loan which represent recoveries in respect of any Subordinate Class Advance Amount);

     The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

     "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Principal Recovery Fee": An amount equal to 1.00% of all amounts received in respect of a Specially Serviced Mortgage Loan and allocable as a recovery of principal.


     "Private Global Certificate": Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Class B-1, B-2, B-3, B-4, B-5 and B-6 Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.


     "Property Advance": As to any Mortgage Loan, any advance made by the Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.04 or Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

     "Property Protection Expenses": Any costs and expenses incurred by the Servicer or the Special Servicer pursuant to Sections 3.04, 3.08, 3.10(b), 3.10(e), 3.10(f), 3.10(g), 3.10(h), 3.10(k), 3.17(b) and 3.18 or indicated
herein as being a cost or expense of the Trust Fund or the Lower-Tier REMIC or Upper-Tier REMIC to be advanced by the Servicer or the Special Servicer, as applicable.

     "Prospectus": The Depositor's Prospectus Supplement dated October 24, 1997 relating to the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8Z Certificates.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by S&P and Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and "Baa3" or better by Moody's,
(ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" or better by S&P and Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and "Baa3" or better by Moody's and (iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time (or if such company is not rated by Fitch, is rated at least A-VIII by A.M. Best's Key Rating Guide), but in no event lower than "BBB" by S&P and Fitch and "Baa3" by Moody's, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

     "Rated Final Distribution Date": February 14, 2043, the next Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans.

     "Rating Agency": Any of Fitch, Moody's or S&P. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to Fitch and S&P and "Aaa" with respect to Moody's and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

     "Real Property": Land (or, in the case of the Swiss Bank Tower Loan, air rights) or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates (excluding the Class A-8Z and Class B-3SC Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (excluding the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Due Date in the month in which such Distribution Date occurs.

     "Reassignment  of Assignment of Leases,  Rents and Profits":  As defined in
Section 2.01(viii).

     "Record Date": With respect to each Distribution Date, the close of business on the tenth day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the first Distribution Date, for all purposes other than receipt of the distribution pursuant to Section 4.01 on such Distribution Date, the Record Date shall be the Closing Date.

     "Reduction Interest Distribution Amount": For the Class PS-1 Certificates, with respect to any Distribution Date and each of clauses ninth, thirteenth, seventeenth, twenty-first, twenty-fifth, twenty-ninth, thirty-third, thirty-seventh, forty-first, forty-fifth, forty-ninth, fifty-third and fifty-seventh of Section 4.01(b) shall be the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause (B) of each such clause as of such Distribution Date, pursuant to Section 4.01(i).

     "Reduction Interest Pass-Through Rate": (i) With respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-6 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (ii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-5 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (iii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-4 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (iv) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-3 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (v) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-2 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (vi) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class B-1 Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%, (vii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-7 Certificates pursuant to Section 4.01(i), 0.91%, (viii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-6 Certificates pursuant to Section 4.01(i), 1.15%, (ix) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-5 Certificates pursuant to Section 4.01(i), 1.40%, (x) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-4 Certificates pursuant to Section 4.01(i), 1.42%, (xi) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-3 Certificates pursuant to
Section 4.01(i), 1.47% and (xii) with respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-2 Certificates pursuant to Section 4.01(i), 1.52%. With respect to Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the Class A-1E Certificates pursuant to Section 4.01(i), the Weighted Average Net Mortgage Pass-Through Rate minus 6.93%.

     "Reduction Interest Shortfalls": With respect to any Distribution Date and each of the clauses ninth, thirteenth, seventeenth, twenty-first, twenty-fifth, twenty-ninth, thirty-third, thirty-seventh, forty-first, forty-fifth, forty-ninth, fifty-third and fifty-seventh of Section 4.01(b), any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

     "Regular Certificates": The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates.

     "Regulation D":  Regulation D under the Act.

     "Regulation S":  Regulation S under the Act.

     "Regulation S Global Certificate": Each of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates issued as such on the Closing Date.

     "Regulation S Investor": With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

     "Regulation S Transfer Certificate":  As defined in Section 5.02(c)(i)(B).

     "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class or Classes of Lower-Tier Regular Interests, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class PS-1, Class A-CS1, Class V-1, Class V-2, Class R and Class LR), the related Class of Lower-Tier Regular Interest set forth below:

                                                         Related Lower-Tier
Related Certificate                                      Regular Interest
-------------------                                      ----------------

  Class A-1A                                          Class A-1A-L Interest
  Class A-1B                                          Class A-1B-L Interest
  Class A-1C                                          Class A-1C-L Interest
  Class A-1D                                          Class A-1D-L Interest
  Class A-1E                                          Class A-1E-L Interest
  Class A-2                                           Class A-2-L Interest
  Class A-3                                           Class A-3-L Interest
  Class A-4                                           Class A-4-L Interest
  Class A-5                                           Class A-5-L Interest
  Class A-6                                           Class A-6-L Interest
  Class A-7                                           Class A-7-L Interest
  Class A-8Z                                          Class A-8Z-L Interest
  Class B-1                                           Class B-1-L Interest
  Class B-2                                           Class B-2-L Interest
  Class B-3                                           Class B-3-L Interest
  Class B-3SC                                         Class B-3SC-L Interest
  Class B-4                                           Class B-4-L Interest
  Class B-5                                           Class B-5-L Interest
  Class B-6                                           Class B-6-L Interest
  Class B-7                                           Class B-7-L Interest
  Class B-7H                                          Class B-7H-L Interest

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

        (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

        (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

        (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

        (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

        (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": As defined in Section 3.17(b).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.


     "REO Status Report": A report substantially containing the content described in Exhibit M-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).


     "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(d), 2.03(e) or 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer, equal to:

        (i) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Borrower (less any Advances previously made on account of principal); plus

        (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the Borrower up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the Mortgage Rate on the unpaid principal balance of such Mortgage Loan (less any Advances previously made on account of interest); plus

        (iii) any unreimbursed Advances and unpaid Servicing Fees, Trustee Fees and Special Servicing Compensation allocable to such Mortgage Loan together with interest thereon at the Advance Rate; plus

        (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Sections 2.03(d) or 2.03(e), expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

     "Responsible Officer": Any officer of the Asset-Backed Trust Services Department of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

     "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

     "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

     "Rule 144A":  Rule 144A under the Act.

     "Rule 144A Global Certificate": Each of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates issued as such on the Closing Date.

     "Saul Centers Retail Pool Loan": The Mortgage Loan identified as Loan Number 1 on the Mortgage Loan Schedule.

     "S&P":  Standard & Poor's Ratings Services, or its successor in interest.

     "Scheduled Final Distribution Date": As to each Class of Certificates, February 14, 2021, the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

     "SC Principal Distribution Amount": For any Distribution Date will be equal to the sum of:

        (i) the principal component of all scheduled Monthly Payments which become due (if received or advanced) on or in respect of the Saul Centers Retail Pool Loan on the related Due Date;

        (ii) the principal component of all Assumed Scheduled Payments and Minimum Defaulted Monthly Payments due (if received or advanced) on the related Due Date in respect of the Saul Centers Retail Pool Loan;

        (iii) the Stated Principal Balance of the Saul Centers Retail Pool Loan if it was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section 2.03 or purchased from the Trust Fund pursuant to Section 9.01;

        (iv) the portion of Unscheduled Payments allocable to principal of the Saul Centers Retail Pool Loan if it was liquidated during the related Collection Period;

        (v) the principal component of any Balloon Payment and, to the extent not included in the previous clauses, the principal component of any payment on the Saul Centers Retail Pool Loan received after the Maturity Date thereof and during the related Collection Period;

        (vi)    to the extent not  included in the  preceding  clauses  (iii) or
                (iv), all other Principal Prepayments received in respect of the Saul Centers Retail Pool Loan in the related Collection Period; and

        (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period in respect of the Saul Centers Retail Pool Loan.

     "SC Junior Portion of the Saul Centers Retail Pool Loan": as of any date of determination is equal to the Stated Principal Balance of the Saul Centers Retail Pool Loan minus the SC Senior Portion of the Saul Centers Retail Pool Loan.

     "SC Senior Portion of the Saul Centers Retail Pool Loan": as of any date of determination is equal to $121,000,000 minus any Realized Losses allocated in respect of such amount and all amounts previously received or advanced in respect of such amount.

     "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit G hereto.

     "Senior SC Distribution Amount": For any Distribution Date, an amount equal to the sum of (a) interest accrued during the preceding Interest Accrual Period at the Net Mortgage Pass-Through Rate for the SC Senior Portion of the Saul Centers Retail Pool Loan, together with any Interest Shortfalls previously unpaid, plus (b) all scheduled principal due (to the extent received or advanced) on the preceding Due Date on the SC Senior Portion of the Saul Centers Retail Pool Loan and all Unscheduled Payments of principal (up to the remaining principal balance of the SC Senior Portion of the Saul Centers Retail Pool Loan) received during the preceding Collection Period.

     "Servicer": AMRESCO Services, L.P., a Delaware limited partnership, or any successor Servicer appointed as herein provided.

     "Servicer Event of Default":  As defined in Section 7.01(a).

     "Servicer Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) resulting from a Principal Prepayment on a Mortgage Loan during the related Collection Period and prior to the related Due Date, which Principal Prepayment, pursuant to the terms of the related Mortgage Loan, was not permitted to be made on any date other than a Due Date under such Mortgage Loan, but was nonetheless accepted by the Servicer; provided, however, that the aggregate amount of the Servicer Prepayment Interest Shortfall and the Class A-8Z Servicer Prepayment Interest Shortfall with respect to any Interest Accrual Period shall not exceed the amount of the Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment with respect to such Interest Accrual Period.

     "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

     "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the
Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

     "Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

     "Servicing Compensation": With respect to any Distribution Date, the related Servicing Fee and any other fees, charges or other amounts payable to the Servicer on such Distribution Date.

     "Servicing Fee": With respect to each Mortgage Loan (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, on which no Servicing Fee accrues) and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

     "Servicing Fee Rate":  A rate equal to 0.03500% per annum.

     "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": With respect to the Servicer or Special Servicer shall mean the servicing of the Mortgage Loans by the Servicer or Special Servicer solely in the best interests of and for the benefit of all of the Certificateholders (as determined by the Servicer or Special Servicer as the case may be, in its reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgage Loans and this Agreement and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (i) services and administers similar mortgage loans (including, in the case of the Special Servicer, REO mortgage loans) for other third-party portfolios or (ii) administers mortgage loans (including, in the case of the Special Servicer, REO mortgage loans) for its own account, whichever standard is higher, but in any case without regard to:

        (i) any known relationship that the Servicer, the Special Servicer, any subservicer or any Affiliate of the Servicer, the Special Servicer or any subservicer may have with any Borrower or any other parties to the Pooling and Servicing Agreement;

        (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable;

        (iii) the Servicer's or Special Servicer's obligation to make P&I Advances, Property Advances or to incur servicing expenses with respect to the Mortgage Loans;

        (iv) the Servicer's, Special Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

        (v) the ownership, or servicing or management for others, by the Servicer, the Special Servicer or any sub-servicer, of any other mortgage loans or properties.

     "Similar Law": As defined in Section 5.02(k) hereof.

     "Special Servicer": AMRESCO Management, Inc., a Texas corporation, or its successor in interest, or any successor Special Servicer appointed as provided in Section 3.25. In the event that the Servicer is also the Special Servicer hereunder, and the Servicer is terminated or resigns as the Servicer hereunder, the Servicer shall be terminated as the Special Servicer hereunder.

     "Special Servicer Event of Default":  As defined in Section 7.01(b).

     "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee and Principal Recovery Fee which shall be due to the Special Servicer.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Specially Serviced Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

     "Special Servicing Fee Rate": A rate equal to 0.50% per annum (except that if the Special Servicer is, or is an Affiliate of, the Holder or Holders of Certificates, representing greater than 50% of the Voting Rights of the most subordinate Class of Certificates then outstanding, the Special Servicer shall provide written notice thereof to the Servicer and the rate shall equal 0.25% per annum).

     "Special Servicing Period": Any Interest Accrual Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan": Subject to Section 3.26, any Mortgage Loan with respect to which:

        (i) the related Borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan);

        (ii)    the Servicer,  the Trustee or the Fiscal Agent,  individually or
                collectively,   have  made   four   consecutive   P&I   Advances
                (regardless of whether such P&I Advances have been reimbursed);

        (iii) the related Borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

        (iv) the Servicer has received notice that the Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

        (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgage Property securing the Mortgage Loan;

        (vi) a default of which (A) the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and (B) which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Certificateholders;

        (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements;

        (viii) the related Borrower has failed to make a Balloon Payment as and when due; or

        (ix) in the opinion of the Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer.

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

        (a)     with  respect to the  circumstances  described  in clause (i) or
                (ii) or (viii) above, when the Borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to any work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments (including pursuant to any workout of the Mortgage Loan);

        (b)     with respect to the  circumstances  described  in clause  (iii),
                (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer; or

        (c) with respect to the circumstances described in clause (vi) above, when such default is cured;

provided further, however, that at that time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan; and provided further, however, that the Comsat Junior Loan may not be a Specially Serviced Mortgage Loan unless the Comsat Senior Loan is also a Specially Serviced Loan, and that the Saul Centers Retail Pool Loan may not be a Specially Serviced Mortgage Loan unless the SC Senior Portion of the Saul Centers Retail Pool Loan would, if considered as a separate Mortgage Loan, be a Specially Serviced Mortgage Loan.

     "Spread Rate": The Spread Rate for each Class of Certificates is as set forth below:

              Class                                         Spread Rate
              -----                                         -----------
              Class A-CS1.....................................3.000%
              Class PS-1......................................2.000%
              Class A-1A......................................0.500%
              Class A-1B......................................0.640%
              Class A-1C......................................0.720%
              Class A-1D......................................0.800%

     "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, if received from the Borrower or advanced (including Subordinate Class Advance Amounts) by the Servicer, Trustee, or Fiscal Agent,
(ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan and (iii) any principal forgiven by the Special Servicer or Class Interest Shortfalls resulting from reductions or deferrals of interest resulting from modifications made pursuant to Section 3.30 hereof. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has made a Final Recovery Determination is zero.

     "Subordinate Class Advance Amount":  As defined in Section 4.06(d).

     "Successor Manager":  As defined in Section 3.19(b) below.

     "Swiss Bank Tower Loan": The Mortgage Loan identified as Loan Number 11 on the Mortgage Loan Schedule.

     "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Terminated Party":  As defined in Section 7.01(c).

     "Terminating Party":  As defined in Section 7.01(c).

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

     "Transferee Affidavit":  As defined in Section 5.02(l)(ii).

     "Transferor Letter":  As defined in Section 5.02(l)(ii).

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (other than, with respect to the first Distribution Date, interest accrued after a date 17 days prior to the preceding Due Date); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans;
(viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

     "Trust REMICs":  The Lower-Tier REMIC and the Upper-Tier REMIC.

     "Trustee": LaSalle National Bank, a nationally chartered bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.


     "Trustee Fee": With respect to each Mortgage Loan (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, on which no Trustee Fee accrues) and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.


     "Trustee Fee Rate":  A rate equal to 0.00300% per annum.


     "Underwriter":  Nomura Securities International, Inc.


     "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d), 2.03(e) or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer, but excluding Prepayment Premiums, during such Collection Period.

     "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with MAI standards, the costs of which shall be paid as a Property Advance by the Servicer. Updated Appraisals shall be conducted by an MAI appraiser selected by the Servicer after consultation with the Special Servicer.

     "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5 Upper-Tier Distribution Account" and which must be an Eligible Account.

     "Upper-Tier   REMIC":  A  segregated  asset  pool  within  the  Trust  Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

     "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class A-8Z, Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.17% in the case of the Class A-CS1 Certificates, 5.19% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"); provided that the Voting Rights of (i) the Class ACS-1 Certificates will be reduced to zero upon the reduction of the Notional Balance of such class to zero, and (ii) the Class PS-1 Certificates will be reduced to zero on the Distribution Date on which none of the A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are outstanding, (c) in the case of any of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, and Class B-7H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Class A-CS1, Class PS-1, Class A-8Z and Class B-3SC Certificates shall not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan; provided, however, that the Class A-8Z Certificate shall be entitled to vote solely with respect to extensions of the Comsat Junior Loan if the Comsat Senior Loan has been paid in full. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer. The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class pursuant to Section 4.06(e). The Fixed Voting Right Percentage of the Class A-CS1 Certificates shall be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to the Class A-1A Certificates pursuant to Section 4.06(e) based on the amount of such reduction. The Fixed Voting Right Percentage of the Class PS-1 Certificates shall be proportionally reduced upon the allocation of Appraisal Reduction Amounts to the Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2 Class B-3, Class B-4 Class B-5 and Class B-6 Certificates pursuant to Section 4.06(e) based on the amount of such reduction.


     "Watch List": A report substantially containing the content described in Exhibit M-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.


     "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum of the products for each Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan of (i) the Net Mortgage Pass-Through Rate for such Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans, as of their respective Due Date preceding the prior Distribution Date.

     "Weighted Average Pass-Through Rate": With respect to any Interest Accrual Period, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Class PS-1, Class A-CS1, Class A-8Z and Class B-3SC Certificates) and (B) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in the case of clauses
(i) and (ii), any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such class, respectively, occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).

     "Westin GC Loan": The mortgage loan secured by the property identified as the Westin Casuarina Resort on the Mortgage Loan Schedule.

     "Westin GC Participation": The loan participation interest in the Westin GC Loan retained by the Depositor pursuant to the Westin GC Participation Agreement and conveyed to the Trust Fund hereunder.

     "Westin GC Participation Agreement": The Participation Agreement, dated as of October 23, 1997, between the Depositor, as Lead Lender, and the Mortgage Loan Seller, as Participant.

     "Withheld Amounts":  As defined in Section 3.27(a).


     SECTION 1.02.Certain Calculations.

     Unless otherwise specified herein, the following provisions shall apply:

     (a) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Rate.

     (b) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

     (c) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.


     SECTION 1.03.Certain Constructions.

     For purposes of the definitions of "Minimum Defaulted Monthly Payment", "Special Servicing Fee", Section 3.19, Section 3.12, Section 3.25, Section 3.30 and Section 4.06(d), references to the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) outstanding at any time shall mean the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) then outstanding as among the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (and the Classes of Related Lower-Tier Regular Interests, and shall expressly not include the Class A-8Z Certificates or the Class B-3SC Certificates (or Related Lower-Tier Regular Interests)). For such purposes, the Class B-7 and Class B-7H Certificates (and the Classes of Related Lower-Tier Regular Interests) together shall be considered to be one Class and the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates (and the Classes of Related Lower-Tier Regular Interests) collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates other than the Class V-1, Class V-2, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class V-1 Certificates shall be deemed to be outstanding so long as there are any Notes outstanding, the Class V-2 Certificates shall be deemed outstanding so long as there are any Notes outstanding that provide for the payment of Excess Interest, the Class B-7H Certificates and the Class B-7H-L Interest shall be deemed to be outstanding so long as there are any Notes outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01. For purposes of this Agreement, the Class A-CS1 and Class PS-1 Certificates shall be deemed to be outstanding until their respective Notional Balances have been reduced to zero.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES


     SECTION 2.01.Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase and Sale Agreement.

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans (including the Westin GC Participation (except to the extent the Other Participant has an interest in the related loan documents)), including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date (but excluding interest accrued prior to the 17th day preceding the first Due Date following the Cut-off Date). In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement and, in, to and under each Originator Purchase Agreement as assignee of the Mortgage Loan Seller's rights thereunder to the extent related to any Mortgage Loan. The Servicer, Special Servicer or the Trustee shall notify the Mortgage Loan Seller and the Depositor upon such party's becoming aware of any breach of the representations and warranties contained in this Agreement or the Mortgage Loan Purchase and Sale Agreement that gives rise to a cure or repurchase obligation; provided, that the failure of the Servicer, the Special Servicer or Trustee to give such notification shall not constitute a waiver of any cure or repurchase obligation. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in the name of the Servicer on behalf of the Trustee as successor to the Mortgage Loan Seller and the Originators.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned (provided, however, the documents specified in item (ix) shall be delivered only to the Servicer):

        (i) the original of the Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Trustee, without recourse", or in blank, which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the Mortgage Loan Seller (as indicated on the Mortgage Loan Schedule), show a complete chain of endorsement from the Originator to the Trustee;

        (ii) the original recorded Mortgage or counterpart thereof showing the Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

        (iii) an executed Assignment of Mortgage in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located to "LaSalle National Bank, as Trustee, without recourse";

        (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to Trustee;

        (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

        (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

        (vii)   the original  lender's title  insurance  policy (or the original
                pro  forma   title   insurance   policy),   together   with  any
                endorsements thereto;

        (viii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original executed version or counterpart thereof, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

        (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

        (x) copies of the original Management Agreements, if any, for the Mortgaged Property;

        (xi) a copy of the related ground lease, as amended, for the Mortgaged Property, if any;

        (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

        (xiii) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

        (xiv) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

        (xv) with respect to the Westin GC Loan, the Westin GC Participation Agreement; and

        (xvi)   any other written agreements related to the Mortgage Loan.

     On or promptly following the Closing Date, the Servicer shall, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(iv), (v), (viii), (xii), (xiii) and (xiv) have been delivered to it, at the expense of the Depositor, (1) prepare and record (a) each Assignment of Mortgage referred to in Section 2.01(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) prepare and file each UCC-2 or UCC-3 financing statement referred to in Section 2.01(v) or (xiii) which has not yet been submitted for filing. The Servicer shall upon delivery promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Servicer, at the expense of the Depositor, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor, and thereafter the Servicer shall cause each such document to be duly recorded. The Servicer shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1's referred to in Section 2.01(v) to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. The Depositor shall reimburse the Servicer for all out-of-pocket expenses incurred and filing fees paid by the Servicer in connection with its obligations under this paragraph. Copies of recorded or filed Assignments, Reassignments, UCC-1's and UCC-3's shall be delivered to the Trustee by the Depositor or Servicer, as applicable.

     All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

     SECTION 2.02. Acceptance by Custodian and the Trustee.

     If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. With the exception of any Notes listed by the Trustee on an exception report and delivered to the Depositor on the Closing Date, the Trustee hereby acknowledges the receipt of the Notes. The Trustee agrees to review each Mortgage File within 45 days after the later of (a) the Trustee's receipt of such Mortgage File or
(b) execution and delivery of this Agreement, to ascertain that all documents (other than documents referred to in clause (ix) of Section 2.01 which shall be delivered to the Servicer) referred to in Section 2.01 above (in the case of the documents referred to in Section 2.01(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii) and (x) through (xv), as identified to it in writing by the Depositor) and any original recorded documents referred to in the first sentence of this Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall, or shall cause the Mortgage Loan Seller to, deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall, or shall cause the Mortgage Loan Seller to, repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Special Servicer and Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

     In  reviewing  any Mortgage  File  pursuant to the  preceding  paragraph or
Section 2.01, the Servicer shall have no responsibility to cause the Trustee to, and the Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

     The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.


     SECTION 2.03. Representations, Warranties and Covenants of the Depositor.

     (a) The Depositor hereby represents and warrants that:

        (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

        (iii)   This  Agreement has been duly and validly  authorized,  executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

        (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (I) loans secured by first or second mortgages, deeds of trust or similar liens on residential, including single-family and multi-family, commercial or mixed commercial and residential properties, shares issued by private non-profit housing corporations, or manufactured housing contracts, (II) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans described in clause (A)(I) and the participation interests, securities and funding agreements described in clause
                        (A)(II), collectively, "Mortgage Loans"), (III) receivables and loan obligations, whether secured or unsecured, including, but not limited to, retail automotive, truck or manufactured housing installment sale contracts or loans or automotive, truck or manufactured housing leases, consumer or commercial loans or leases, credit card accounts, accounts receivable, corporate receivables, trade receivables, trade bills, boat and recreational vehicle loans, computer or other equipment loans or leases, mobile home loans and pads, construction equipment, dealer and floor plan financing notes, insurance policy loans, medical and health care receivables, municipal and other governmental leases, short-term notes secured by a lien on a small business or all or part of its assets, and loans to lesser-developed countries, (IV) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the receivables and loans described in clause
                        (A)(III) and the participation interests, securities and funding agreements described in clause (A)(IV), collectively, "Receivables");

                (B) to authorize and issue one or more series (each, a "Pass-Through Series") of pass-through securities ("Certificates") pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), each of which Pass-Through Series (I) represents an ownership interest in Mortgage Loans or Receivables, related property and/or collections in respect thereof and (II) may be structured to contain one or more classes of Certificates, each class having the characteristics specified in the related Pooling and Servicing Agreement, and to acquire, own, hold, sell, transfer, assign, pledge, finance or refinance one or more Certificates or classes of Certificates of any Pass-Through Series;

                (C) to establish one or more trusts ("Trusts") to issue, acquire, own, and hold one or more series (each, a "Bond Series") of debt obligations ("Bonds"), each issued pursuant to an indenture ("Indenture"), each of which bond series (I) is collateralized by Mortgage Loans, receivables and any supplemental collateral (the "Supplemental Collateral"; Mortgage Loans, Receivables and Supplemental Collateral, collectively, the "Collateral") and/or related property and/or collections in respect thereof and (II) may be structured to contain one or more classes of Bonds, each class having the characteristics specified in the related Indenture, and to acquire, own, hold, sell, transfer, assign, pledge, finance or refinance one or more Bonds or classes of Bonds of any Bond Series; provided, however, that the Bonds of any Bond Series have been rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, provided further, that the Bonds of any Bond Series other than the initial Bond Series issued by a Trust have been rated in the same or a higher rating category by the nationally recognized statistical rating agency or agencies that rated the initial Bond Series issued by such Trust;

                (D) to issue, acquire, assume, own, hold, sell, transfer, assign, pledge and finance indebtedness that (I) is subordinated to the Bonds; (II) is nonrecourse to the Depositor and the related Trust other than to cash flow on the Collateral securing a Bond Series issued by the related Trust in excess of amounts necessary to pay holders of Bonds ("Bondholders") of such Bond Series;
                        (III) does not constitute a claim against the Depositor to the extent that funds are insufficient to pay such indebtedness; and (IV) does not result in a reduction, withdrawal or qualifying of the rating or ratings then assigned to the Bonds of any Bond Series issued by the Trust issuing such subordinated indebtedness, as confirmed in writing by the nationally recognized statistical rating agency or agencies rating such Bond Series;

                (E) (I) to establish one or more Trusts to engage in any one or more of the activities described in (A) and (D) above, each of which Trusts and any Trust formed to engage in one or more of the activities described in (C) above may deliver to the Depositor Certificates ("Trust Certificates") representing the ownership interest in the assets of such Trust, (II) to acquire, own, hold, sell, transfer, assign, pledge, finance, and otherwise deal with any or all of the Trust Certificates in any Trust that it establishes and (III) to act as settlor or depositor of such Trusts and to invest in or sell Trust Certificates; and

                (F) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing;

     Capitalized terms defined in this clause (v) shall apply only to such clause.

        (vi) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

        (vii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

                (b)     The  Depositor  hereby   represents  and  warrants  with
                        respect to each Mortgage Loan that:

                        (i) Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                        (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

                        (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee;

                        (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                        (v) All of the representations and warranties of the Mortgage Loan Seller contained in the Mortgage Loan Purchase and Sale Agreement are true and correct as of the Cut-off Date;

                        (vi) (1) Such Mortgage Loan is directly secured by a Mortgage on Real Property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that for purposes of this clause
                                (ii) the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and
                                (b) of this clause (ii) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis); and

                        (vii) The information set forth with respect to such Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects as of the dates respecting which such information is given, or if no date is specified, as of the Cut-off Date.

     (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Servicer.

     (d) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(b)(vi) or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the Depositor and the Depositor shall correct such condition or repurchase or cause the Mortgage Loan Seller to repurchase such Mortgage Loan at the Repurchase Price within 90 days of discovery of such failure; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(d) to cure or repurchase a Mortgage Loan which fails to constitute a Qualified Mortgage shall be the sole remedies available to the Trustee against the Depositor respecting, a breach of a representation or warranty set forth in Section 2.03(b)(vi).

     (e) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller in the Mortgage Loan Purchase and Sale Agreement with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the Mortgage Loan Seller and the Mortgage Loan Seller shall, to the extent the Mortgage Loan Seller is obligated to cure or repurchase the related Mortgage Loan under the terms of the Mortgage Loan Purchase and Sale Agreement, either cure such breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the breach as provided in the Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of the Custodian, the Servicer, the Special Servicer, and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in
Section 2.01); provided, however, that in the event that such breach is capable of being cured as determined by the Servicer or the Special Servicer, as applicable, but not within such 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period (other than a breach that is also a breach of Section 2.03(b)(vi) or 2.03(d)), the Mortgage Loan Seller shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90 day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

     (f) Upon receipt by the Servicer from the Depositor or Mortgage Loan Seller of the Repurchase Price for the repurchased Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.03(f), release or cause to be released to the Depositor or the Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or the Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement as it related to such Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and if applicable any rights of the Mortgage Loan Seller or Depositor in, to and under the related Bloomfield Purchase Agreement as it related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

     (g) In the event that the Mortgage Loan Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.03(e) which also constitutes a default under the related Mortgage Loan, the Mortgage Loan Seller shall have a right, subrogated to that of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Servicer shall use reasonable efforts in recovering, or assisting the Mortgage Loan Seller in recovering, from the related Borrower the amount of any such expenses.

     (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense.

     (i) If for any reason the Mortgage Loan Seller or the Depositor fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer shall use reasonable efforts in enforcing any obligation of the Originator to cure or repurchase such Mortgage Loan under the terms of the related Originator Purchase Agreement.

     (j) The Depositor additionally represents, warrants and covenants that: (i) The Depositor will at all times maintain its valid corporate existence in good standing under the laws of the state of its incorporation. The Depositor has otherwise complied and will comply in all respects with the laws of the state of its incorporation, and with all other laws, federal, state, or otherwise, insofar as they are related to its separate corporate existence, and it will observe all requisite corporate formalities.

        (ii) Although all directors and officers of the Depositor, except any director who is Independent, are directors, officers, or employees of the Mortgage Loan Seller and/or Nomura Securities International, Inc. ("NSI"), such persons have not directly received, and will not directly receive, any remuneration from the Depositor for serving as directors or officers of the Depositor. The Depositor is charged and pays a fair estimate, adjusted every six months, of payroll and related expenses for work and services performed by the directors, officers, and employees of the Mortgage Loan Seller or NSI for services performed as directors or officers of the Depositor. The officers and directors of the Depositor, when acting in such capacity, act in the best interests of the Depositor, consistent with their fiduciary duties as directors and officers of such corporation. The Depositor is not obligated to pay or distribute to the Mortgage Loan Seller or any of its affiliates, by dividend or otherwise, any portion of any of its profits or its other assets. The Depositor's profits, if any, may, at the discretion of the Depositor's Board of Directors and subject to applicable law, be transferred by dividend to the Depositor's shareholder(s), which is presently the Mortgage Loan Seller.

        (iii) The Depositor maintains its business in separately allocated and identifiable office space within the offices of its affiliates in New York City. The Depositor's presence at such offices is noted in the building directory and on other signs. As set forth above in connection with payroll expenses, the Depositor is charged and pays rent in an amount corresponding to the portion of the office space allocated to the Depositor.

        (iv) The Depositor has a telephone number different from any telephone numbers of the Mortgage Loan Seller and NSI or any of their affiliates. The Depositor uses its own stationery that indicates its separate telephone number and identifies it as a separate corporate entity.

        (v) The Depositor does not fail to correct any known misunderstanding regarding the separate identity of the Depositor, or purport to operate as an integrated, single economic unit with any of its affiliates in dealing with any unaffiliated entity. Neither the Mortgage Loan Seller nor NSI finances the Depositor's operations or guarantees the Depositor's obligations, and the Depositor does not finance the operations or guarantee the obligations of the Mortgage Loan Seller or NSI; provided, however, that the Mortgage Loan Seller has made capital contributions to the Depositor, and may make additional capital contributions from time to time in connection with the expansion of the Depositor's business or to enable the Depositor to invest in privately-offered Certificates. However, the Mortgage Loan Seller does not pay or subsidize any of the Depositor's normal operating expenses. The Depositor will pay from its own funds its operating expenses and liabilities, including legal fees and expenses, or will reimburse the Mortgage Loan Seller or NSI for any such expenses or liabilities paid by the Mortgage Loan Seller or NSI on the Depositor's behalf. To facilitate the registration process, the Mortgage Loan Seller and/or NSI has advanced and may advance certain expenses of the Depositor associated with the registration process. The Depositor has repaid or will repay to the Mortgage Loan Seller and/or NSI these expenses on an allocable basis out of the proceeds of mortgage pass-through transactions. Neither the Mortgage Loan Seller nor NSI has funded or will fund the Depositor's operating expenses. The assets or creditworthiness of the Mortgage Loan Seller, NSI or any of their affiliates are not held out by the Depositor as being available for the payment of the Depositor's liabilities or obligations, and the assets or creditworthiness of the Depositor are not held out by the Depositor as being available for the payment of the liabilities of the Mortgage Loan Seller, NSI or any of their affiliates other than the Depositor. The assets or creditworthiness of the Depositor are not held out by the Mortgage Loan Seller or NSI, to the knowledge of the Depositor, and the Depositor will not permit that its assets or creditworthiness will be held out by the Mortgage Loan Seller or NSI, as being available for the payment of the liabilities or obligations of the Mortgage Loan Seller, NSI or any of their affiliates. The assets or creditworthiness of the Mortgage Loan Seller, NSI or any of their affiliates are not held out by the Mortgage Loan Seller or NSI, to the knowledge of the Depositor, and the Depositor will not permit that the assets or creditworthiness of the Mortgage Loan Seller or NSI will be held out by the Mortgage Loan Seller or NSI, as being available for the payment of the liabilities of the Depositor. The Depositor's assets are now, and are expected in the future to be, sufficient to pay the Depositor's ongoing expenses as they are incurred and to discharge all of the Depositor's liabilities in the event that the business of the Depositor is required to be liquidated.

        (vi) The separate corporate existence of the Depositor is not used by either the Depositor, or, to the knowledge of the Depositor, by the Mortgage Loan Seller or NSI, and the Depositor will not permit that its separate corporate existence will be used by the Mortgage Loan Seller or NSI, to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

        (vii) The Depositor's existence is not dependent on it being a subsidiary of the Mortgage Loan Seller or an affiliate of NSI and it is expected that the Depositor would be able to maintain its business and affairs even if it were not a subsidiary of the Mortgage Loan Seller or an affiliate of NSI. To the knowledge of the Depositor, the Mortgage Loan Seller's existence is not dependent on the Depositor being its subsidiary and it is expected that the Mortgage Loan Seller would be able to maintain its business and affairs even if the Depositor were not its subsidiary. To the knowledge of the Depositor, the Mortgage Loan Seller's existence is not dependent on the Depositor being its affiliate and it is expected that NSI would be able to maintain its business and affairs even if the Depositor were not its affiliate. The Depositor conducts its business separate and apart from the business conducted by any other person or entity.

        (viii) The Depositor maintains corporate records distinct and separately identifiable from the corporate records of the Mortgage Loan Seller, NSI and any other person or entity. The Depositor prepares monthly financial records distinct and separately identifiable from the financial records of the Mortgage Loan Seller, NSI or any of their affiliates. These statements and reports are prepared and maintained in accordance with generally accepted accounting principles, susceptible to audit and audited, at least annually, in connection with the audit of the Depositor and its affiliates on a consolidated basis by independent public accountants in accordance with generally accepted auditing standards. Such consolidated financial statements will henceforth indicate that the assets of the Depositor are not available to satisfy the creditors of any entity other than the Depositor. The Depositor keeps its funds separate and apart from the funds of the Mortgage Loan Seller, NSI and any of their affiliates, and its other assets are separately identifiable and distinguishable from the assets of the Mortgage Loan Seller, NSI and any of their affiliates.

        (ix) The Depositor acts solely in its own corporate name and solely through its duly authorized officers or agents. The Depositor complies with the provisions of its Certificate of Incorporation and its By-Laws and complies in all material respects, in connection with its separate existence, with the laws of the state in which it is incorporated. In addition, the sole shareholder and the Board of Directors of the Depositor hold all such meetings or execute consents necessary to authorize corporate action by the Depositor, and the Depositor maintains appropriate minutes of such meetings or records of its written consents. The Depositor observes all requisite corporate formalities.

        (x) All transactions between the Mortgage Loan Seller or NSI (or any of their affiliates), on the one hand, and the Depositor, on the other, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of the Depositor, and to the knowledge of the Depositor, in the appropriate books and records of the Mortgage Loan Seller or NSI, if the Mortgage Loan Seller or NSI is a party to such transaction. All such transactions are fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are made in good faith and without any actual intent to hinder, delay, or defraud creditors. The Depositor will not take any action, and will not engage in transactions with the Mortgage Loan Seller, NSI or any of their affiliates unless the respective Boards of Directors or officers, as appropriate, of the Depositor and the Mortgage Loan Seller or NSI, if the Mortgage Loan Seller or NSI, respectively, is a party to such transaction, determine in a reasonable fashion that such actions or transactions are in their respective companies' best interests.

        (xi) The Depositor intends the transfer of the Mortgage Loans from the Mortgage Loan Seller to the Depositor pursuant to the Mortgage Loan Purchase and Sale Agreement to be a sale of the Mortgage Loans. The Depositor intends the transfer of the Mortgage Loans from the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement, and the transfer of Certificates to NSI (all Certificates so transferred, the "NSI Certificates"), to be sales from the Depositor to the Trustee (the "Depositor/Trustee Transfer") and from the Depositor to NSI (the "Depositor/NSI Transfer"), respectively. The Depositor will treat the transfer of the Mortgage Loans, the Depositor/Trustee Transfer and the Depositor/NSI Transfer as sales for accounting and tax purposes. The purchase prices for the Mortgage Loans and the NSI Certificates reflect the good faith determinations of the Depositor of the fair market value of the Mortgage Loans and the NSI Certificates, respectively, and are equal to the prices that the Depositor believes would be paid in sales of the Mortgage Loans or the NSI Certificates between non-affiliated entities. No provision exists whereby such consideration may be modified subsequent to closing, and the Depositor has no obligation to repay such consideration, or interest thereon, to the Trustee or NSI, as applicable. The Depositor will receive the consideration for the NSI Certificates.

        (xii) The Depositor irrevocably transfers and relinquishes all rights with respect to the Mortgage Loans and, specifically, has no right to sell, pledge or otherwise dispose of the Mortgage Loans. Subject to the terms of the Pooling and Servicing Agreement, the Trustee is free to deal with the Mortgage Loans as trustee of trust property on behalf of the Certificateholders. The Depositor transfers the Mortgage Loans without recourse and has no obligation to deliver other property to the Trustee either in substitution for or in addition to the Mortgage Loans in the event of a credit loss or decline in value of the Mortgage Loans. The Depositor has no right to transfer the Mortgage Loans back to the Mortgage Loan Seller.

        (xiii) The Depositor has not transferred the Mortgage Loans in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an actual intent to hinder, delay or defraud any of its creditors.

        (xiv) The assets of the Depositor are now, and are expected in the future to be, sufficient to pay the ongoing business expenses of the Depositor as they are incurred and to discharge all of its liabilities in the event that the business of the Depositor is required to be liquidated.

        (xv) The property remaining in the hands of the Depositor after giving effect to the Transfers is not an unreasonably small amount of capital for the business in which the Depositor is engaged.


     SECTION 2.04. Representations, Warranties and Covenants of the Servicer, Special Servicer and Trustee.

     (a) The Servicer, as Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

        (i) The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement; to the best knowledge of the Servicer, it is not required to become licensed for such purposes with respect to the Cayman Islands, but the Servicer shall become so licensed if so required;

        (ii) The Servicer has the full partnership power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's certificate of limited partnership or partnership agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

        (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite partnership action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

        (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

        (v) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

        (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (b) The Special Servicer, as Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

        (i) The Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement; to the best knowledge of the Special Servicer, it is not required to become licensed for such purposes with respect to the Cayman Islands, but the Special Servicer shall become so licensed if so required;

        (ii) The Special Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

        (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

        (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

        (v) There is no action, suit, proceeding or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Special Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in
                connection  with  the   obligations  of  the  Special   Servicer
                contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement; and

        (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Servicer, Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Seller.

     (d) The Trustee hereby represents and warrants that as of the Closing Date:

        (i) The Trustee is a nationally chartered bank duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

        (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-trustee or separate trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.


     SECTION  2.05.   Execution  and  Delivery  of  Certificates;   Issuance  of
Lower-Tier Regular Interests.

     The Trustee acknowledges the assignment to it of the Mortgage Loans (including the Westin GC Participation) and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section
2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (ii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1A, Class A-1B, Class A- 1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (ii)) and Lower Tier Regular Interests evidence ownership of the entire Trust Fund.


     SECTION 2.06. Miscellaneous REMIC and Grantor Trust Provisions.

     (a) The Class A-1A-L, Class A-1B-L, Class A-1C-L, Class A-1D-L, Class A-1E-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class A-6-L, Class A-7-L, Class A-8Z-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-3SC-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L and Class B-7H-L Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole Class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-CS1 Certificates represent a "specified portion" of the interest payments on the Class A-1A-L Interest within the meaning of Treasury Regulations Section 1.860G-1(a)(2). The Class PS-1 Certificateholders represent a "specified portion" of the interest payments on the Class A-1A-L, the Class A-1B-L, the Class A-1C-L, the Class A-1D-L, the Class A-1E-L, Class A-2-L, Class A-3-L, Class A-4-L, Class A-5-L, Class A-6-L, Class A-7-L, Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L and Class B-7H-L Interests, within the meaning of Treasury Regulations Section 1.860G-1(a)(2). The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Scheduled Final Distribution Date. The initial Certificate Balance of each Class of the Lower-Tier Regular Interests is equal to the Certificate Balance of the Related Certificates. The interest rate for each Class of Lower-Tier Regular Interests (other than the Class A-8Z-L Interest and the Class B-3SC-L Interest) is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The interest rate for the Class A-8Z-L Interest is the Mortgage Pass-Through Rate on the Comsat Junior Loan. The Class B-3SC-L Interest has no interest rate and is not entitled to distributions of interest.

     (b) The Class V-1 Certificates represent pro rata undivided beneficial interests in the Default Interest subject to the liability of the Trust Fund to pay Advance Interest Amounts. The Class V-2 Certificates represent beneficial pro rata undivided interests in the Excess Interest. The Class V-1 and Class V-2 Certificates do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

     (c) None of the Depositor, the Trustee, the Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS


     SECTION 3.01. Servicer to Act as Servicer; Administration of the Mortgage Loans.

     (a) The Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard.

     The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section
6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard, the Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09, 3.10 and 3.30, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10, 3.28 and 3.30 or the definition of Minimum Defaulted Monthly Payment hereof. The Servicer and Special Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

     (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due
Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note, the Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

     (c) Each of the Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement and (ii) no sub-servicer retained by the Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28 or 3.30 (or the definition of Minimum Defaulted Monthly Payment), and
(iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).

     Any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

     (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or Servicer, as applicable, set forth in
Section 3.01(c). In such event, the Trustee, the Servicer or the successor Servicer or the Special Servicer, as applicable, shall be deemed to have assumed all of the Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee, the Servicer or such successor Servicer or successor Special Servicer, as applicable, except that the Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee, the Servicer or the successor Servicer or successor Special Servicer, as applicable.

     In the event that the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, the Servicer or Special Servicer shall at its own expense (except in the event that the Servicer is terminated pursuant to Section 6.04(c), in which event, at the expense of the Certificateholders effecting such termination) deliver to the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable.


     SECTION 3.02. Liability of the Servicer.

     Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.


     SECTION 3.03. Collection of Certain Mortgage Loan Payments.

     (a) The Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. With respect to each Specially Serviced Mortgage Loan, the Special Servicer shall use its reasonable efforts to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof and shall provide copies thereof to the Servicer as provided herein. The Servicer shall provide at least six months' notice to the Special Servicer and Borrowers of Balloon Payments coming due. Consistent with the foregoing, the Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. In addition, the Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.28 hereof.

     (b) In the event that the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee.


     SECTION 3.04. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     (a) With respect to each Mortgage Loan (other than any REO Mortgage Loan), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall advance the amount of any shortfall as a Property Advance unless the Servicer determines in its good faith business judgment that such Advance would be a
Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related
Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "AMRESCO Services, L.P., as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, and Various Borrowers". Withdrawals from an Escrow Account may be made by the Servicer only:

        (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

        (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

        (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

        (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

        (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

        (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.


     SECTION  3.05.  Collection  Account;   Distribution   Account;   Upper-Tier
Distribution Account; Default Interest Distribution Account; and Excess Interest Distribution Account.

     (a) The Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

        (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

        (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

        (iii)   any  amounts  required  to  be  deposited  pursuant  to  Section
                3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

        (iv)    all Net REO Proceeds  withdrawn from an REO Account  pursuant to
                Section   3.17(b)  and  all  Net  Insurance   Proceeds  and  Net
                Liquidation Proceeds;

        (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Servicer or Special Servicer as provided herein;

        (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) and
                (e) hereof; and

        (vii) any Servicer Prepayment Interest Shortfalls and any Class A-8Z Servicer Prepayment Interest Shortfalls.

     The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Servicer deposits in the Collection
Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Distribution Account shall be established and maintained as an Eligible Account.

     (c) The Trustee shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the amount of Available Funds, Class A-8Z Available Funds and Class B-3SC Available Funds (including P&I Advances) and Prepayment Premiums to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(a)(ii) hereof on such date.

     (d) Prior to the Servicer Remittance Date relating to any Collection Period, in which Default Interest is received, the Trustee shall establish and maintain the Default Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-1 Certificates. The Default Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to each Distribution Date, the Servicer shall remit to the Trustee for deposit in the Default Interest Distribution Account an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (iii) of Section 3.06 (such amount, if any, the "Net Default Interest" for such Distribution Date).

     (e) Prior to the Servicer Remittance Date relating to any Collection Period, in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

     (f) Funds in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account and the Excess Interest Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.


     SECTION 3.06. Permitted Withdrawals from the Collection Account.

     The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

        (i) to remit to the Trustee for deposit in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, and the Excess Interest Distribution Account, the amounts required to be deposited in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, and the Excess Interest Distribution Account pursuant to Sections 4.06, 3.05(c), 3.05(d), 3.27(a) and 3.05(e);

        (ii) to pay or reimburse the Trustee, the Fiscal Agent, the Servicer and the Special Servicer for Advances (provided, that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement), the Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made (provided, however, that reimbursement of Class A-8Z P&I Advances shall be limited to any collections on or in respect of the Comsat Junior Loan, and reimbursement of Class B-3SC Advances shall be limited to any collections on or in respect of the Saul Centers Retail Pool Loan in excess of the Senior SC Distribution Amount), (y) with respect to P&I Advances, any Subordinate Class Advance Amounts with respect to the related Distribution Date as provided in Section 4.06(d), or
                (z) any other amounts in the Collection Account in the event that such Advances or any Advance Interest Amount have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

        (iii) (A) to pay to the Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances and (B) to pay to the Servicer, Special Servicer, Trustee or Fiscal Agent any Advance Interest Amounts not relating to any P&I Advances (provided, however, that payment of Advance Interest Amounts in respect of Class A-8Z P&I Advances shall be limited to any collections on or in respect of the Comsat Junior Loan, and payment of Advance Interest Amounts in respect of Class B-3SC Advances shall be limited to any collections on or in respect of the Saul Centers Retail Pool Loan in excess of the Senior SC Distribution Amount, and collections on the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan shall be unavailable with respect to advances other than Class A-8Z P&I Advances and Class B-3SC Advances), in each case, first, out of any collected Default Interest (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

        (iv) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding month, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time to the Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account) (the Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause (iv));

        (v) to remit to the Distribution Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

        (vi) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller or other Originator, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to
                Section 2.03(d), Section 2.03(e), Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

        (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c),
                Section 3.08(a) and (b), Section 3.10, Section 3.12(e), Section 3.17(a), (b) and (c), Section 3.18(a), the fourth paragraph of
                Section 3.22, Section 6.03,  Section 7.04,  Section  8.01(c)(v),
                Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

        (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

        (ix) to pay to the participant or participants (the "Other Participant") in the Westin GC Participation, other than the Trustee as assignee of the Depositor under the Westin GC Participation Agreement, the amount of any payment to which the Other Participant is entitled under the Westin GC Participation Agreement;

        (x) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

        (xi)    to clear  and  terminate  the  Collection  Account  pursuant  to
                Section 9.01.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(vii) above.

     The  Servicer  shall pay to the  Trustee,  the Fiscal  Agent or the Special
Servicer  from the  Collection  Account  (to the  extent  permitted  by  clauses
(i)-(vii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

     The Trustee, the Fiscal Agent, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC.


     SECTION 3.07. Investment of Funds in the Collection Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts, the Interest Reserve Account and the Reserve Accounts.

     (a) The Servicer (or with respect to any REO Account, the Special Servicer, or with respect to the Interest Reserve Account, Nomura Asset Capital Corporation) may direct any depository institution maintaining the Collection Account, any Borrower Accounts (subject to the second succeeding sentence), the Interest Reserve Account and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer, the Special Servicer or by Nomura Asset Capital Corporation, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer (or Nomura Asset Capital Corporation, with respect to the Interest Reserve Account, or the Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer, the Special Servicer, Nomura Asset Capital Corporation, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Servicer shall have no responsibility or liability with respect to the investment directions of Nomura Asset Capital Corporation, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (or the Special Servicer or Nomura Asset Capital Corporation, as applicable) shall:

        (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

        (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer or Nomura Asset Capital Corporation, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Interest Reserve Account, which shall be for the benefit of Nomura Asset Capital Corporation) and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable, and if held in the Interest Reserve Account, shall be subject to withdrawal by Nomura Asset Capital Corporation pursuant to written instructions. The Servicer (or with respect to any REO Account, the Special Servicer, or with respect to the Interest Reserve Account, Nomura Asset Capital Corporation) shall deposit from its own funds into the Collection Account, any REO Account or the Interest Reserve Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Servicer, Special Servicer, or Nomura Asset Capital Corporation, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense.


     SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

     (a) The Servicer on behalf of the Trustee, as mortgagee, shall cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other loan document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, the Servicer will use its best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions of this Agreement concerning Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Servicer or Special Servicer as a Property Advance and shall be reimbursable to the Servicer or Special Servicer with interest at the Advance Rate, which reimbursement may be effected under Section 3.06(ii) or (vii).

     The Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     All insurance policies required hereunder shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

     Notwithstanding the foregoing provisions of this Section 3.08(a), the Servicer may permit the credit tenants with respect to Kmart Loans to self-insure with respect to the risks required to be insured against by this
Section 3.08(a) in accordance with the terms of the related Credit Lease.

     Any determination made by the Servicer or Special Servicer that insurance is not commercially reasonably available shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

     (b) (I) If the Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer or the Special Servicer hereunder, as applicable, the Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

         (II) If the Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) in which case the Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) The Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer and the Special Servicer, as applicable. In addition, the Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.


     SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

        (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

        (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,


then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (x) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the Borrower or (y) the Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause. If the Servicer or Special Servicer, as applicable, determines that granting of such consent would likely result in a greater recovery or such provision is not legally enforceable, the Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that
(a) the credit status of the prospective new Borrower is in compliance with the Servicer's or Special Servicer's regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Servicer or Special Servicer) and the terms of the related Mortgage and (b) the Servicer or Special Servicer has received written confirmation from each of Fitch, Moody's and S&P that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, such written confirmation shall not be required from any of the Rating Agencies. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Servicer or Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Servicer, if applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.


     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

        (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

        (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance, if the Servicer or Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such consent would be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of Fitch, Moody's and S&P that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

     (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.30.

     (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

        (i) In the event such Mortgage Loan requires that the Servicer on behalf of the Trustee purchase the required U.S. government obligations, the Servicer shall purchase such obligations in accordance with the terms of such Mortgage Loan; provided, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

        (ii) In the event that such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

        (iii) To the extent not inconsistent with such Mortgage Loan, the Servicer shall require an Opinion of Counsel to the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

        (iv) To the extent not inconsistent with the Mortgage Loan, the Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

        (v) Prior to permitting release of any Mortgaged Properties through defeasance, to the extent not inconsistent with the related Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

        (vi) Prior to permitting release of any Mortgaged Property through defeasance, if the related Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.


     SECTION 3.10. Appraisals; Realization Upon Defaulted Mortgage Loans.

     (a)  Contemporaneously  with the earliest of (i) the effective  date of any
(A) modification of a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, or any other term of a Mortgage Loan, (B) extension of the Maturity Date of a Mortgage Loan as described below in Section 3.30(c), or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan, (ii) the occurrence of any Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests that an Updated Appraisal be obtained, the Servicer (after consultation with the Special Servicer) shall obtain an Updated Appraisal; provided, however, that the Servicer shall not be required to obtain an Updated Appraisal pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an appraisal which is less than twelve months old. The Servicer shall obtain letter updates to each Updated Appraisal annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan. For so long as any Mortgage Loan for which an Updated Appraisal has been obtained is included in the Trust Fund, the Servicer shall obtain a new Updated Appraisal with respect to an Updated Appraisal which is more than two years old. The Servicer shall send all such letter updates and Updated Appraisals to the Rating Agencies.

     (b) Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, except as otherwise specifically provided in Section 3.09(a) and
(b), the Special Servicer may, consistent with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.30 hereof. In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer shall pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii), (iii) and (vii). If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding shall be paid by the Directing Certificateholders or the Special Servicer, without reimbursement therefor by the Trust Fund.

     (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

     (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

        (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

        (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule until such principal has been paid in full and then to Excess Interest and other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

        (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

        (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

     (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

     (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

     (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Servicer shall advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance
Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

     (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgage Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction. The Special Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

     (j) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall deliver a copy of any such report to the Trustee.

     (k) The costs of any Updated  Appraisal  obtained  pursuant to this Section
3.10 shall be paid by the Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this Section 3.10).


     SECTION 3.11. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

     From time to time upon request of the Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Servicer or Special Servicer, as applicable.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.


     SECTION  3.12.   Servicing  Fees,   Trustee  Fees  and  Special   Servicing
Compensation.

     (a) As compensation for its activities hereunder, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in
Section 3.06(iv). The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans (and not otherwise payable to the Special Servicer pursuant to Section 3.12(b)), any late payment charges, Assumption Fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Servicer shall not be entitled to apply or retain any amounts as additional compensation, any late payment charges with respect to any Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. The Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), the Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, and the Excess Interest Distribution Account, any interest or other income earned on deposits therein. Notwithstanding the foregoing, the Servicing Fee and investment income earned on any Principal Prepayments during the related Collection Period and due to the Servicer on any Distribution Date shall be reduced by the amount of any Servicer Prepayment Interest Shortfalls.

     As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, (i) to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees, loan service transaction fees, demand fees, statement charges and other fees relating to any Specially Serviced Mortgage Loan or with respect to servicing activities performed by the Special Servicer and, for any modification, extension or other action by the Special Servicer for which the consent of, or review by, the Servicer is required, one-half of any modification, extension or other fees payable by the related Borrower in connection therewith and (ii) any interest or other income earned on deposits in the REO Accounts. If a review by, or the consent of, the Servicer is not required in connection with an extension, modification or other action, the Special Servicer shall be entitled to the full amount of any modification, extension or other fees.

     Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     (c) In addition to the Special Servicing Fees provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Principal Recovery Fee; provided, however, that no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by the Mortgage Loan Seller pursuant to any repurchase obligation under the Mortgage Loan Purchase and Sale Agreement or by the Originators pursuant to their obligations under the Original Purchase Agreements or (ii) by the Servicer, the Depositor or Certificateholders pursuant to Section 9.01.

     (d) Notwithstanding the foregoing, in the event that the Special Servicer is, or is an Affiliate of, or has an economic arrangement for the purpose of retaining the full Special Servicing Fee Rate with, the Holder or Holders of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding, the Special Servicer shall provide written notice thereof to the Servicer and the Special Servicer shall be entitled to receive a Special Servicing Fee that accrues at a rate equal to one-half of the Special Servicing Fee Rate.

     (e) The Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

     (f) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

     If the Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.


     SECTION 3.13. Reports to the Trustee; Collection Account Statements.

     (a) The Servicer shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. Central time on the Business Day prior to the Servicer Remittance Date prior to each Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds, Class A-8Z Available Funds and Class B-3SC Available Funds for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under
Section 3.26.

     (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee and the Fiscal Agent a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

     (c) No later than 12:00 noon Central time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report;
(v) an REO Status Report; and (vi) CSSA Reports. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one Business Day prior to the related Servicer Remittance Date in the form required by Section
3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

     (d) The Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

     (i) At least annually by June 30th, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Mortgage
Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

     (ii) Within thirty days after receipt by the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

The Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Servicer and such updated report delivered to the Trustee within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property. The Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

     The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer the information required pursuant to this Section 3.13(d) with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans on or before June 10th of each year, commencing on June 10, 1998, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

     (e) No later than 12:00 noon Central time on the Servicer Remittance Date, beginning in December 1997, the Servicer shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming
Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one Collection Period delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity.

     The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

     (f) At least one Business Day prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and S&P and, upon the request of any of the Trustee, the Depositor or any other Rating Agency, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; and (vi) a Watch List. Such reports shall be presented in writing and on a computer readable magnetic medium.

     (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and S&P and, upon the request of any of the Trustee, the Depositor or any other Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

     (i) Annually, on or before June 10 of each year, commencing with June 10, 1998, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

     (ii)  Within 10 days of  receipt  by the  Special  Servicer  of any  annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. In addition, the Special Servicer shall with respect to any such report after January 1, 1998 provide each such report to the Servicer in the then applicable CSSA format. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Servicer within ten days after receipt of the necessary information.

     (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.


     SECTION 3.14. Annual Statement as to Compliance.

     The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 1998, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision,
(ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.


     SECTION 3.15. Annual Independent Public Accountants' Servicing Report.

     On or before March 15 of each year, beginning with March 15, 1998, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.


     SECTION 3.16. Access to Certain Documentation.

     The Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.


     SECTION 3.17. Title and Management of REO Properties and REO Account Properties.

     (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

     (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

        (i)     all  insurance  premiums  due and  payable in respect of any REO
                Property;

        (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

        (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

        (iv) any taxes imposed on the Upper Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Servicer at least five Business Days prior to the date that such amounts are due, the Servicer shall advance the amount of such shortfall unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer hereunder. The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, the Special Servicer shall not:

        (i)     permit  the Trust  Fund to enter  into,  renew or extend any New
                Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

        (ii)    permit any amount to be received or accrued under any New Lease,
                other  than  amounts  that  will  constitute   Rents  from  Real
                Property;

        (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

        (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     The Special Servicer shall be required to contract with an Independent Contractor (acceptable to each Rating Agency as evidenced by written confirmation that contracting with such Independent Contractor would not, in and of itself cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates), the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

        (i)     the  terms  and   conditions  of  any  such  contract  shall  be
                reasonable and customary for the area and type of property and shall not be inconsistent herewith;

        (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

        (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

        (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall notify the Servicer thereof, and, upon receipt of such notice, the Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Updated Appraisal with respect thereto is more than 12 months old, in order to determine the fair market value of such REO Property and shall notify the Depositor, the Special Servicer and the Trustee hereto of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards and the cost thereof shall be an expense of the Trust Fund. The Servicer shall obtain a new Updated Appraisal or a letter update every 12 months thereafter.

     (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).


     SECTION 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties.

     (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with Section 3.10, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that pursuant to Section 3.10, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer (of at least three offers) received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

     In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or is determined to be a fair price by the Trustee in accordance with
Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then-current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not an Affiliate of the Special Servicer. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to the Rated Final Distribution Date.

     (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

     (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Servicer, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or, if the offeror is an Interested Person, the Servicer (or the Trustee, if the Servicer is an offeror).

     (d) The Special Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with the IRS at the time and in the manner required by the Code.

     (e) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(iv).

     SECTION 3.19. Additional Obligations of the Servicer and the Special Servicer; Inspections.

     (a) The Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in December 1997 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (C) if the Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan, (ii) has a debt service coverage ratio of less than 1.0 or (iii) is delinquent for 60 days, each related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies, within 20 days of completion, each inspection report.

     (b) With respect to each Mortgage Loan, the Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement, provided, that, if such right accrues under the related Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Servicer (or Special Servicer, if applicable) shall irrevocably waive such right with respect to such date. In the event the Servicer (or Special Servicer, as applicable) is entitled to terminate the Manager, the Servicer (or Special Servicer, as applicable) shall promptly give notice to the Trustee (who shall copy the Certificateholders), the Originator, the Depositor, and each Rating Agency. After receipt of such notice, the most subordinate Class of Certificates then outstanding shall have the right to recommend termination of the Manager, and if so, to recommend a Successor Manager (meeting the requirements set forth below). Certificateholders representing Percentage Interests of greater than 50% of such subordinate Class of Certificates will have ten Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the Manager and appoint a Successor Manager, the Servicer (or Special Servicer, as applicable) shall give notice of such recommendation to the Trustee (who shall copy the Certificateholders), and the Servicer (or Special Servicer, as applicable) shall effect such recommendation unless: (i) within five Business Days of the receipt of notice of such recommendation, Certificateholders representing Percentage Interests of greater than 50% of any Class of Certificates then outstanding which was assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager in which case the Servicer (or Special Servicer, as applicable) shall procure a Successor Manager as set forth in the following sentence; or (ii) the Servicer (or Special Servicer, as applicable) determines that effecting such recommendation to terminate is not consistent with the Servicing Standard, the Servicer (or Special Servicer, as applicable) shall only effect such recommendation if within 30 days of giving notice to all other Holders the Servicer (or Special Servicer, as applicable) has not received a rejection of such recommendation from Holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates then outstanding which is assigned a rating by any Rating Agency on the Closing Date. If the Servicer (or Special Servicer, as applicable) does not receive a required response (or if the response received is inconsistent) or in the event a Manager is otherwise terminated or resigns under the related
Mortgage or Management Agreement and the related Borrower does not appoint a Successor Manager, the Servicer (or Special Servicer, as applicable) shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Servicer (or Special Servicer, as applicable). For the purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Servicer (or Special Servicer, as applicable) and a professional management corporation or business entity which (i) manages, and is experienced in managing, other comparable commercial properties, (ii) will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates by each of Fitch, Moody's and S&P and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

     SECTION 3.20. Authenticating Agent.

     The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

     SECTION 3.21. Appointment of Custodians.

     The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and S&P and "Baa2" from Moody's , unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.21 shall be issued by a Qualified Insurer.

     SECTION 3.22. Reports to the Securities and Exchange Commission; Available Information.

     (a) The Servicer shall prepare and sign, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that (i) the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund and (ii) the Special Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Special Servicer. Each Exchange Act Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, or report pursuant to Section 4.02(b)(i) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Direct Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year based on information provided by the Trustee. The Trustee shall provide the Servicer and the Special Servicer with a list of Certificateholders and Direct Participants holding Public Certificates as of December 31 of the related year no later than two Business Days prior to the date on which the Servicer or Special Servicer, as applicable, is required to deliver the related Exchange Act Report to the Trustee. For each Exchange Act Report, the Servicer or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee, the Depositor and the Servicer or the Special Servicer may agree), provided, that, with respect to the electronic version of each Exchange Act Report consisting of a monthly Distribution Date Statement, the Servicer need only deliver an electronic version of the related Form 8-K and the Trustee shall attach an electronic version of the related monthly Distribution Date Statement thereto as an exhibit. Exchange Act Reports consisting of (i) a monthly Distribution Date Statement shall be filed within ten days after the related Distribution Date; (ii) a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, NOI Adjustment Worksheet, Watch List, or report pursuant to Section 4.02(b)(i) shall be filed within ten days after each Distribution Date; and
(iii) an Annual Compliance Report shall be filed on or prior to March 15 of each calendar year. Electronic versions of each Exchange Act Report shall be delivered to the Trustee on a computer diskette (delivered by courier in packaging designed to shield such diskette from damage in transmission) or by means of electronic data transfer system mutually agreed upon by the Trustee and the Servicer or Special Servicer. The Trustee shall forward each Exchange Act Report to the Depositor in a manner and in a format agreed upon by the Trustee and the Depositor. Manually-signed copies of each Exchange Act Report shall be delivered to the Depositor to the attention of William Kramer (or such other Persons as are designated in writing by the Depositor), with a copy to the Trustee.

     If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Servicer or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Trustee for forwarding to the Depositor as provided above. The Servicer or the Special Servicer, as applicable, shall deliver the related report in electronic form to the Trustee when such information is available and such completed report shall be forwarded electronically by the Trustee to the Depositor.

     None of the Servicer, the Special Servicer and the Trustee shall (i) file a Form ID with respect to the Depositor or (ii) cause the Trust Fund to stop filing reports, statements and information with the Commission pursuant to this Section unless directed to do so by the Depositor or the continued reporting is prohibited under the Exchange Act or any regulations thereunder. Upon the written request of the Depositor, the Servicer shall file a Form 15 relating to the Trust Fund with the Commission and send a copy thereof to the Trustee and the Depositor.

     The Trustee shall, at the written direction of the Depositor, solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

     (b) [Intentionally left blank].

     (c) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Servicer deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

     (d) [Intentionally left blank].

     The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items:
(i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to
Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

     (e) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.22, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

     (f) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.


     SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.

     SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts,  Escrow Accounts
                   and Reserve Accounts.

     The Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related
Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

     SECTION 3.24. Property Advances.

     (a) The Servicer (or, to the extent provided in Section 3.24(b), the Trustee or the Fiscal Agent or to the extent specifically provided for in this Agreement, the Special Servicer) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

     (b) The Servicer shall notify the Trustee and the Fiscal Agent, and the Special Servicer shall notify the Servicer, the Trustee and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property
Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Servicer, and if the Servicer so fails, the Trustee), subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

     (c) None of the Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent (or the Servicer with respect to a Property Advance required to be made by the Special Servicer) shall be entitled to rely, conclusively, on any determination by the Servicer or Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

     (d) The Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

     SECTION 3.25. Appointment of Special Servicer.

     (a) AMRESCO Management, Inc. is hereby appointed as the initial Special Servicer to service each Specially Serviced Mortgage Loan.

     (b) Certificateholders representing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates outstanding at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

     (c) The appointment of any such successor Special Servicer, shall not relieve the Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

     (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(a) mutatis mutandis.

     SECTION 3.26. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall immediately give notice thereof, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

     Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Servicer.

     (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

     (c) Not later than the Business Day preceding each date on which the Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Servicer, a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer or Trustee reasonably requests to enable it to perform its duties under this Agreement.

     (d) Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

     (e) The Servicer shall furnish to the Special Servicer a current copy of any "watch list" that it maintains with respect to the Mortgage Loans.

     SECTION 3.27. Interest Reserve Account.

     (a) On each Servicer Remittance Date relating to any Interest Accrual Period ending in any February and on any Servicer Remittance Date relating to any Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Servicer shall remit to the Trustee, in respect of the Interest Reserve Loans, for deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts").

     (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January, if any, and February and deposit such amount into the Distribution Account.

     SECTION 3.28. Limitations on and Authorizations of the Servicer and Special
                   Servicer with Respect to Certain Mortgage Loans.

     (a) Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

     (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, then the Special Servicer may only consent to either such action, or grant a waiver with respect thereto, if the Special Servicer determines that such consent or waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

     (c) With respect to the Mortgage Loans that require the related Borrower to pay Rating Agency monitoring or review fees, the Servicer shall enforce the obligation of the related Borrowers to pay Rating Agency monitoring or review fees and shall remit such fees from the related Cash Collateral Account for payment of such fees to the applicable Rating Agencies. The Servicer shall receive bills from the Rating Agencies for monitoring, review and surveillance of the Certificates and the Mortgage Loans on behalf of Nomura Asset Capital Corporation and shall promptly notify and send such bills to Nomura Asset Capital Corporation, Attention: Sheryl McAfee. Nomura Asset Capital Corporation will notify each Rating Agency to bill Nomura Asset Capital Corporation for such services and to send such bills to the Servicer. Nomura Asset Capital Corporation will pay such portion of the bill not paid from funds provided by the applicable Borrowers (as described in this section (c)) and the Servicer shall notify Nomura Asset Capital Corporation, of the portion of the bill that it has paid from funds collected from such Borrowers. In the event that for any reason Nomura Asset Capital Corporation shall fail to pay any Rating Agency monitoring or review fee as required by this section, Nomura Securities International, Inc. shall pay such fee.

     (d) With respect to all Mortgage Loans that provide that the holder of the related Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Servicer shall apply such Monthly Payment to interest (other than Excess Interest or Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

     (e) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer (including the Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date of the related Mortgage Loan.

     (f) To the extent not inconsistent with the related Mortgage Loan, the Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from Fitch, S&P and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

     (g) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered. The Servicer will have no liability to the Trust Fund, the Certificateholders or any other person so long as such determination is based on such criteria. Other than pursuant to Section 3.30, the Special Servicer shall have no right to waive the payment of Excess Interest under the circumstances described in this Section 3.28(i).

     (h) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause
(i),  required by the  Mortgage  Loan and in the  amount,  in the case of clause
(ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

     (i) The Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

     (j) Each of the Servicer and the Special Servicer hereby agrees to use reasonable best efforts to abide by the terms and conditions precedent to payment of claims under any Lease Enhancement Policies and to use best efforts to take all such action as may be required to comply with the terms and provisions of such policies in order to maintain, in full force and effect, such Lease Enhancement Policies, including, but not limited to, (i) notifying the related insurer in writing as soon as reasonably practicable, but in any event within the time period required under the Lease Enhancement Policy, after the Servicer or the Special Servicer, as applicable, first receives written notification of the commencement of a condemnation proceeding with respect to any Mortgaged Property covered by a Lease Enhancement Policy, (ii) notifying the insurer in writing as soon as reasonably practicable, but in any event within the time period required under the Lease Enhancement Policy, after the Servicer or the Special Servicer, as applicable, first receives written notification of the occurrence of physical damage with respect to any such Mortgaged Property that may be covered by such policy and (iii) notifying the insured as soon as reasonably practicable, but in any event within the time period required under the Lease Enhancement Policy, after the Servicer or the Special Servicer, as applicable, first receives written notification of termination or rent abatement by the related credit tenant with respect to any Credit Lease underlying a Mortgaged Property covered by a Lease Enhancement Policy. In addition to complying with all conditions to coverage, each of the Servicer and the Special Servicer hereby agrees that it will use reasonable best efforts to take any and all actions required under the Lease Enhancement Policy in connection with any claim, including (i) the timely presentation of a proof of loss containing all required information, (ii) the prosecution of all claims relating to a casualty or condemnation, consistent with the Servicing Standard, which will maximize any recoveries or awards from sources other than the insurer under the Lease Enhancement Policy, (iii) providing reasonable access to any Mortgaged Property (but only to the extent such access is available pursuant to the related Loan Documents, applicable law and the related Credit Lease), (iv) the providing of any other notices required under the Lease Enhancement Policies in a timely fashion and any other actions which will maximize any recoveries under the Lease Enhancement Policies, and (v) the timely submission of claims under the Lease Enhancement Policy to the extent the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that any such claim would not be excluded under the terms of the Lease Enhancement Policy. Any and all amounts collected under a Lease Enhancement Policy shall be immediately deposited in the Collection Account, subject to withdrawal as provided herein.

     (k) With respect to the Saul Centers Retail Pool Loan, the Servicer shall not declare a default thereunder for the failure of the related Borrower to make a required Monthly Payment so long as such Borrower pays an amount in respect of such Monthly Payment at least equal to the Minimum SC Senior Monthly Payment. With respect to the Comsat Junior Loan, the Servicer shall not foreclose or otherwise exercise remedies available to the Servicer thereunder unless the Comsat Senior Loan is also in default or has been paid in full.

     (l) For any Specially Serviced Mortgage Loan and with respect to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Special Servicer may only make such a prepayment if the Special Servicer has first received (i) the prior written consent of the Servicer (which consent will be given or withheld in accordance with the Servicing Standard) or
(ii) the affirmative vote in favor of such prepayment from 66 2/3% of the Voting Rights of all Certificateholders or 66 2/3% of the Voting Rights of all Certificateholders responding within 20 Business Days of being given notice by the Trustee of such proposed action. Upon the written request of the Special Servicer, the Trustee shall forward Certificateholders any request of the Special Servicer for the vote of the Certificateholders pursuant to this Section.

     (m) If any Mortgage Loan provides that the "Lender" with respect thereto is required to purchase U.S. government obligations on behalf of the related Borrower in connection with any defeasance of the related Note, the Servicer shall purchase such obligations and effectuate such defeasance, at the Borrower's expense, in accordance with the provisions of the related Loan Documents, consistent with the Servicing Standard.

     (n) Servicer shall promptly provide notice to the "licensor" or "franchisor" with respect to the Mortgaged Properties that are Holiday Inns or Westin Hotels to the effect that the related Mortgage Loan has been assigned to the Trust Fund. In so doing, Servicer shall include in such notices the information specified in the related "comfort" or "estoppel" letters executed by the related "licensor or "franchisor". Trustee shall cooperate with Servicer in furnishing any information required to be included in such notices.

     (o) The Servicer (together with its employees, officer and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit, or otherwise participate in the refinancing of any Mortgage Loans (whether at maturity or otherwise, unless the Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). Neither the Servicer nor the Special Servicer shall make its Mortgage Loan Servicing System available to Servicer's affiliates engaged in the commercial mortgage origination business.

     (p) On each Servicer Remittance Date, the Servicer shall withdraw (to the extent received) from the Collection Account an amount equal to the product of
(i) the "Participation Percentage" (as defined in the Westin GC Participation Agreement) and (ii) the amount of each Monthly Payment on the Westin GC Loan and remit such amount to the Other Participant on the following Distribution Date as provided in the Westin GC Participation Agreement. Nothing in this Agreement shall be deemed to override the provisions of the Westin GC Participation Agreement with respect to the rights of the Other Participant thereunder, including the rights of the Other Participant with respect to its allocable share of any Net Liquidation Proceeds, Insurance Proceeds or condemnation award. The Servicer and the Special Servicer, as applicable, shall exercise the rights of the "Lead Lender" under the Westin GC Participation Agreement in accordance with the Servicing Standard and shall act with respect to the Westin GC Loan as if such loan were a Mortgage Loan hereunder provided that, for purposes hereof, Monthly Payments, P&I Advances and Assumed Scheduled Payments shall refer only to the portion of the Westin GC Loan other than the "Participation Percentage" (as defined in the Westin GC Participation Agreement) of such amounts with respect to the Westin GC Loan.

     (q) With respect to each Kmart Loan, the Servicer shall, to the extent permitted under the related Mortgage Loan Documents, accelerate all indebtedness thereunder prior to making any claim under the related casualty and condemnation lease enhancement insurance policy.

     (r) With respect to any Credit Lease Loan as to which the insurer under the related casualty and condemnation lease enhancement insurance policy has invoked the arbitration provision under such policy with respect to any payment thereunder, the Servicer shall hold any payment required to be made by such insurer pending the outcome of such arbitration in a segregated account (the
"Credit Lease Insurance Arbitration Account", which shall be an Eligible Account, and shall make a P&I Advance (subject to a nonrecoverability determination) with respect to the amount of such payment. Upon the final resolution of such arbitration, (a) if favorable to the Trust Fund, amounts in the Credit Lease Insurance Arbitration Account shall, together with interest earned thereon, be remitted to the Servicer and, (b) if favorable to the insurer (an "Adverse Resolution"), shall be remitted to the insurer for payment in accordance with the determination of the arbitration panel. To the extent of any such Adverse Resolution, and to the extent there are not other sources of recovery, (a) P&I Advances made pursuant to this Section 3.28(r) shall be deemed Nonrecoverable Advances, and (b) the amount of any such award to the insurer shall be allocated as a Realized Loss as provided in this Agreement.

     (s) Without limiting the obligations of the Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Mortgage Loan Documents, the Servicer agrees that it shall enforce the provisions of the Mortgage Loan Documents with respect to the collection of Prepayment Premiums.

     (t) In the event that a Rating Agency shall charge a fee in connection with providing confirmation hereunder that a proposed action will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates, the Servicer shall require the related Borrower to pay such fee to the full extent permitted under the applicable Mortgage Loan Documents.

     (u) The Servicer shall convene dial-in conference calls on a quarterly basis for the purpose of providing investors in the Certificates with an opportunity to discuss pool and loan performance issues.

     SECTION 3.29 [Intentionally left Blank].

     SECTION 3.30. Modification, Waiver, Amendment and Consents.

     (a) The Special Servicer may, consistent with the Servicing Standard, agree to the modification, waiver or amendment of any term of a Mortgage Loan in accordance with this Section 3.30.

     (b) The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions:

     (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation;

     (ii) the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as provided for below;

     (iii)no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve consecutive months and, in the aggregate, no more than three consecutive reductions of twelve-months or less each;

     (iv) the Special Servicer shall not release or substitute collateral or release mortgagors or guarantors except as provided in clause (v) below;

     (v) the Special Servicer may only allow a substitution of collateral and the assumption of a Borrower's obligations with respect to a Mortgage Loan in accordance with the terms thereof and the provisions of
          Section 3.09 hereof;

     (vi) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of the most subordinate Class of Certificates then outstanding (as determined as provided below) minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction Amounts of each Mortgage Loan that, in each case, have not resulted in a Realized Loss;

     (vii)the Special Servicer shall not permit any Borrower to add any collateral unless (A) the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an Independent Person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Special Servicer has received an Opinion of Counsel at the expense of the Special Servicer or the Borrower (unless the Special Servicer owns the most subordinate Class of Certificates in which case, at the expense of the Trust Fund), to the effect that the addition of such collateral will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions; and

     (viii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is more likely to result in a greater recovery, on a present value basis, than would a foreclosure.

     Notwithstanding the foregoing, the Special Servicer shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable and good faith judgment such opposition would not (i) ultimately prevent the confirmation of such plan or one substantially similar and (ii) produce a greater recovery to Certificateholders on a present value basis.

     For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class shall include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness.

     (c) Following a default by a Borrower in the payment of a Balloon Payment on the related Maturity Date, or if the Special Servicer reasonably determines that a default with respect to such Balloon Loan is imminent, the Special Servicer may elect to grant a one-year extension of such Balloon Loan; provided that the Special Servicer may only extend such Balloon Loan if (i) immediately prior to the default on the Balloon Payment the related Borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such Borrower has attempted in good faith to refinance such Balloon Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Balloon Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgaged Property or Properties in excess of amounts required to operate and maintain such Mortgaged Property or Properties be applied to payments of principal and interest on such Balloon Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of the related Mortgaged Properties; provided, further, the Special Servicer shall provide notice to the Trustee (and the Trustee hereby agrees to forward such notice immediately upon receipt to each Certificateholder) that the Special Servicer has elected to extend the Balloon Loan and submit a case to the Servicer (an "Extension Case") and if (A) the Servicer, based on such Extension Case but without any independent investigation thereof, concurs with such Extension Case but Holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates entitled to vote direct the Special Servicer not to extend or (B) the Servicer, based on such Extension Case and without any independent investigation thereof, does not concur with such Extension Case and Holders of Certificates evidencing greater than (x) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (y) 66-2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice within 30 days, direct the Special Servicer not to extend, then the Special Servicer shall not extend.

     The Special Servicer may, consistent with the Servicing Standard, grant subsequent one-year extensions of such Balloon Loan if (i) the related Borrower has made twelve consecutive Monthly Payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments, (ii) the requirements set forth in clauses (ii) - (iv) of the preceding paragraph are satisfied; provided, however, the Special Servicer shall provide notice to the Trustee (and the Trustee hereby agrees to forward such notice immediately upon receipt to each Certificateholder) that the Special Servicer has elected to extend the Balloon Loan and submit an Extension Case to the Servicer and if (A) the Servicer, based on such Extension Case but without any independent investigation thereof, concurs with such Extension Case but Holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates entitled to vote direct the Special Servicer not to extend or (B) the Servicer, based on such Extension Case and without any independent investigation thereof, does not concur with such Extension Case and Holders of Certificates evidencing greater than (x) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (y) 66-2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice within 30 Business Days, direct the Special Servicer not to extend, then the Special Servicer shall not extend. If the related Borrower fails to make a timely Minimum Defaulted Monthly Payment more than once during any two year period after an extension of a Balloon Loan, no further extensions will be granted.

     During the 30 day period after notice of a proposed extension of a Balloon Loan has been given, each of the Servicer and Special Servicer shall be permitted to communicate with the Certificateholders regarding its respective position with respect to such extension. Notwithstanding the foregoing, the Special Servicer shall not agree to any extension of a Mortgage Loan beyond the earlier of two years prior to the Rated Final Distribution Date or past the date which is ten years prior to the expiration of any related ground lease. Notwithstanding the foregoing, the Special Servicer may extend a defaulted payment due on the Maturity Date of a Balloon Loan and grant subsequent extensions pursuant to the Instructions of the Directing Holders (as described in paragraph (d) below). The Servicer shall within five Business Days after receipt of an Extension Case from the Special Servicer, give the Special Servicer written notice as to whether or not it concurs with the extension set forth in such Extension Case. The Special Servicer shall provide the necessary information and back-up material for the Servicer to determine whether it would extend prior to sending any such notice to the Trustee. The Special Servicer will notify the Servicer of any Mortgage Loan with respect to which the Borrower has indicated in writing an intent to request an extension.

     The Holders of the Class A-CS1 and Class PS-1 Certificates shall not be entitled to vote with respect to proposed extensions of a Balloon Loan.

     Any extension of a Balloon Loan pursuant to this Section will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

     (d) The Special Servicer may be given revocable instructions ("Instructions") (with a copy to the Servicer) to extend a Specially Serviced Mortgage Loan that has defaulted on a Balloon Payment (which extension shall be conditioned on the requirements of clauses (ii)-(iv) of Section 3.30(c) above except that such Instructions shall not be subject to the rejection of the other Certificateholders and the related Borrower will not be required to have made twelve consecutive Monthly Payments on or prior to the Due Date) by the Holders of Certificates representing greater than 50% of the Voting Rights of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of its initial Certificate Balance, the holders of such Class together with the Holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance:

     (i) If the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer shall notify the Trustee (and the Trustee hereby agrees to notify Directing Holders ), the Depositor and the Servicer of its proposed action;

     (ii) If the Special Servicer receives contrary Instructions from the Directing Holders within seven days after notice was given to the Directing Holders (and the Trustee hereby agrees to forward to the Special Servicer promptly any Instructions provided by the Directing Holders), the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan; and

     (iii)In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed in connection with the foreclosure or acquisition in a manner consistent with the Servicing Standard.

If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer shall service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders shall be required to maintain the Collateral Account in accordance with this Section 3.30 unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated; and provided, further, that any such foreclosure shall be subject to the provisions of Section 3.10.

     (e) If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described in Section
3.10 above within the preceding twelve month period, the Special Servicer shall notify the Servicer and the Servicer shall as soon as reasonably practicable obtain an Updated Appraisal of the Mortgaged Property (the cost of which shall be paid by the Servicer as a Property Advance), in order to determine the fair market value of such Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Servicer shall establish a segregated account (the "Collateral Account") and the Directing Holders shall deposit therein (at the Servicer's request), in proportion to their respective Percentage Interests, an amount equal to the lesser of (i) 125% of the Fair Market Value of the related Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon at the Advance Rate) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Servicer's estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Servicer's receipt of such Updated Appraisal, the Servicer shall remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two Business Days following the Special Servicer's receipt of Instructions, the Special Servicer shall act in accordance with the Servicing Standard without regard to such Instructions. The Directing Holders shall be deemed to have granted to the Servicer for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

     If the Special Servicer is acting pursuant to Instructions, the Servicer shall withdraw from the Collateral Account and deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date an amount equal to the sum of (i) the Minimum Defaulted Monthly Payment on the related Balloon Loan and (ii) any Property Protection Expenses or any expenses incurred to protect and preserve the security for a Mortgage Loan or taxes and assessments or insurance premiums (without regard to a non-recoverability determination), and the Directing Holders shall, upon request therefor by the Servicer, deposit from their own funds into the Collateral Account the amount of such P&I Advance or Property Advance. Such withdrawals shall be reimbursed, with interest, at the Advance Rate (but in no event greater than the Default Rate on the related Mortgage Loan), and shall be recoverable only from funds recovered from the related Mortgage Loan (whether pursuant to liquidation or the Mortgage Loan being brought current) but only after such funds have been applied to the purposes set forth in Section 3.06(i)-(x). If the Directing Holders fail to make such deposit within one (1) Business Day after receipt of the Servicer's request, the Special Servicer shall no longer be required to follow such Instructions and shall specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders shall be required to maintain the Collateral Account in accordance with the requirements of this Section 3.30 unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Servicer shall invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders shall be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred. Any Collateral Account established hereunder will be an "outside reserve fund" beneficially owned by the related Directing Holders for federal income tax purposes, and any amounts paid or reimbursed from the Upper-Tier REMIC or Lower-Tier REMIC to the Collateral Account will be treated as paid to the Directing Holders as beneficial owners.

     (f) If a Balloon Loan or the related Mortgaged Property which is subject to Instructions is liquidated or disposed of, all Net Liquidation Proceeds shall be deposited in the Collection Account and the Servicer shall withdraw from the Collateral Account, and deposit into the Collection Account as additional Liquidation Proceeds for distribution to Certificateholders the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) (plus accrued and unpaid interest, accumulated carrying costs and conveyance expenses) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event shall such additional Liquidation Proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unreimbursed Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.

     If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related Borrower. If the Mortgage Loan has not been sold, liquidated or disposed of on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no longer than the period permitted by Section 3.17(a)), the Directing Holders shall immediately purchase the Mortgage Loan for a purchase price equal to Fair Market Value (determined at the time of the Deposit) plus accrued and unpaid interest, accumulated carrying costs and conveyance expenses and, in connection therewith, amounts then on deposit in the Collateral Account shall be applied first in payment of such purchase price. For purposes of this paragraph, if the Updated Appraisal is dated more than twelve months prior to the date on which such purchase is to occur, then the Servicer shall obtain an Updated Appraisal upon which the calculation of Fair Market Value shall be based and the term "Fair Market Value" for purposes of the purchase price and the first paragraph of this section (d) shall be the greater of (i) the Fair Market Value calculated at the time the Instructions were first given and (ii) the Fair Market Value calculated in connection with the referenced Updated Appraisal, provided that in no event shall such price exceed the unpaid principal balance, accrued interest (including Default Interest), unreimbursed Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent, and interest thereon and expenses paid by the Trust Fund with respect to such Mortgage Loan.

     If at any time following the establishment of a Collateral Account and prior to the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Servicer shall pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account as set forth above have been withdrawn from the Collateral Account following foreclosure, liquidation, disposition, purchase by Directing Holders, or if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any remaining amounts in the Collateral Account shall be released to the Directing Holders.

     (g) Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property as to which Directing Holders have provided Instructions or the cure of such default, no P&I Advances shall be made in respect of amounts otherwise distributable to the Class of the Directing Holders in respect of such Mortgage Loan. The Trustee shall notify the Servicer at least five Business Days prior to the Servicer Remittance Date of the amount of distributions to be made to the Directing Holders on the related Distribution Date.

     (h) The Special Servicer shall provide copies of any modifications or extensions to each Rating Agency. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.30 shall be in writing. The Special Servicer shall notify the Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.30, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Servicer) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to the clause (a) or (b)(i) above, the Special Servicer shall deliver to the Trustee (with a copy to the Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (a) or (b)(i) above.

     (i) If a modification, waiver or amendment results, in and of itself, in the withdrawal, downgrade or qualification of any of the then-current ratings assigned to any Class of Certificates (not including the Class of Certificates, if any, that consented to such actions), then the Special Servicer shall be terminated and shall be replaced pursuant to Section 7.02.

     (j) Any payment of interest which is deferred as described herein shall not, for purposes, including, without limitation, of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

     (k) The Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, but only if such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001, or Treasury Regulations Section 1.860G-2(b)(3), as determined by the Servicer or Special Servicer (and the Servicer or Special Servicer may rely on an Opinion of Counsel in making such determination), (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates shall not be required, but either shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn (to the extent of Available Funds, in the case of all Classes of Lower-Tier Regular Interests other than the Class A-8Z-L Interest and the Class B-3SC-L Interest; to the extent of Class A-8Z Available Funds, in the case of the Class A-8Z-L Interest; and to the extent of Class B-3SC Available Funds, in the case of the Class B-3SC-L Interest) and distributed on the Lower-Tier REMIC Regular Interests as follows:

     (i) The amounts and timing of principal and interest payments and Prepayment Interest Shortfall allocations on each Lower-Tier REMIC Regular Interest will be identical to such amounts and timing on the corresponding Class of Related Certificates for such Distribution Date, except that, solely for this purpose, all calculations with respect to the Related Lower-Tier Regular Interests shall be made as though (x) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Pass-Through Rates were equal to the Weighted Average Net Mortgage Pass-Through Rate, (y) the Class PS-1 and Class A-CS1 Notional
          Balances were zero at all times, and (z) any Reduction Interest Shortfall allocated to, or any restoration of amounts corresponding to such Reduction Interest Shortfall distributed on, the Class PS-1 Certificates on such Distribution Date based on notional reductions to the Certificate Balance of a Related Certificate were allocated to or distributed on, as the case may be, the Lower-Tier Regular Interest that corresponds to such Related Certificate. The Class A-8Z-L Interest will accrue interest, and its Certificate Balance will be increased, at the same time and in the same amounts as the Class A-8Z Certificates. The Certificate Balance of each Class of Lower-Tier Regular Interests shall at all times equal the Certificate Balance of its Related Class of Certificates.

     (ii) Prepayment Premiums shall be distributed in respect of the Lower-Tier Regular Interests in accordance with Section 4.01(c)(ii).

     (iii)Realized Losses shall be allocated to, and shall reduce the Certificate Balances of, each Class of Lower-Tier Regular Interests without distribution on any Distribution Date, to the extent that the Certificate Balance of such Class exceeds the Certificate Balance of the corresponding Related Certificates because of Realized Losses allocated to such Related Certificates. Amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Related Lower-Tier Regular Interests, to the extent that amounts recovered in respect of any amounts previously written off as Realized Losses are distributed to the corresponding Related Certificates.

     (iv) Any amounts remaining in the Lower-Tier Distribution Account after the distribution set forth above in this Section 4.01(a)(i)-(iii) shall be distributed to the Class LR Certificates.

     (b) On each Distribution Date, amounts distributed on the Lower-Tier Regular Interests pursuant to Section 4.01(a) shall be deposited in the Upper-Tier Distribution Account, and Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account (other than such amounts in respect of amounts distributed on the Class A-8Z-L Interest and the Class B-3SC-L Interest pursuant to Section 4.01(a), which such amounts are distributable pursuant to Sections 4.01(d)(i) and 4.01(d)(ii), respectively) in respect of interest and principal, subject to Section 4.01(h), in the amounts and in the order of priority set forth below:

     (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates, up to an amount equal to the aggregate Class Interest Distribution Amounts of such Classes;

     (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

     (iii)Third, prior to the Crossover Date, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, prior to the Crossover Date, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (v) Fifth, prior to the Crossover Date, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (vi) Sixth, prior to the Crossover Date, to the Class A-1D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (vii)Seventh, on and after the Crossover Date, to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates, pro rata, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balances thereof are reduced to zero;

     (viii) Eighth, to the Class A-1E Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (ix) Ninth, pro rata, (A) to the Class A-1E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-1E Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificate in respect of Reduction Interest Distribution Amounts under Clause (B);

     (x) Tenth, to the Class A-1E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xi) Eleventh, to the Class A-1E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xii)Twelfth, to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xiii) Thirteenth, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xiv)Fourteenth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xv) Fifteenth, to the Class A-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xvi)Sixteenth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xvii) Seventeenth, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xviii)  Eighteenth,  to the Class A-3  Certificates  in  reduction  of the
          Certificate   Balance  thereof,  an  amount  equal  to  the  Principal
          Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xix)Nineteenth, to the Class A-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xx) Twentieth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xxi)Twenty-first, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xxii) Twenty-second, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxiii) Twenty-third, to the Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxiv) Twenty-fourth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xxv)Twenty-fifth, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-5 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xxvi) Twenty-sixth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal
          Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxvii) Twenty-seventh, to the Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxviii) Twenty-eighth, to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xxix) Twenty-ninth, pro rata, (A) to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-6 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xxx)Thirtieth, to the Class A-6 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal
          Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxi) Thirty-first, to the Class A-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxii) Thirty-second, to the Class A-7 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xxxiii)  Thirty-third,  pro rata,  (A) to the Class  A-7  Certificates  in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-7 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xxxiv)  Thirty-fourth,  to the Class A-7  Certificates in reduction of the
          Certificate   Balance  thereof,  an  amount  equal  to  the  Principal
          Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxv) Thirty-fifth, to the Class A-7 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxvi) Thirty-sixth, to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xxxvii)  Thirty-seventh,  pro rata, (A) to the Class B-1  Certificates  in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xxxviii) Thirty-eighth, to the Class B-1 Certificates, in reduction of the
          Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxix) Thirty-ninth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xl) Fortieth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xli)Forty-first, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xlii) Forty-second, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xliii) Forty-third, to the Class B-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xliv) Forty-fourth, to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xlv)Forty-fifth, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (xlvi) Forty-sixth, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xlvii) Forty-seventh, to the Class B-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xlviii) Forty-eighth, to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (xlix) Forty-ninth, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (l) Fiftieth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (li) Fifty-first, to the Class B-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (lii)Fifty-second, to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (liii) Fifty-third, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (liv)Fifty-fourth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (lv) Fifty-fifth, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (lvi)Fifty-sixth, to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amount of such Class;

     (lvii) Fifty-seventh, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates pursuant to Section 4.01(i) up to an amount equal to the aggregate Reduction Interest
          Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts under Clause (B);

     (lviii) Fifty-eighth,  to the Class B-6  Certificates,  in reduction of the
          Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (lix)Fifty-ninth, to the Class B-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (lx) Sixtieth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate Class Interest Distribution Amounts of such classes;

     (lxi)Sixty-first, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such classes;

     (lxii) Sixty-second, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

     (lxiii)   Sixty-third,   pro  rata,   to  the  Class  B-7  and  Class  B-7H
          Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

     (lxiv) Sixty-fourth, to the Class R Certificates.

     On each Distribution Date, amounts received on a Mortgage Loan that represent recoveries of Subordinate Class Advance Amounts shall be allocated by the Trustee to the Class of Certificates and the Related Lower-Tier Regular Interest that advanced the related Subordinate Class Advance Amount in respect of the distributions to which such Class of Certificates and Related Lower-Tier Regular Interest were entitled on the Distribution Date on which such distributions were reduced by such Subordinate Class Advance Amount. Amounts allocated with respect to interest shall be applied, first, to any related unpaid Class Interest Shortfalls. On each Distribution Date, the Paying Agent shall distribute such recoveries of Subordinate Class Advance Amounts allocated to the related Class of Certificates and Related Lower-Tier Regular Interest pursuant to this paragraph to such Class and Related Lower-Tier Regular Interest.

     All references to pro rata in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

     (c) (i) On each Distribution Date, following the distribution from the Distribution Account in respect of the Lower-Tier Regular Interests pursuant to
Section 4.01(c)(ii), (A) the Paying Agent shall make distributions of Prepayment Premiums with respect to any Principal Prepayments received in respect of the Comsat Junior Loan in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(c) to holders of the Class A-8Z Certificates, and (B) the Paying Agent shall make distributions of any remaining Prepayment Premiums with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(c) (excluding amounts in respect of the Comsat Junior Loan or the SC Junior Portion of the Saul Centers Retail Pool Loan) in the following amounts (as additional payments and not as payments of interest and principal due thereunder) and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

               (I)  First, to the Class A-CS1  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate (as defined below) for the Class A-CS1 Certificates plus the Spread Rate (as defined below) for the Class A-CS1 Certificates) of the aggregate interest that would have been paid in respect of the Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates would have been reduced to zero had the related prepayment not occurred, minus the present value (discounted at the Discount Rate for the Class A-CS1 Certificates plus the
                    Spread Rate for the Class A-CS1 Certificates) of the aggregate interest that will be paid in respect of Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

               (II) Second, to the Class PS-1  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1
                    Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

               (III)Third,  to the Class A-1A  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (C) the present value
                    (discounted   at  the  Discount  Rate  for  the  Class  A-1A
                    Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

               (IV) Fourth, to the Class A-1B  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (C) the present value
                    (discounted   at  the  Discount  Rate  for  the  Class  A-1B
                    Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

               (V)  Fifth,  to the Class A-1C  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (C) the present value
                    (discounted   at  the  Discount  Rate  for  the  Class  A-1C
                    Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

               (VI) Sixth,  to the Class A-1D  Certificates,  an amount equal to
                    (A) the present value (discounted at the Discount Rate for the Class A-1D Certificates plus the Spread Rate for the Class A-1D Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1D Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1D Certificates would have been reduced to zero had the related prepayment not occurred, minus the sum of (B) the amount of such prepayment distributed in respect of the Class A-1D Certificates and (C) the present value
                    (discounted   at  the  Discount  Rate  for  the  Class  A-1D
                    Certificates plus the Spread Rate for the Class A-1D Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1D Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1D Certificates is reduced to zero following such prepayment (assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable.

In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (I) through (VI) shall be distributed to holders of the Class B-7H Certificates regardless of whether the Certificate Balance thereof has been reduced to zero.

Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

     (ii) On each Distribution Date, prior to the distributions to the Certificates from the Upper-Tier Distribution Account pursuant to Section 4.01(c)(i), the Class A-1A-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class A-1A and Class A-CS1 Certificates, the Class A-1B-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class A-1B Certificates, the Class A-1C-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class A-1C Certificates, the Class A-1D-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class A-1D Certificates, the Class A-2-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class PS-1 Certificates, the Class A-8Z-L Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class A-8Z Certificates, and the Class B-7H-L
Interest shall receive distributions in respect of Prepayment Premiums distributable to the Class B-7H Certificates, in each case from amounts on deposit in the Distribution Account. The Class A-1A-L, Class A-1B-L, Class A-1C-L, Class A-1D-L, Class A-2-L, Class A-8Z-L, Class B-3SC-L and Class B-7H-L Interests shall be entitled to receive distributions of such Prepayment Premiums regardless of whether their respective Certificate Balances have been reduced to zero.

     (d) (i) On each Distribution Date, Holders of the Class A-8Z Certificates shall receive distributions from amounts (if any) on deposit in the Upper-Tier Distribution Account in respect of amounts distributed on the Class A-8Z-L Interest, in respect of principal (including accretions to principal resulting from the capitalization of interest) in the amounts and in the order of priority set forth below:

                           (A) First, to the Class A-8Z Certificates, in reduction of the Certificate Balance thereof, the Class A-8Z Principal Distribution Amount, until the Certificate Balance thereof is reduced to zero;

                           (B) Second, to the Class A-8Z Certificates, for the unreimbursed amounts of Class A-8Z Realized Losses, if any, up to an amount equal to the Class A-8Z Principal Distribution Amount less portions thereof distributed on such Distribution Date pursuant  to any  prior  clause,  an  amount
                                    equal to the aggregate of such  unreimbursed
                                    Class  A-8Z   Realized   Losses   previously
                                    allocated thereto; and

                           (C) Third, to the Class R Certificates, but only to the extent of any Class A-8Z Available Funds remaining in the Upper-Tier Distribution Account.

     On each Distribution Date, Holders of the Class A-8Z Certificates shall receive distributions of principal in an amount equal to the aggregate amount of principal distributed to the Class A-8Z-L Interest and the Certificate Balance of the Class A-8Z Certificates will be reduced in accordance with such distributions of principal and by the allocation of Class A-8Z Realized Losses to such Class.


          (ii) On each Distribution Date, Holders of the Class B-3SC Certificates shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of amounts distributed on the Class B-3SC-L Interest, in respect of principal in the amounts and in the order of priority set forth below:

                           (A) First, to the Class B-3SC Certificates, in reduction of the Certificate Balance thereof, the Class B-3SC Principal Distribution Amount, until the Certificate Balance thereof is reduced to zero;

                           (B) Second, to the Class B-3SC Certificates, for the unreimbursed amounts of Class B-3SC
                                    Realized  Losses,  if any,  up to an  amount
                                    equal   to   the   Class   B-3SC   Principal
                                    Distribution  Amount less  portions  thereof
                                    distributed   on  such   Distribution   Date
                                    pursuant  to any  prior  clause,  an  amount
                                    equal to the aggregate of such  unreimbursed
                                    Class  B-3SC  Realized   Losses   previously
                                    allocated   to   such   Lower-Tier   Regular
                                    Interest; and

                           (C) Third, to the Class R Certificates, but only to the extent of any Class B-3SC Available Funds remaining in the Upper-Tier Distribution Account.

     On each Distribution Date, Holders of the Class B-3SC Certificates shall receive distributions of principal in an amount equal to the aggregate amount of principal distributed to the Class B-3SC-L Interest, and the Certificate Balance of the Class B-3SC Certificates will be reduced in accordance with such distributions of principal and by the allocation of Class B-3SC Realized Losses to such Class.

          (iii) On each Distribution Date, Net Default Interest for such Distribution Date shall be distributed to the Class V-1 Certificates.

          (iv) On any applicable Distribution Date, Excess Interest for such Distribution Date shall be distributed to the Class V-2 Certificates.

     (e) The Certificate Balances of each Class of Regular Certificates (other than the Class A-8Z, Class B-3SC, Class A-CS1 and Class PS-1 Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. Any such write-offs (other than those attributable to the Comsat Junior Loan or the SC Junior Portion of the Saul Centers Retail Pool Loan) will be applied to Classes of Regular Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class B-7 Certificates and Class B-7H Certificates, pro rata, based on their respective Certificate Balances; second to the Class B-6 Certificates; third, to the Class B-5 Certificates; fourth, to the Class B-4 Certificates, fifth, to the Class B-3 Certificates; sixth, to the Class B-2 Certificates; seventh, to the Class B-1 Certificates; eighth, to the Class A-7 Certificates; ninth, to the Class A-6 Certificates; tenth, to the Class A-5 Certificates; eleventh, to the Class A-4 Certificates; twelfth, to the Class A-3 Certificates; thirteenth, to the Class A-2 Certificates; fourteenth, to the Class A-1E Certificates, and finally, to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates, pro rata, based on their respective Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto. The Certificate Balance of the Class A-8Z Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Class A-8Z Realized Losses with respect to such date. The Class A-8Z Certificates will only be entitled to recoveries from the Comsat Junior Loan. The Certificate Balance of the Class B-3SC Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Class B-3SC Realized Losses with respect to such date. The Class B-3SC Certificates will only be entitled to recoveries from the Saul Centers Retail Pool Loan, to the extent available after application to the SC Senior Portion. Shortfalls in Available Funds due to servicing or trustee compensation other than the Servicing Fee and the Trustee Fee (including servicing compensation resulting solely from interest on Advances (to the extent not payable from Default Interest)), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be allocated in the same manner as Realized Losses, including without limitation by allocation to the Class A-8Z Certificates if due to the Comsat Junior Loan, to the Class B-3SC Certificates if due to the SC Junior Portion of the Saul Centers Retail Pool Loan, and to the other Certificates if due to other Mortgage Loans.

     Realized Losses and such other amounts described above which are applied to each Class of Certificates will be allocated to reduce the Certificate Balance of the Related Lower-Tier Regular Interests.

     (f) All amounts  distributable to a Class of Certificates  pursuant to this
Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first Class mail to the address set forth therefor in the Certificate Register or, provided that such Holder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Holders of such final distribution.

     (g) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                   (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                   (B)     if   such   final   distribution   is  made  on  such
                           Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided,  however,  that  the  Class  V-1,  Class  V-2,  Class R and  Class  LR
Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding and the Class B-7H Certificates shall be deemed to be outstanding so long as there are any Mortgage Loans outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments.

     Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Trustee as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

     (h) Notwithstanding any provision in this Agreement to the contrary, the aggregate amount distributable to each Class pursuant to this Section 4.01 shall be reduced by the aggregate amount paid to any Person pursuant to Section 6.03 or Section 8.05(b) and (d), such reduction to be allocated among such Classes pro rata, based upon the respective amounts so distributable without taking into account the provision of this Section 4.01(h). Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Class Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class.

     (i) On or after any Distribution Date on which the Class B-6 Certificates are the most subordinate class of Certificates outstanding, the Certificate Balances of the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-7, Class A-6, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1E Certificates shall be notionally reduced on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction shall equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts shall be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied shall be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts shall not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-7, Class A-6, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1E Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts exceeds such Certificate Balance, such excess shall be applied, subject to any reversal described below, to notionally reduce the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions shall be applied notionally, first, to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4
Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates, seventh, to the Class A-7 Certificates, eighth, to the Class A-6 Certificates, ninth, to the Class A-5 Certificates, tenth to the Class A-4 Certificate, eleventh to the Class A-3 Certificates, twelfth, to the Class A-2 Certificates, and finally, to the Class A-1E Certificates (provided in each case that no Certificate Balance in respect of any such class shall be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event shall be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction shall occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reduction or reversal made on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

     (j)  Shortfalls  in Available  Funds  resulting  from  Prepayment  Interest
Shortfalls in excess of Servicer Prepayment Interest Shortfalls shall be allocated to and be deemed distributed to, each Class of Certificates, pro rata, based upon the Class Interest Distribution Amount (plus the aggregate Reduction Interest Distribution Amount, in the case of the Class PS-1 Certificates) distributable to each such Class. Servicer Prepayment Interest Shortfalls shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

     Shortfalls in Available Funds resulting from unanticipated indemnification expenses pursuant to Section 6.03 shall be allocated to each Class of Certificates, pro rata, based on amounts distributable to each Class and shall be allocated, first, in respect of interest and, second, in respect of principal. Unanticipated indemnification expenses which are applied to each Class of Certificates shall be allocated to the Related Lower-Tier Regular Interests.

     Prepayment  Interest  Shortfalls in excess of Servicer  Prepayment Interest
Shortfalls   shall  be  allocated  prior  to  the  allocation  of  unanticipated indemnification expenses.

     SECTION 4.02. Statements to  Certificateholders;  Reports by Trustee; Other
                   Information Available to the Holders and Others.

     (a) On each Distribution Date, based upon the information set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer, the Trustee shall prepare and forward, or shall cause the Paying Agent to prepare and forward, by first class mail to each Holder of a Certificate, with copies to the Depositor, the Servicer, the Special Servicer, each Underwriter and each Rating Agency a written report (a "Distribution Date Statement") setting forth the following information:

                           (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class R and Class LR Certificates) applied to reduce the respective Certificate Balance thereof;

                           (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (in excess of the Prepayment Interest Shortfalls paid by the Servicer pursuant to Section 4.01(j)), (B) Prepayment Premiums and/or (C) Reduction Interest Distribution Amounts;

                           (iii) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses and/or additional Trust Fund expenses;

                           (iv) the Pass-Through Rate and the Reduction Interest Pass-Through Rate, if any, for each Class of Certificates applicable to such Distribution Date;

                           (v) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date;

                           (vi) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

                           (vii) with respect to any REO Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                           (viii) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

                           (ix) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

                           (x) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (D) the date of the Final Recovery Determination;

                           (xi)     [Intentionally left blank];

                           (xii) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and any Prepayment Interest Shortfall in excess of Servicer Prepayment Interest Shortfall for such Distribution Date;

                           (xiii) the amount of Property Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Special Servicer the Trustee, or the Fiscal Agent in the aggregate and by Mortgaged Property or Mortgage Loan, as the case may be;

                           (xiv) the aggregate amount of Servicing Fees, Special Servicing Fees, Principal Recovery Fees and other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period;

                           (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis; and

                           (xvi) the amount of Realized Losses, Trust Fund expenses, Class Interest Shortfalls, and Reduction Interest Shortfalls if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid).

     In the case of information  furnished  pursuant to subclauses (i), (ii) and
(iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, the Servicer, the Special Servicer, each Underwriter, and each Rating Agency a report containing information regarding the Mortgage Loans as of the end of the related Collection Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee), which shall also include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premium. Such report shall be made available electronically; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

     (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), Beneficial Owner (if known), the Depositor, each Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Watch List (indicating those Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans) provided by the Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one Business Day prior to the related Servicer Remittance Date. Absent manifest error, (i) none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

     Commencing in January 1998, the information contained in the reports in the preceding paragraph of this Section 4.02(c) shall be made available to the Trustee electronically by the Servicer in the form of the standard CSSA loan file and CSSA property file, and the Trustee will in lieu of mailing such reports as described in such preceding paragraph make such reports available electronically in such form to Certificateholders using the media mutually agreed upon by the Trustee, the Underwriter and the Depositor; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

     The Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer and Special Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee shall make such reports available to the Certificateholders and the Special Servicer. Upon request, the Trustee shall also make available any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee to any potential investor in the Certificates.

     (d) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, either Rating Agency, and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property;
(vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (viii) any other materials not otherwise required to be provided hereunder provided to a requesting Certificateholder as provided in this Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

     The Trustee shall provide access to the information in the Distribution Date Statements referred to in Section 4.02(a) telephonically through the Trustee's ASAP System or by such other mechanism as the Trustee may have in place from time to time.

     (e) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Financial Market Publisher and the Underwriter, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher, the Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by the Underwriter and available to the Trustee:

          (i)  the Loan Number;

          (ii) each related Mortgage Rate; and

          (iii) the principal balance as of such Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02 to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     SECTION 4.03. Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder or Unitholder for all purposes of this Agreement.

     SECTION 4.04. REMIC Compliance.

     (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.05(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or
(ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

     (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular
Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the Mortgage Loan Seller, the Depositor or an Mortgage Loan Seller pursuant to Article II hereof.

     SECTION 4.05. Imposition of Tax on the Trust Fund.

     In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account or the Upper-Tier Distribution Account, as the case may
be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer, the Special Servicer or the Trustee or an act or omission of the Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

     SECTION 4.06. Remittances; P&I Advances.

     (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment, (B) if such Mortgage Loan has been extended in accordance with the terms and conditions otherwise set forth in this Agreement, the Minimum Defaulted Monthly Payment and (C) if such Mortgage Loan is not described by the preceding two sentences (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in (A) or (B) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Pass-Through Rate. The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.30 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

     (b) On the Servicer Remittance Date immediately preceding each Distribution Date, the Servicer shall:

          (i) remit to the Trustee for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Servicer or Special Servicer in the Collection Period preceding such Distribution Date;

          (ii) remit to the Trustee for deposit in the Distribution Account an amount equal to the aggregate of the Available Funds (other than P&I Advances), Class A-8Z Available Funds (other than Class A-8Z P&I Advances) and Class B-3SC Available Funds (other than Class B-3SC Advances) and Subordinate Class Advance Recoveries for such Distribution Date; and

          (iii)make a P&I Advance, Class A-8Z P&I Advance or Class B-3SC Advance, as applicable, by depositing into the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan as of the close of business on the immediately preceding Determination Date (and therefore are not included in the remittance described in the preceding clause
               (ii)).

     (c) Notwithstanding anything to the contrary contained in Section 4.06, any P&I Advance with respect to the Saul Centers Retail Pool Loan shall not exceed the Minimum SC Senior Monthly Payment. No Class A-8Z P&I Advance shall be made until after the Class A-8Z Scheduled Distribution Date and then only if the Balloon Payment due on the Maturity Date of the Comsat Junior Loan has not been made.

     (d) Notwithstanding Section 4.06(b)(iii), the Servicer shall (i) make only one full advance in respect of each Mortgage Loan pursuant to such Section in respect of the most subordinate Class of Certificates (which shall not include the Class A-8Z Certificates or the Class B-3SC Certificates) then outstanding unless the related Delinquency is cured prior to the following Due Date and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls, and accordingly, the Servicer may reduce the aggregate amount of P&I Advances to be deposited by the Servicer on the related Servicer Remittance Date in respect of such amounts the Servicer is not required to advance. For purposes of clause (i) of the preceding sentence, the Servicer shall reduce the aggregate amount of the P&I Advance it would otherwise be required to make with respect to any Mortgage Loans that have had more than one uncured Delinquency by the lesser of (a) the total amount that would be distributable to the most subordinate outstanding Class in respect of all Mortgage Loans on such Distribution Date if the Servicer were to make a full P&I Advance and (b) the amount of the delinquent Monthly Payment on such Mortgage Loans. In the event that there is more than one Mortgage Loan that has had more than one uncured Delinquency as of any Servicer Remittance Date and the amount determined pursuant to clause (b) of the preceding sentence exceeds the P&I amount determined pursuant to clause (a) thereof, the P&I Advance that the Servicer makes in respect of such Delinquent Loans (i.e., the amount by which clause (b) exceeds clause (a) will be deemed to have been made in respect of such delinquent Monthly Payment, pro rata in accordance with the amounts of delinquent Monthly Payments. (The first P&I Advance made by the Servicer in respect of a Mortgage Loan shall be deemed to be in respect of the most subordinate Class for purposes of clause (i) of the last sentence of this paragraph.) In addition, on any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate class as described above, the Servicer shall initially make such P&I Advance (for accounting purposes only) and shall, immediately subsequent to the making of the P&I Advance on such Servicer Remittance Date, reimburse itself for such P&I Advance from amounts otherwise distributable to such most subordinate class on the related Distribution Date (such amount of reimbursement or any amount not advanced by the Servicer which, if advanced, could have been so reimbursed, the "Subordinate Class Advance Amount"). The Trustee shall provide to the Servicer written statements one Business Day prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Certificates.

     (e) The Servicer shall not be required or permitted to make an advance for Excess Interest or Default Interest or in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. The amount required to be advanced by the Servicer in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). The amount to be advanced by the Servicer in respect of any Mortgage Loan on any Distribution Date shall be reduced by the greater of the reduction in respect of any Appraisal Reduction Event and the reduction described in clause (d)(i) above.

     (f) Any amount advanced by the Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Servicer shall be entitled to reimbursement (with interest at the Advance Rate) thereof to the full extent as otherwise set forth in this Agreement.

     (g) If as of 11:00 a.m., New York City time, on any Distribution Date the Servicer shall not have made the P&I Advance required to have been made on the related Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

     (h) None of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment or Assumed Scheduled Payment or Minimum Defaulted Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee or the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such determination); provided, however, that if the Servicer has failed to make a P&I Advance for reasons other than a determination by the Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(g) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(g) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

     (i) The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(iii) and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

     SECTION 4.07. Grantor Trust Reporting.

     The parties intend that the portions of the Trust Fund consisting of (i) the Default Interest and the Default Interest Distribution Account and (ii) the Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V-1 and Class V-2 Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, income with respect to their applicable share of Default Interest and the amount of any interest on unreimbursed Advances payable to the Servicer, the Trustee and the Fiscal Agent, as applicable, therefrom pursuant to Section 3.06(iii) in the case of the Class V-1 Certificates, and Excess Interest in the case of the Class V-2 Certificates, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates consist of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-1E Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8Z Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-3SC Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates.

     The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, the Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-27, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof (or such lesser amount if the Certificate or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Participant or Indirect Participant, as applicable,
(ii) expressed in terms of Initial Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.

                         Minimum                  Aggregate Denomination of all
 Class                 Denomination                   Certificates of Class
 -----                 ------------                   ---------------------

A-1A                   $ 50,000.00                      $  165,018,148.00
A-1B                   $ 50,000.00                         172,648,684.00
A-1C                   $ 50,000.00                         712,971,079.00
A-1D                   $ 50,000.00                         229,793,503.00
A-CS1(1)               $ 50,000.00                         165,018,148.00
PS-1(2)                $ 50,000.00                       1,754,015,636.33
A-1E                   $ 50,000.00                          52,620.469.00
A-2                    $ 50,000.00                          87,700,781.00
A-3                    $ 50,000.00                          52,620,469.00
A-4                    $ 50,000.00                          26,310,234.00
A-5                    $ 50,000.00                          39,465,351.00
A-6                    $ 50,000.00                          43,850,390.00
A-7                    $ 50,000.00                          21,925,195.00
A-8Z                   $ 50,000.00                           5,740,918.77
B-1                    $100,000.00                          39,465,351.00
B-2                    $100,000.00                          39,465,351.00
B-3                    $100,000.00                           8,770,078.00
B-3SC                  $100,000.00                          26,000,000.00
B-4                    $100,000.00                          13,155,117.00
B-5                    $100,000.00                          13,155,117.00
B-6                    $100,000.00                          21,925,195.00
B-7                    $ 50,000.00                          13,154,124.00
B-7H                   $  1,000.00                               1,000.33

     The Class B-7 Certificates shall each be issued as one or more Individual Certificates, substantially in the form of Exhibit A-21 hereto. Such Certificates shall not be issuable as Global Certificates unless the Depositor determines that issuance in such form is feasible under Procedures of the Depository (after consideration of the date of the Distribution Date and the requirements of the Depository) and the Paying Agent concurs in such determination.

     Each Certificate will share ratably in all rights of the related Class. The Class B-7H Certificates shall be issuable in a single, registered definitive physical certificate evidencing its aggregate initial Certificate Balance. The Class V-1, Class V-2, Class R and LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

     The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

     The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

     (b) Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.22 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Certificateholders (even if such Certificateholders hold their Certificates through the Depository) the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Depositor, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Depositor and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

     (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

     (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

     (e) If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Notional Balance, as applicable, of the Global
Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

     (f) If the Trustee, its agents or the Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

     (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Servicer with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act, all of which information referred to in this paragraph shall be provided on a timely basis to the Trustee by the Servicer.

     For so long as the Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

     (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory.
Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-26 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration,   Transfer   and   Exchange  of Certificates.

     (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.01(i) and 5.02(c), (d), (e), (f), (g) and (h). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

     (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f),
(g), (h) and (i), the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(i) and 5.02(c), (d), (e), (f), (g), (h) and (i).

     (c) In addition to the  provisions  of Sections  5.01(i) and 5.02(d),  (e),
(f), (g) and (h) and the rules of the Depository; the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

          (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

               (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

               (B) The Certificate Registrar shall register the transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit I hereto (a "Regulation S Transfer Certificate"), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; and

               (C) The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

     and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

          (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global
     Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

               (A) Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and CEDEL or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or CEDEL account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or CEDEL, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (B) Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or CEDEL account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (C) Regulation S Global Certificate to Rule 144A Global Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

          (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual
     Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit G as attached hereto (the "Securities Legend"), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

               (A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

               (B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

               (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

          Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

          (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a),
     (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or CEDEL account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository as the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or CEDEL, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

          It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

          (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

     (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

     (e) Subject to the  restrictions  on  transfer  and  exchange  set forth in
Section  5.01(i)  and in  this  Section  5.02,  the  Holder  of  any  Individual
Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first Class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

     (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to
Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

     (g) Subject to the provisions of Section 5.01(i) and this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

     (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     (i) Subject to Section 5.02(e), transfers of the Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified
Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the
Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

     (j) Neither the Depositor, the Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (k) No transfer of any Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Class V-1, Class V-2 and Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA,
Section 4975 of the Code, or a materially similar characterization under any Similar Law. Each prospective transferee of a Restricted Certificate shall either (i) deliver to the Depositor, the Certificate Registrar and the Trustee, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in
(i) or (ii) above or (ii) in the event the transferee is such an entity specified in (i) or (ii) above, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity, such entity shall provide an opinion of counsel in form and substance satisfactory to the Certificate Registrar that the purchase or holding of the certificates by or on behalf of a plan will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability. Neither the Trustee, the Servicer nor the Certificate Registrar shall register a Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (i) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class V-1, Class V-2 and Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. Any transfer of a Restricted Certificate that would violate or result in a prohibited transaction under ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

     (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

     (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

     (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this
          Section 5.02(e) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the ------------ "Transferor ---------- Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

     (iii)Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

     Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Appointment of Paying Agent.

     The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "AA" by Fitch and S&P and "Aa2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

     SECTION 5.05. Access to Certificateholders' Names and Addresses.

     (a) If any  Certificateholder  (for  purposes  of  this  Section  5.05,  an
"Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

     (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

                                   ARTICLE VI

                   THE DEPOSITOR, THE SERVICER AND THE SPECIAL
                                    SERVICER

     SECTION 6.01. Liability of the Depositor, the Servicer and the
                   Special Servicer.

     The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

     SECTION 6.02. Merger or Consolidation of the Servicer.

     Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Texas and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

     SECTION 6.03. Limitation on Liability of the Depositor, the
                   Servicer and Others.

     (a) Neither the Depositor, the Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor or the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Neither the Depositor nor the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

     SECTION 6.04. Limitation on Resignation of the Servicer and the
                   Special Servicer; Termination of the Servicer and the Special Servicer.

     (a) The Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and to the Depositor, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (C) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates, and
(D) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer, as applicable, hereunder.

     (b) Except as provided in this Section 6.04, the Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

     (c) The Depositor  shall be permitted to remove the Servicer  provided that
(i) each Rating Agency has confirmed in writing that such removal and replacement will not result in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any class of Certificates and (ii) the replacement Servicer (x) is an acquired servicing unit and (y) is an affiliate of the Depositor; provided, however, that such replacement Servicer will not directly service any Mortgage Loan in which an affiliate of the Depositor has an equity interest. If the Depositor removes the Servicer pursuant to the preceding sentence, the Depositor shall pay for all costs and expenses that would otherwise be incurred by the Trust Fund in connection with such removal and replacement. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Servicer, the successor Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Servicer had immediately prior to its termination without regard to the operation of this paragraph.

     No resignation or removal of the Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Servicer or Special Servicer shall be treated as Realized Losses.

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect
                   of the Servicer and the Special Servicer.

     The Servicer and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer and the Special Servicer shall furnish to the Depositor, Servicer, Special Servicer and the Trustee its most recent financial statements (or in the case of the Servicer or Special Servicer, the financial statements of AMRESCO, INC. if no separate financial statements have been prepared for the Servicer) and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Servicer, shall have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise. Neither the Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

     SECTION 6.06. Servicer or Special Servicer as Owner of a
                   Certificate.

     The Servicer or an Affiliate of the Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Servicer Event of Default", wherever used herein, means any one of the following events:

     (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest
          Distribution Account, any amount required to be so deposited by the Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement; or

     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

     (iii)confirmation in writing by any Rating Agency that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer, or of or relating to all or substantially all of its property; or

     (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vii)the Servicer shall fail to make any Property Advance required to be made by the Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.08(a) due to the Servicer's failure to make a required Advance, such Event of Default shall occur immediately upon such Advance); or

     (viii) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Funds;

then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Servicer.

     In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

     (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

     (i) any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

     (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Servicer, the Depositor or the Trustee, or to the Special Servicer, the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

     (iii)confirmation in writing by any Rating Agency that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

     (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vii)the Special Servicer shall no longer be an "approved" special servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund;

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

     (c) In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer or successor Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party shall be its successor in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer which may have arisen prior to its termination as Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term debt rating categories or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's or Special
Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

     (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     SECTION 7.04. Other Remedies of Trustee.

     During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

     SECTION 7.05. Waiver of Past Events of Default; Termination.

     The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

     (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii)The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

     (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

     (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

     None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii)(A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder.

     (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for
                   Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer, or the Special Servicer and the Trustee, the Fiscal Agent, the Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any subservicer or any Borrower; any action of the Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to
Section 7.02) or any subservicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any subservicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Distribution Account, Upper-Tier Distribution Account, Lock Box Account, Cash Collateral Account, Reserve Accounts, Interest Reserve Account, Default Interest Distribution Account or Excess Interest Distribution Account or any other account maintained by or on behalf of the Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

     SECTION 8.05. Payment of Trustee's Fees and Expenses;
                   Indemnification.

     (a) The  Trustee  or any  successor  Trustee  shall  be  entitled,  on each
Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the
Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer or the Special Servicer, as the case may be, would have been entitled.

     (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

     The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee; provided, that in the event that the Servicer is terminated pursuant to
Section 6.04(c), expenses incurred in connection with such transfer shall be paid by the Certificateholders effecting such termination.

     (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or subservicer).

     (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and
(ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section
4.05 and Section 7.01. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

     (e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

     (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by Fitch and S&P and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by Fitch and S&P and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier) the rating on the unsecured long term debt of the Trustee must be at least "AA" by Fitch and S&P and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer (except during any period when the Trustee has assumed the duties of the Servicer pursuant to
Section 7.02); provided that, notwithstanding that the long-term unsecured debt of LaSalle National Bank and ABN AMRO Bank N.V. are not rated by Fitch, LaSalle National Bank shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as Fitch shall notify the Trustee, the Servicer and the Special Servicer in writing that LaSalle National Bank is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07. Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then current ratings assigned to the Certificates), by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or upon a confirmation in writing by any Rating Agency that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any class of Certificates to be qualified, withdrawn or downgraded, then the Depositor or the Servicer may remove the Trustee and the Fiscal Agent and the Servicer shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent.

     The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

     In the event of removal of the Trustee the Fiscal Agent shall be deemed to have been removed.

     In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

     Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in Section 8.08.

     SECTION 8.08. Successor Trustee and Fiscal Agent.

     (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

     (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

     No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of affecting the liability of or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Fiscal Agent Appointed; Concerning the Fiscal Agent.

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of
Section 8.01(c) shall apply to the Fiscal Agent.

     (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

     (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Trust REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the Trust REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to the Trust REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or other reasonable period.

     (c) Any holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)  the sum of

     (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

     (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

     (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable), to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

     (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

     Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class V-1 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to the Net Default Interest, as their interests may appear, and the holders of the Class V-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to Excess Interest, as their interests may appear.

     (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), (c) or (d) or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Distribution Account and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

     (e) Notice of any  termination  of the Trust Fund  pursuant to this Section
9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

     (i)  specify  the   Anticipated   Termination   Date  on  which  the  final
          distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

     (ii) specify the amount of any such final distribution, if known; and

     (iii)state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

     (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class LR Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

     (g) The Holder of a 100% Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date, if any, at a price equal to the sum of the following:

          (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal);

          (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest);

          (iii) the aggregate amount of all --- unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and unpaid Special Servicing Compensation, Servicing Compensation, Trustee Fees and Trust Fund expenses; and

          (iv) the amount of any Liquidation Expenses incurred by the Trust Fund in connection with such purchase;

provided, that, such Holder, at its expense, has provided the Trustee with an opinion of counsel to the effect that such purchase would not (x) result in a gain which would be subject to the tax on net income derived from "prohibited transactions" imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or (y) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC; such opinion relying upon appraisals of the fair market value (for the purposes of Section 860F(c)(1) of the Code) of such Mortgage Loan by at least three Independent appraisers.


     Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

     The Holder of 100% of the most subordinate Class of Certificates (provided that none of the Class A-8Z, Class B-3SC or Class B-7H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date.

     The proceeds of any such purchase hereunder shall be deposited in the Collection Account and disbursed as provided herein.

     Notwithstanding anything to the contrary contained in this Section 9.0(g), if the Class LR or most subordinate Class of Certificates (which shall not include the Class A-8Z Certificate or the Class B-3SC Certificate) shall be held by an affiliate of the Depositor, such affiliate may not exercise any of the purchase rights under this Section 9.01(g) with respect to a Mortgage Loan that is in default.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.02. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04. Notices.

     All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

          If to the Trustee, to:

               LaSalle National Bank
               135 South LaSalle Street
               Suite 1600
               Chicago, Illinois  60603

               Attention:  Asset-Backed Securities
                             Trust Services, Nomura 1997-D5

          If to the Fiscal Agent, to:

               ABN AMRO Bank, N.V.
               c/o LaSalle National Bank
               135 South LaSalle Street
               Chicago, IL  60603

               Attention:  Asset-Backed Securities
                             Trust Services, Nomura 1997-D5

          If to the Depositor, to:

               Asset Securitization Corporation
               2 World Financial Center
               Building B, 21st Floor
               New York, New York  10281-1198

               Attention:  Perry Gershon and
                           Sheryl McAfee

          With copies to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York  10038
               Attention:  Anna H. Glick

          If to the Servicer, to:

               AMRESCO Services, L.P.
               235 Peachtree Street
               Suite 900
               Atlanta, Georgia  30303
               Attention:  Legal Counsel

          With copies to:

               AMRESCO, INC.
               700 N. Pearl Street
               Suite 2400
               Dallas, Texas  75201
               Attention:  General Counsel

               and

               Weil, Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Paul T. Cohn

          If to the Special Servicer, to:

               AMRESCO Management, Inc.
               700 N. Pearl Street
               Suite 2400
               Dallas, Texas  75201
               Attention: Michael Carp

          With copies to:

               AMRESCO, INC.
               700 N. Pearl Street
               Suite 2400
               Dallas, Texas  75201
               Attention:  General Counsel

               and

               Weil, Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Paul T. Cohn

          If to the Mortgage Loan Seller, to:

               Nomura Asset Capital Corporation
               2 World Financial
               Center Building B, 21st Floor
               New York, NY  10281-1198

               Attention:  Perry Gershon and
                           Sheryl McAfee

          If to any Certificateholder, to:

               the address set forth in the
               Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

     SECTION 10.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.06. Notice to the Depositor and Each Rating Agency.

     (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

     (i) any material change or amendment to this Agreement;

     (ii) the occurrence of any Event of Default that has not been cured;

     (iii)the  merger,   consolidation,   resignation   or  termination  of  the
          Servicer, Special Servicer, the Trustee or Fiscal Agent;

     (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d) or 2.03(e);

     (v)  the final payment to any Class of Certificateholders;

     (vi) any  change  in  the  location  of  the  Collection   Account  or  the
          Distribution Account;

     (vii)any  event  that  would  result  in  the   voluntary  or   involuntary
          termination of any insurance of the accounts of the Servicer;

     (viii) each  report to  Certificateholders  described  in Section  4.02 and
          Section 3.22;

     (ix) any change in the lien priority of a Mortgage Loan;

     (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

     (xi) any termination of licensing certification at a Mortgaged Property securing a Senior Housing/Healthcare Loan;

     (xii) any material damage to a Mortgaged Property; and

     (xiii) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan.

     (b) The Servicer shall promptly furnish to each Rating Agency copies of the following:

     (i)  each of its annual  statements as to  compliance  described in Section
          3.14;

     (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

     (iii)a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03; however, with respect to Fitch, the Servicer shall provide only the quarterly and annual statements or reports; and

     (iv) a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan.

     (c) The Servicer shall furnish each Rating Agency and the Depositor with such information with respect to the Trust Fund, a Mortgaged Property, a Borrower and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency or the Depositor shall reasonably request and which the Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith. The Servicer shall send copies to the Depositor of any information provided to any Rating Agency.

     (d) Notices to each Rating Agency shall be addressed as follows:

          Fitch Investors Service, L.P.
          One State Street Plaza
          New York, New York  10004
          Attention:  Commercial Mortgage Surveillance

          Moody's Investor Services, Inc.
          99 Church Street
          New York, New York  10007
          Attention:  Managing Director
                      Commercial Mortgage-Backed Securities

          Standard & Poor's Rating Services
          26 Broadway
          New York, New York  10004
          Attention:  Commercial Mortgage Surveillance

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

     SECTION 10.07. Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein,
(iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, and the Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

     Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Servicer and/or the Trustee, the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

     Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii),
(iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

     SECTION 10.08. Confirmation of Intent.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Distribution Account, Upper-Tier Account, Default Interest Distribution Account and Excess Interest Distribution Account, whether in the form of cash, instruments, securities or other property;
(c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

     SECTION 10.09. Streit Act.

     Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such
Section 126 and/or Section 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said
Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

     SECTION 10.10. No Intended Third-Party Beneficiaries.

     No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


Signed and acknowledged                      ASSET SECURITIZATION CORPORATION,
in the presence of                           as Depositor

                                             By:
-----------------------------------             --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
-----------------------------------
Print Name:                                  Title:
                                                   -----------------------------


Signed and acknowledged                      AMRESCO SERVICES, L.P.,
in the presence of                           as Servicer

                                             By:  AMRESCO Mortgage Capital,
-----------------------------------               Inc., its General Partner
Print Name:
                                             Name:
                                                  ------------------------------
-----------------------------------
Print Name:                                  Title:
                                                   -----------------------------


Signed and acknowledged                      AMRESCO MANAGEMENT, INC.
in the presence of                           as Special Servicer

                                             By:
-----------------------------------             --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
-----------------------------------
Print Name:                                  Title:
                                                   -----------------------------

Signed and acknowledged                      LASALLE NATIONAL BANK,
in the presence of                           as Trustee, Custodian, Certificate
                                             Registrar and Paying Agent

-----------------------------------          By:
Print Name:                                     --------------------------------

                                             Name:
-----------------------------------               ------------------------------
Print Name:
                                             Title:
                                                   -----------------------------


ABN AMRO BANK N.V.                           ABN AMRO BANK, N.V.,
as Fiscal Agent                              as Fiscal Agent

                                             By:
-----------------------------------             --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
-----------------------------------
Print Name:                                  Title:
                                                   -----------------------------

                                             Acknowledged by Nomura Securities
                                             International, Inc., solely with
                                             respect to Section 3.07 and Section
                                             5.02(1)

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


     On this ____ day of October, 1997, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared ____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at Two World Financial Center, New York, New York; that s/he is the ____________________ of ASSET SECURITIZATION CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                        ------------------------------
                                        NOTARY PUBLIC in and for the
                                        State of New York.
                                        My Commission expires:

                                        (stamp)

                                        (seal)

This instrument prepared by:

------------------------------
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )


     On this ____ day of October, 1997, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ________________________________________; that s/he is the ____________________
of AMRESCO Mortgage Capital, Inc., the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                        ------------------------------
                                        NOTARY PUBLIC in and for the
                                        State of ____________________
                                        My Commission expires:

                                        (stamp)

                                        (seal)

This instrument prepared by:

------------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )


     On this ____ day of October, 1997, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ________________________________________; that s/he is the ____________________
of AMRESCO Management, Inc., the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                        ------------------------------
                                        NOTARY PUBLIC in and for the
                                        State of ____________________
                                        My Commission expires:

                                        (stamp)

                                        (seal)

This instrument prepared by:

------------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )


     On this ____ day of October, 1997, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ________________________________________; that s/he is a ____________________ of
LASALLE NATIONAL BANK, a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that he/her signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                        ------------------------------
                                        NOTARY PUBLIC in and for the
                                        State of ____________________
                                        My Commission expires:

                                        (stamp)

                                        (seal)

This instrument prepared by:

------------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )


     On this ____ day of October, 1997, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ________________________________________; that s/he is a ____________________ of
ABN AMRO BANK N.V., a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                        ------------------------------
                                        NOTARY PUBLIC in and for the
                                        State of ____________________
                                        My Commission expires:

                                        (stamp)

                                        (seal)

This instrument prepared by:

------------------------------
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

                                   EXHIBIT A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-1A

Pass-Through Rate:  6.50000%

First Distribution Date:                   Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class A-1A Certificates:                   February 14, 2041
$165,018,148.00

CUSIP:  045424 FD5                         ISIN:  US 045424 FD52

Common Code: 8162077                       Initial Certificate
                                           Balance of this Certificate:
                                           $

No.:  A-1A-

     This certifies that _______________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-1A Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1A Certificate to be duly executed.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                   By:_________________________________________
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1A Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    SALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_______________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _______________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-1A Certificate of the entire Percentage Interest represented by the within Class A-1A Certificates to the above-named Assignee(s) and to deliver such Class A-1A Certificate to the following address:__________________________________________
_______________________________________________________________________________


Date: ___________                               ________________________________
                                                Signature by or on behalf of
                                                Assignor(s)



                                                ________________________________
                                                Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number____________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-1B

Pass-Through Rate:  6.66000%

First Distribution Date:                       Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                              Scheduled Final
Certificate Balance of the                     Distribution Date:
Class A-1B Certificates:                       February 14, 2041
$172,648,684.00

CUSIP:  045424 FE3                             ISIN:  US 045424 FE36

Common Code: 8162093                           Initial Certificate
                                               Balance of this Certificate:
                                               $

No.:  A-1B-

     This certifies that ______________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-1B Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1B Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                 Authorized Officer





                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1B Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                     By:_______________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1B Certificate of the entire Percentage Interest represented by the within Class A-1B Certificates to the above-named Assignee(s) and to deliver such Class A-1B Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Date: ___________
                                             ___________________________________
                                             Signature by or on behalf of
                                             Assignor(s)


                                             ___________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-1C

Pass-Through Rate:  6.75000%

First Distribution Date:                    Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-1C Certificates:                    February 14, 2041
$712,971,079.00

CUSIP:  045424 FF0                          ISIN:  US 045424 FF01

Common Code: 8162140                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-1C-

     This certifies that ____________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-1C Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1C Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                Authorized Officer





                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1C Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1C Certificate of the entire Percentage Interest represented by the within Class A-1C Certificates to the above-named Assignee(s) and to deliver such Class A-1C Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Date: ___________                                _______________________________
                                                 Signature by or on behalf of
                                                 Assignor(s)



                                                 _______________________________
                                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-1D

Pass-Through Rate:  6.85000%

First Distribution Date:                       Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                              Scheduled Final
Certificate Balance of the                     Distribution Date:
Class A-1D Certificates:                       February 14, 2041
$229,793,503.00

CUSIP:  045424 FG8                             ISIN:  US 045424 FG83

Common Code: 8162158                           Initial Certificate
                                               Balance of this Certificate:
                                               $

No.:  A-1D-

     This certifies that _______________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-1D Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1D Certificate to be duly executed.

Dated:

                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                  Authorized Officer





                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1D Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                     By:________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1D Certificate of the entire Percentage Interest represented by the within Class A-1D Certificates to the above-named Assignee(s) and to deliver such Class A-1D Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                               ________________________________
                                                Signature by or on behalf of
                                                Assignor(s)



                                                ________________________________
                                                Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THE CLASS A-1E CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-1E

Pass-Through Rate:  6.93000%

First Distribution Date:                      Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                             Scheduled Final
Certificate Balance of the                    Distribution Date:
Class A-1E Certificates:                      February 14, 2041
$52,620,469.00

CUSIP:  045424 GE2                            ISIN:  US 045424 GE27

Common Code: 8162182                          Initial Certificate
                                              Balance of this Certificate:
                                              $

No.:  A-1E-

     This certifies that __________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-1E Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1E Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                  Authorized Officer





                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-1E Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent


                                    ____________________________________________
                                    By:
                                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1E Certificate of the entire Percentage Interest represented by the within Class A-1E Certificates to the above-named Assignee(s) and to deliver such Class A-1E Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                                _______________________________
                                                 Signature by or on behalf of
                                                 Assignor(s)



                                                 _______________________________
                                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-2

Pass-Through Rate:  6.81408%*

First Distribution Date:                     Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                            Scheduled Final
Certificate Balance of the                   Distribution Date:
Class A-2 Certificates:                      February 14, 2041
$87,700,781.00

CUSIP:  045424 FK9                           ISIN:  US 045424 FK95

Common Code: 8162301                         Initial Certificate
                                             Balance of this Certificate:
                                             $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.


No.:  A-2-

     This certifies that ________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                 Authorized Officer





                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________



Date: ___________                            ___________________________________
                                             Signature by or on behalf of
                                             Assignor(s)



                                             ___________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-7

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-3 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-3

Pass-Through Rate:  6.86408%*

First Distribution Date:                     Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                            Scheduled Final
Certificate Balance of the                   Distribution Date:
Class A-3 Certificates:                      February 14, 2041
$52,620,469.00

CUSIP:  045424 FL7                           ISDN:  US 045424 FL78

Common Code: 8162336                         Initial Certificate
                                             Balance of this Certificate:
                                             $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.:  A-3-

     This certifies that ______________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-3 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-3 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                     By:________________________________________
                                                 Authorized Officer




                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                            By:
                                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                               ________________________________
                                                Signature by or on behalf of
                                                Assignor(s)


                                                ________________________________
                                                Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-4 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-4

Pass-Through Rate:  6.91408%*

First Distribution Date:                     Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                            Scheduled Final
Certificate Balance of the                   Distribution Date:
Class A-4 Certificates:                      February 14, 2041
$26,310,234.00

CUSIP:  045424 FM5                           ISIN:  US 045424 FM51

Common Code: 8162352                         Initial Certificate
                                             Balance of this Certificate:
                                             $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.:  A-4-

     This certifies that ____________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-4 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                 Authorized Officer




                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                                _______________________________
                                                 Signature by or on behalf of
                                                 Assignor(s)



                                                 _______________________________
                                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                   EXHIBIT A-9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-5 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-5

Pass-Through Rate:  6.93408%*

First Distribution Date:                      Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                             Scheduled Final
Certificate Balance of the                    Distribution Date:
Class A-5 Certificates:                       February 14, 2041
$39,465,351.00

CUSIP:  045424 FN3                            ISIN:  US 045424 FN35

Common Code: 8162379                          Initial Certificate
                                              Balance of this Certificate:
                                              $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.:  A-5-

     This certifies that ___________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-5 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-5 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-5 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-5 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-5 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                  Authorized Officer




                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-5 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-5 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-5 Certificate of the entire Percentage Interest represented by the within Class A-5 Certificates to the above-named Assignee(s) and to deliver such Class A-5 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                               ________________________________
                                                Signature by or on behalf of
                                                Assignor(s)



                                                ________________________________
                                                Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                  EXHIBIT A-10

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-6 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-6

Pass-Through Rate:  7.18408%*

First Distribution Date:                        Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                               Scheduled Final
Certificate Balance of the                      Distribution Date:
Class A-6 Certificates:                         February 14, 2041
$43,850,390.00

CUSIP:  045424 FP8                              ISIN:  US 045424 FP82

Common Code: 8162387                            Initial Certificate
                                                Balance of this Certificate:
                                                $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.:  A-6-

     This certifies that ____________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-6 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-6 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-6 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-6 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-6 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                                  Authorized Officer






                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-6 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-6 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-6 Certificate of the entire Percentage Interest represented by the within Class A-6 Certificates to the above-named Assignee(s) and to deliver such Class A-6 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                              _________________________________
                                               Signature by or on behalf of
                                               Assignor(s)



                                               _________________________________
                                               Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                  EXHIBIT A-11

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS A-7 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS A-7

Pass-Through Rate:  7.42408%*

First Distribution Date:                   Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class A-7 Certificates:                    February 14, 2041
$21,925,195.00

CUSIP:  045424 FQ6                         ISIN:  US 045424 FQ65

Common Code:  8162395                      Initial Certificate
                                           Balance of this Certificate:
                                           $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.:  A-7-

     This certifies that _________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-6 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-7 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-6 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-7 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-7 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                     By:________________________________________
                                                   Authorized Officer




                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-7 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                     By:________________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-7 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-7 Certificate of the entire Percentage Interest represented by the within Class A-7 Certificates to the above-named Assignee(s) and to deliver such Class A-7 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________                             __________________________________
                                              Signature by or on behalf of
                                              Assignor(s)



                                              __________________________________
                                              Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
______________________________________________________________________________
_______________________________________________________________________________
for the account of _____________________ account number ______________________.


This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                            By: ________________________________



                                                ________________________________
                                               [Please print or type name(s)]



                                                ________________________________
                                                Title



                                                ________________________________
                                                Taxpayer Identification Number

                                  EXHIBIT A-12

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THE CLASS A-8Z CERTIFICATES CORRESPOND TO THE COMSAT JUNIOR LOAN AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, AND THE COMSAT JUNIOR LOAN CONSTITUTES THE SOLE SOURCE OF DISTRIBUTIONS ON THE CLASS A-8Z CERTIFICATES. THE COMSAT JUNIOR LOAN IS SUBORDINATE TO THE COMSAT SENIOR LOAN AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-8Z

Pass-Through  Rate:  10.115%*


First Distribution Date:                     Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                            Scheduled Final
Certificate Balance of the                   Distribution Date:
Class A-8Z Certificates:                     February 14, 2041
$5,740,918.77

CUSIP:  045424 FR4                           ISIN:  US 045424 FR49

Common Code: 8162409                         Initial Certificate
                                             Balance of this Certificate:
                                             $

[FN]
-----------
* The Pass-Through Rate applicable to the Class A-8Z Certificate is equal to the Mortgage Pass-Through Rate on the Comsat Junior Loan, initially the amount shown above.


No.:  A-8Z-

     This certifies that __________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-8Z Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class A-8Z Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders"). The beneficial ownership interest represented by the Class A-8Z Certificates corresponds only to the portion of the Trust Fund consisting of the Comsat Junior Loan.

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-8Z Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-8Z Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Comsat Junior Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                    (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                   (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                   iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                   (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i) the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-8Z Certificate to be duly executed.

Dated:


                             LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                             By:_______________________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class A-8Z Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                              LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                              By:______________________________________________
                                                Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,  the  undersigned   ("Assignor(s)")  hereby  sell(s),
assign(s)        and        transfer(s)         unto____________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-8Z Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-8Z Certificate of the entire Percentage Interest represented by the within Class A-8Z Certificates to the above-named Assignee(s) and to deliver such Class A-8Z Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                      _________________________________________
                                       Signature by or on behalf of
                                       Assignor(s)


                                       ________________________________________
                                       Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to___________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ___________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                               By: ________________________________________



                                   ________________________________________
                                    [Please print or type name(s)]



                                   ________________________________________
                                   Title



                                   ________________________________________
                                   Taxpayer Identification Number

                                  EXHIBIT A-13

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THE CERTIFICATES ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS A-CS1

Pass-Through Rate:  1.83408%*

First Distribution Date:                 Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                        Scheduled Final
Notional Balance of the                  Distribution Date:
Class A-CS1 Certificates:                February 14, 2041
$165,018,148.00

CUSIP:  045424 FH6                       ISIN:  US045424 FH66

Common Code:  8162255                    Initial Notional
                                         Balance of this Certificate:
                                         $
[FN]
------------
*The Pass-Through Rate is for the Distribution D

ate occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.


No.:  A-CS1-

     This certifies that _______________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-CS1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the A-CS1 Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of l986, as amended, and certain other assets.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class A-CS1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-CS1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days. The Interest Accrual Period with respect to the Distribution Date occurring in November 1997 shall consist of the actual number of 16 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Notional Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                  (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-CS1 Certificate to be duly executed.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                By:_____________________________________________
                                                  Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class A-CS1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:____________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-CS1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-CS1 Certificate of the entire Percentage Interest represented by the within Class A-CS1 Certificates to the above-named Assignee(s) and to deliver such Class A-CS1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                      _________________________________________
                                       Signature by or on behalf of
                                       Assignor(s)


                                       _________________________________________
                                       Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-14

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THE CERTIFICATES ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS PS-1

Pass-Through Rate:  1.36707%*

First Distribution Date:                    Cut-off Date:  October 24, 1997
November 17, 1997

Aggregate Initial                           Scheduled Final
Notional Balance of the                     Distribution Date:
Class PS-1 Certificates:                    February 14, 2041
$1,754,015,636.33

CUSIP:  045424 FJ2                          ISIN:  US045424 FJ23

Common Code:  8162280                       Initial Notional
                                            Balance of this Certificate:
                                            $

[FN]
---------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.


No.:  PS-1-

     This certifies that __________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class PS-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the PS-1 Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class PS-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class PS-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days. The Interest Accrual Period with respect to the Distribution Date occurring in November 1997 shall consist of the actual number of 16 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Notional Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class PS-1 Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:___________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class PS-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:___________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class PS-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class PS-1 Certificate of the entire Percentage Interest represented by the within Class PS-1 Certificates to the above-named Assignee(s) and to deliver such Class PS-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                       ________________________________________
                                        Signature by or on behalf of
                                        Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-15

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-1 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-1

Pass-Through Rate:  6.93000%

First Distribution Date:                   Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class B-1 Certificates:                    February 14, 2041
$39,465,351.00

CUSIP:  045424 FS2                         ISIN: US045424 FS22

Common Code: 8163367                       Initial Certificate
                                           Balance of this Certificate:
                                           $



No.:  B-1-

     This certifies that _____________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-1 Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:______________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:___________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-1 Certificate of the entire Percentage Interest represented by the within Class B-1 Certificates to the above-named Assignee(s) and to deliver such Class B-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                           ____________________________________
                                            Signature by or on behalf of
                                            Assignor(s)


                                            ____________________________________
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-16

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-2 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-2

Pass-Through Rate:  6.93000%

First Distribution Date:                   Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class B-2 Certificates:                    February 14, 2041
$39,465,351.00

CUSIP:  045424 FT0                         ISIN: US045424 FT05

Common Code:  8163375                      Initial Certificate
                                           Balance of this Certificate:
                                           $

No.:  B-2-

     This certifies that _______________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-2 Certificate to be duly executed.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                By:_____________________________________________
                                                  Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:___________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-2 Certificate of the entire Percentage Interest represented by the within Class B-2 Certificates to the above-named Assignee(s) and to deliver such Class B-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                            ___________________________________
                                             Signature by or on behalf of
                                             Assignor(s)


                                             ___________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-17

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-3 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-3

Pass-Through Rate:  6.93000%

First Distribution Date:                    Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-3 Certificates:                     February 14, 2041
$8,770,078.00

CUSIP:  045424 FU7                          ISIN: US045424 FU77

Common Code: 8163383                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-3-

     This certifies that ___________________________. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-3 Certificates, the
"Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-3 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-3 Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:__________________________________________
                                                    Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:____________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-3 Certificate of the entire Percentage Interest represented by the within Class B-3 Certificates to the above-named Assignee(s) and to deliver such Class B-3 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of _____________________ account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-18

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW. NO INTEREST ACCRUES ON THE CLASS B-3SC CERTIFICATES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

THE CLASS B-3SC CERTIFICATES CORRESPOND TO THE SC JUNIOR PORTION OF THE SAUL CENTERS RETAIL POOL LOAN AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT, AND SUCH SC JUNIOR PORTION CONSTITUTES THE SOLE SOURCE OF DISTRIBUTIONS ON THE CLASS B-3SC CERTIFICATES. SUCH SC JUNIOR PORTION IS SUBORDINATE TO THE SC SENIOR PORTION OF THE SAUL CENTERS RETAIL POOL LOAN AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS B-3SC

First Distribution Date:                  Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class B-3SC Certificates:                 February 14, 2041
$26,000,000.00

CUSIP:  045424 GG7                        ISIN:  US045424 GG74

Common Code: 8163391                      Initial Certificate
                                          Balance of this Certificate:
                                          $

No.:  B-3SC-

     This certifies that ___________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-3SC Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class
B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-3SC Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders"). The beneficial ownership interest represented by the Class B-3SC Certificates corresponds only to the portion of the Trust Fund consisting of the SC Junior Portion of the Saul Centers Retail Pool Loan.

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal then distributable, if any, allocable to the Class B-3SC Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the SC Junior Portion of the Saul Centers Retail Pool Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-3SC Certificate to be duly executed.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                   By:_________________________________________
                                                     Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-3SC Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:___________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-3SC Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-3SC Certificate of the entire Percentage Interest represented by the within Class B-3SC Certificates to the above-named Assignee(s) and to deliver such Class B-3SC Certificate to the following address:


________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
_____________________________________________________________________________
for the account of _____________________ account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-19

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-4 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-4

Pass-Through Rate:  6.93000%

First Distribution Date:                    Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-4 Certificates:                     February 14, 2041
$13,155,117.00

CUSIP:  045424 FV5                          ISIN:  US045424 FV50

Common Code: 8163464                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-4--

     This certifies that ___________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-4 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-4 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-4 Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:_____________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                               By:__________________________________________
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-4 Certificate of the entire Percentage Interest represented by the within Class B-4 Certificates to the above-named Assignee(s) and to deliver such Class B-4 Certificate to the following address:


________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-20

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-5 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-5

Pass-Through Rate:  6.93000%

First Distribution Date:                    Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B-5 Certificates:                     February 14, 2041
$13,155,117.00

CUSIP:  045424 FW3                          ISIN: US045424 FW34

Common Code: 8163502                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  B-5--

     This certifies that _______________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-5 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-5 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-5 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-5 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-5 Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                    Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-5 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:____________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-5 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class B-5 Certificate of the entire Percentage Interest represented by the within Class B-5 Certificates to the above-named Assignee(s) and to deliver such Class B-5 Certificate to the following address:


________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
_____________________________________________________________________________
for the account of _______________ account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-21

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR
LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THE CLASS B-6 CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-6

Pass-Through Rate:  6.93000%

First Distribution Date:                   Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Certificate Balance of the                 Distribution Date:
Class B-6 Certificates:                    February 14, 2041
$21,925,195.00

CUSIP:  045424 FX1                         ISIN: US045424 FX17

Common Code: 8163537                       Initial Certificate
                                           Balance of this Certificate:
                                           $

No.:  B-6-

     This certifies that _________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-6 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the
Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-7, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-6 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B-6 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-6 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-6 Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                    Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-6 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                   By:__________________________________________
                                                     Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-6 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-6 Certificate of the entire Percentage Interest represented by the within Class B-6 Certificates to the above-named Assignee(s) and to deliver such Class B-6 Certificate to the following address:


________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions,  if be made by wire transfer in  immediately  available  funds to
_______________________________________________________________________________
for the account of ______________ account number ________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                  By: ________________________________________



                                      ________________________________________
                                       [Please print or type name(s)]



                                      ________________________________________
                                      Title



                                      ________________________________________
                                      Taxpayer Identification Number

                                  EXHIBIT A-22

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CLASS B-7 CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS B-7

Pass-Through Rate:  8.33408%*


First Distribution Date:                   Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                          Scheduled Final
Notional Balance of the                    Distribution Date:
Class B-7 Certificates:                    February 14, 2041
$13,154,124.00

CUSIP:  045424 FY9

                                           Initial Notional
                                           Balance of this Certificate:
                                           $

[FN]
---------------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.

No.: B-7-

     This certifies that ______________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-7 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7H, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-7 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class B-7 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-7 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Notional Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-7 Certificate to be duly executed.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                    By:_________________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-7 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                    LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                    By:_________________________________________
                                               Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-7 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-7 Certificate of the entire Percentage Interest represented by the within Class B-7 Certificates to the above-named Assignee(s) and to deliver such Class B-7 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                  EXHIBIT A-23

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CLASS B-7H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1997-D5, CLASS B-7H

Pass-Through Rate:  8.33408%*


First Distribution Date:                        Cut-off Date: October 24, 1997
November 17, 1997

Aggregate Initial                               Scheduled Final
Notional Balance of the                         Distribution Date:
Class B-7H Certificates:                        February 14, 2041
$1,000.33

CUSIP:  045424 FZ6

                                                Initial Notional
                                                Balance of this Certificate:
                                                $

[FN]
--------------
* The Pass-Through Rate is for the Distribution Date occurring in November 1997. The Pass-Through Rate for all subsequent Distribution Dates shall be calculated as provided in the Pooling and Servicing Agreement.


No.: B-7H-

     This certifies that ____________________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B-7H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class V-1, Class V-2, Class R and Class LR Certificates (together with the Class B-7H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class B-7H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B-7H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date other than the Distribution Date occurring on November 17, 1997 commences on and includes the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on and includes the tenth day of the month in which such Distribution Date occurs, provided that the first Interest Accrual Period shall commence on the Cut-off Date and end on November 10, 1997. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 17, 1997 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Notional Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B-7H Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:____________________________________________
                                             Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class B-7H Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                               By:___________________________________________
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B-7H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B-7H Certificate of the entire Percentage Interest represented by the within Class B-7H Certificates to the above-named Assignee(s) and to deliver such Class B-7H Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           ____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                  EXHIBIT A-24

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, Class V-1



CUSIP:  045424 GA0                                Percentage Interest:  100%

No.:  V-1-

     This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class V-1 Certificateholder is not entitled to interest or principal distributions The Class V-1 Certificateholder will be entitled to receive distributions of Net Default Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-2, Class R and Class LR Certificates (together with the Class V-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate Net Default Interest, if any, allocable to the Class V-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class V-1 Certificate to be duly executed.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                 By:__________________________________________
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class V-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                 By:_________________________________________
                                               Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class V-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class V-1 Certificate of the entire Percentage Interest represented by the within Class V-1 Certificates to the above-named Assignee(s) and to deliver such Class V-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)



                                           _________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                  EXHIBIT A-25

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS V-2

                                                       Percentage Interest: 100%

CUSIP:  045424 GB7

No.:  V-2-

     This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class V-2 Certificateholder is not entitled to interest or principal distributions The Class V-2 Certificateholder will be entitled to receive distributions of Excess Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class R and Class LR Certificates (together with the Class V-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fourteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in November, 1997 (each such date, a "Distribution Date"); provided, however, that in any month the Distribution Date will be no earlier than the third Business Day following the eleventh day of such month and; provided further, that if the eleventh day of any month is not a Business Day, the Distribution Date shall be the fourth Business Day following the eleventh day of such month, to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate Excess Interest, if any, allocable to the Class V-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class V-2 Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class V-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:___________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class V-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class V-2 Certificate of the entire Percentage Interest represented by the within Class V-2 Certificates to the above-named Assignee(s) and to deliver such Class V-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)



                                           ____________________________________
                                              Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                  EXHIBIT A-26

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1997-D5, CLASS R

CUSIP:  045424 GC6                                     Percentage Interest: 100%

No.:  R--

     This certifies that ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2 and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreements and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                    Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                   By:__________________________________________
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                             Signature by or on behalf of
                                             Assignor(s)



                                             ___________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                 EXHIBIT A-27

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                        ASSET SECURITIZATION CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1997-D5, CLASS LR

CUSIP:  045424 GD4                                     Percentage Interest: 100%

No.: LR--

     This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2 and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Services, L.P., as Servicer, AMRESCO Management, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the tenth day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in November 1997, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Default Interest
Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and First Boston Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     Any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or (b) if outstanding Mortgage Loans remaining in the Trust Fund consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans) specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i) the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30 day period. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Depositor, the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                   By:__________________________________________
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:___________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Date: ___________
                                               Signature by or on behalf of
                                               Assignor(s)



                                               _________________________________
                                               Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: __________________________________________



                                    __________________________________________
                                     [Please print or type name(s)]



                                    __________________________________________
                                    Title



                                    __________________________________________
                                    Taxpayer Identification Number

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


                                                                                  Cut-off Date
 Loan                                                                               Principal               Monthly
  #              Loan Name                      Borrower Legal Name                  Balance                Payment            Rate
----- ------------------------------  ----------------------------------------   -----------------       --------------       ------
  1   Saul Centers Retail-Senior (1)  Saul Subsidiary I L.P.                  $   121,000,000.00           $942,436.78       8.640%

  1   Saul Centers Retail-Junior      Saul Subsidiary I L.P.                  $    26,000,000.00           $160,187.09

  2   3 Penn Plaza                    Hartz Entp. II Urban Renewal            $   110,000,000.00           $890,079.00       7.704%
                                      Assoc., L.P.

  3   Fath                            Fath Properties, L.P.                   $    86,043,583.00           $631,357.33       8.000%

  4   Westin Peachtree Hotel          The Peachtree Hotel Company             $    74,745,083.80           $606,955.84       8.560%

  5   Dayton Mall                     Dayton Mall Venture, LLC                $    61,410,564.14           $462,893.95       8.270%

  6   Am South                        Marray-Ash Plaza, Inc.                  $    57,170,899.79           $439,861.22       8.500%

  7   The Century Building            Crystal Partners, LP                    $    50,775,000.00           $386,105.90       8.380%

  8   Healthcare @ Hyde Park          HPCH, LLC                               $    49,931,286.48           $471,630.19       9.670%

  9   Westin - G.C.                   Galleon Beach Resort LTD.               $    49,857,133.92           $441,855.35       8.750%

 10   Comsat - Senior Note            LCOR Clarksburg, LLC                    $    41,922,013.41           $448,750.00       7.515%

 10   Comsat - Junior Note            LCOR Clarksburg, LLC                    $     5,740,918.77           $   -            10.115%

 11   Swissbank Tower                 SB Tower Opoerating Company, Inc.       $    45,000,000.00           $302,273.20       7.280%

 12   McBride Portfolio               MBP/BRE, L.L.C.                         $    24,615,000.00           $185,278.23       7.710%

 12   McBride Portfolio               FLIP/BRE, Inc.                          $    12,616,000.00           $ 94,961.22       7.710%

 12   McBride Portfolio               OIP/BRE, L.L.C.                         $     1,467,000.00           $ 11,042.18       7.710%

 12   McBride Portfolio               NJA/BRE, L.L.C.                         $     6,302,000.00           $ 47,435.44       7.710%

 13   F G Hotels                      Assorted                                $    39,250,000.00           $323,064.80       8.764%

 14   Security Square Mall            MDC Investment Property LLC             $    36,500,000.00           $298,083.71       9.167%

 15   San Malls                       San Mall, LLC                           $    35,998,709.00           $276,798.93       8.500%

 16   JRK Crossed Multis              JRK - Orlando Partners, LP              $    35,908,813.23           $270,506.59       8.252%

 17   Hermalin Portfolio              MG-MLP Texas Limited Partnership        $    24,500,000.00           $177,897.15       7.890%

 18   Pavillion Apartments            Pavilion Apartments, L.L.C.             $    23,832,128.05           $186,657.48       8.670%

 19   Southern Meadows                Gotham Real Estate L.P.                 $    19,770,886.23           $148,528.13       8.234%

 20   Brittany Place                  Brae Brooke Village Associates          $    18,560,433.32           $145,537.26       8.700%

 21   Hybridon Office                 Charles River Building L.P.             $    18,000,000.00           $146,453.94       9.125%

 22   Amherst                         Amherst Portfolio Limited Partnership   $    17,979,261.42           $130,862.49       7.903%

 23   Sheraton Ocean City             L.P.B Hotel Corp.                       $    16,473,960.89           $137,114.06       8.880%

 24   The Borgata                     TWC Borgata Holding LLC                 $    16,300,000.00           $114,754.28       7.570%

 25   Value City - 2560 Valueway      MRSLV Columbus - Valueway L.L.C         $    16,291,286.53           $130,825.67       7.410%

 26   PHP Properties                  GL/PHP, LLC                             $    15,964,536.19           $155,197.14       8.980%

 27   Riverview Center                Riverview Center Associates LP          $    14,573,490.00           $122,400.01       9.010%

 28   The Foundry Building            Foundry Parcel Fifteen Associates, LLC  $    14,400,000.00           $106,566.96       8.090%

 29   Brainard Medical Building       Brainard Medical Campus, Ltd.           $    13,435,307.21           $108,912.16       8.560%

 30   Hotel Wales                     Carnegie Hill Hotel, Corp.              $    13,116,323.73           $105,365.63       8.460%

 31   AVCO Center Corp.               Avco Center Corporation                 $    12,551,790.48           $102,570.28       8.870%

 32   Tampa Plaza Shopping Plaza      Elsinore Developers                     $    11,909,595.82           $102,394.25       9.670%

 33   Charter One Pool                Servus Hotel Group, Inc.                $    11,650,220.00           $101,787.58       9.500%

 34   JRK Oceana Hotel                CH Partners, LP                         $    11,456,607.39           $ 96,428.84       8.990%

 35   Cablevision Net Lease           CVNC Trust , Limited                    $    11,437,915.39           $ 82,710.20       8.616%

 36   Circle Marina Shopping Center   KJM Long Beach Investments L.P.         $    11,241,394.17           $ 96,090.67       9.190%

 37   Super Kmart - San Antonio       Buffalo Investors, LLC                  $    11,126,629.46           $ 91,056.21       7.985%

 38   Roseburg Valley Mall            RVM Associates                          $    10,880,000.00           $ 80,137.18       8.040%

 39   Market Square S.C.              Brandywine Realty Development, Inc.     $    10,243,108.49           $ 75,139.43       7.990%

 40   Mediterranean Apartments        The Countywide Mediterranean            $    10,052,009.88           $ 78,183.18       8.600%
                                      Apartments, L.P.

 41   30 Oak Hollow                   Rome, L.L.C.                            $     9,968,238.75           $ 72,845.63       7.950%

 42   Builders Square - Daytona       Square I-1, LLC                         $     9,630,924.39           $ 79,964.75       8.221%

 43   Builders Square - NJ            Williamstown Trust                      $     9,410,130.73           $ 81,261.09       8.818%

 44   Atlantic Beach Sheraton         Atlantic Beach Hotel Limited            $     9,350,000.00           $ 81,141.47       8.500%
                                      Partnership

 45   Argosy Apartments               Argosy, Ltd.                            $     8,800,000.00           $ 65,493.84       8.150%

 46   Walnut Hills I & II             W/M Investors I, L.P.                   $     8,736,155.28           $ 64,143.41       7.990%

 47   Builders Square - El Paso       Paso Builder Company, L.C.              $     8,638,512.84           $ 74,115.00       8.783%

 48   Value City - Bay Road Crossing  MRSLV Saginaw L.L.C.                    $     8,545,353.19           $ 68,622.67       7.410%

 49   Steeplechase Apartments         Infinity Steeplechase L.L.C.            $     8,447,000.00           $ 64,233.12       8.380%

 50   Builders Square - San Antonio   San Builder Company L.C.                $     8,393,221.79           $ 72,010.50       8.783%

 51   First National Bank Building    Mobile Tower L.P., an IL LP             $     8,334,033.91           $ 68,889.29       8.710%

 52   MIT - Jackson Building          Forest City Cambridge, Inc.             $     7,800,000.00           $ 59,840.42       7.930%

 53   Builders Square - Midland       Mid Builder Company L.C.                $     7,654,927.45           $ 65,239.50       8.792%

 54   Cumberland Office Building      Eleven Inkster, L.L.C                   $     7,600,000.00           $ 55,026.17       7.860%

 55   Plaza de Ville I&II             W/M Plaza I, L.P.                       $     7,176,723.04           $ 50,463.71       7.550%

 56   Springhouse                     Fayette-Oxford Associates L.P.          $     7,151,444.00           $ 52,475.80       8.000%

 57   The Plaza Shopping Center       Lynchburg Realty LLC                    $     7,142,017.21           $ 56,275.49       8.130%

 58   Cressona Mall                   Cressona Associates, L.P.               $     6,533,067.48           $ 55,503.68       9.125%

 59   Gateway Center                  BCW Associates, Ltd.                    $     6,500,000.00           $ 52,998.43       8.650%

 60   Port Royal Plaza                Sandhill Venture Group                  $     6,487,666.74           $ 50,038.95       7.970%

 61   Wells Fargo Building            Austiaj Limited Partnership             $     6,484,453.23           $ 52,822.47       8.610%

 62   Autumn Woods                    Hoover Properties, L.L.P                $     6,225,000.00           $ 45,848.81       7.850%

 63   Keegan and Willow               Houston Triangle I, LLC                 $     5,981,710.43           $ 45,795.06       8.420%

 64   Lancers Center                  Cobblestone, LLC                        $     5,935,243.75           $ 44,784.84       8.290%

 65   Circuit City - Tennessee        Bond-Circuit VIII Delaware Business     $     5,594,550.48           $ 48,961.67       9.012%
                                      Trust

 66   Westchester Key Apartments      High Point 85 Assoc. L. P.              $     5,500,000.00           $ 38,796.32       7.590%

 67   Value City - Carol Stream       MRSLV Carol Stream L.L.C.               $     5,460,858.06           $ 43,852.92       7.410%

 68   Wind Drift                      Wind Drift-Oxford Associates, L.P.      $     5,300,000.00           $ 37,094.67       7.510%

 69   Huntington Atrium               Huntington Atrium Development, Inc.     $     5,175,655.02           $ 43,673.83       9.010%

 70   Circuit City - Michigan         Bond-Circuit X Delaware Business Trust  $     4,919,346.12           $ 43,052.50       9.012%

 71   Western Palms                   Western Palms Investors, L.P.           $     4,794,458.03           $ 38,022.28       8.780%

 72   5 & 7 East 17th Street          5-7 East 17th, LLC                      $     4,686,854.96           $ 38,429.83       8.620%

 73   Quioccasin Station Shopping     QRS Limited Partnership                 $     4,591,567.69           $ 35,946.53       8.145%
      Ctr.

 74   Avanti Business Center          Avanti Business Center, LLC             $     4,500,000.00           $ 35,992.94       8.420%

 75   Park East Apartments            PEA, LLP                                $     4,350,000.00           $ 31,073.80       7.720%

 76   Main Street Galleria            Main Street Galleria, LLC               $     4,347,375.59           $ 33,509.41       8.520%

 77   West Ridge Green MHP            West Ridge Green LTD.                   $     4,243,034.99           $ 30,800.70       7.870%

 78   Triangle East                   Triangle East Shopping Centre           $     4,240,000.00           $ 31,022.99       7.970%

 79   Circuit City - California       Bond-Circuit XI Delaware Business Trust $     4,244,141.77           $ 37,143.33       9.012%

 80   Circuit City - Pennsylvania     Bond-Circuit IX Delaware Business Trust $     4,244,141.77           $ 37,143.33       9.012%

 81   GSS Investments - Short         GSS Investments LP                      $       928,703.26           $ 15,846.54       8.520%

 81   GSS Investments - Long          GSS Investments LP                      $     3,305,404.74           $ 33,699.58       8.714%

 82   Amberson Plaza                  Amberson Plaza Associates               $     4,192,185.91           $ 32,611.28       8.070%

 83   Mayhew Tech Center              R. B. Tech Center                       $     4,190,306.22           $ 34,587.12       8.770%

 84   Canterbury Townhouses           Canterbury Townhouses, L.C.             $     4,122,500.00           $ 29,962.55       7.900%

 85   Longwood Village                Longwood Village Shopping Center        $     4,080,905.00           $ 29,858.93       7.970%

 86   Value City - Gurnee             MRSLV Gurnee Mills L.L.C                $     4,055,107.29           $ 32,564.17       7.410%

 87   Westland Square                 Westland Square Associates, LTD.        $     4,039,769.39           $ 32,230.49       8.360%

 88   Alderman Plaza                  Alderman Plaza Associates               $     3,997,113.63           $ 28,353.04       7.640%

 89   K-Mart Plaza Shopping Ctr.      Annandale Associates, Ltd.              $     3,968,089.87           $ 31,767.05       8.410%

 90   Coral Hills Apartments          Houston Beverly Hollow Associates, LTD. $     3,947,183.90           $ 28,161.93       7.700%

 91   Hungarybrook  Shopping Ctr      Hungarybrook Limited Company            $     3,892,701.04           $ 30,204.25       8.040%

 92   Cloverleaf Plaza                Cloverleaf Plaza LLC                    $     3,865,000.00           $ 29,345.87       7.810%

 93   St. Gregory Office Building     St. Gregory Properties Venture, LLC     $     3,818,853.01           $ 31,153.14       8.980%

 94   Value City - Indianapolis       MRSLV Indianapolis L.L.C.               $     3,746,136.05           $ 30,083.00       7.410%

 95   Pine Grove MHP                  Pine Grove Investors II L.P.            $     3,743,854.40           $ 27,177.09       7.870%

 96   Burlington Convalescent         Burlington Convalescent Investments LP  $     3,495,179.46           $ 35,634.38       8.714%

 97   Crystal Park Plaza              CPARK, INC.                             $     3,494,752.19           $ 29,878.23       9.420%

 98   Clematis Corridor Portfolio     230 Clematis Street L.P.                $     3,488,149.23           $ 30,666.75       9.500%

 99   The Bellaire                    Retirement Assoc. LLC                   $     3,477,630.62           $ 31,024.81       9.230%

 100  The Diamondhead Building        Diamondhead Assoc., L.P.                $     3,469,445.92           $ 28,608.76       8.680%

 101  14 Walkup Drive                 Westborough L.P.                        $     3,452,582.85           $ 28,610.60       8.750%

 102  North Main Market               Summerville Development Company         $     3,446,539.94            $27,293.81       8.290%

 103  One Enterprise Road             DIV Enterprise, LLC                     $     3,390,950.23           $ 28,622.12       9.160%

 104  101 Lucas Valley Road           One Lucas Valley Associates, LLC        $     3,249,307.11           $ 27,797.13       9.200%

 105  Banzhoff Mobile Home Park       Sandy Hill Estates Partnership,         $     3,240,000.00           $ 26,443.64       9.160%
                                      Banzhoff

 106  The Village at Townridge        Zeisler Morgan Industries, LLC          $     3,226,986.89           $ 26,511.36       8.730%

 107  San Jacinto Plaza               San Jacinto Choice Group, Ltd.          $     3,150,000.00           $ 24,124.71       7.910%

 108  160 State Street                160 State Street Associates             $     3,119,555.09           $ 25,520.78       8.650%

 109  Creekside Business Mall Office  Creekside Business Mall, LLC            $     3,073,250.54           $ 25,465.39       8.740%
      Bldg

 110  Blaisdell Apartments            Blaisell Avenue Corp.                   $     2,992,157.38           $ 23,553.35       8.200%

 111  Cherry Hill MHP                 Santiago Estates Cherry Hill LP         $     2,978,036.73           $ 22,053.44       8.090%

 112  Sunset Estates MHP              Santiago Sunset Estates                 $     2,898,089.43           $ 21,461.40       8.090%

 113  Avalon Center                   Avalon Center Investment Company        $     2,825,257.29           $ 22,959.82       8.590%

 114  The Prestridge                  City Line Joint Venture LLP             $     2,797,126.85           $ 21,889.82       8.150%

 115  Harbourtown MHP                 Harbourtown LTD.                        $     2,745,493.22           $ 19,929.87       7.870%

 116  Value City - Euclid             Value City - Euclid                     $     2,706,276.57           $ 21,732.50       7.410%

 117  Westlodge Apartments            W.L. Apartments                         $     2,700,000.00           $ 18,915.78       7.520%

 118  K-Mart Store                    KMT Stores Limited Partnership          $     2,592,471.64           $ 26,270.03       8.650%

 119  Milford Plaza                   GP-Milford Realty Trust                 $     2,591,331.36           $ 21,132.02       8.950%

 120  Best Western - Old Hickory Inn  Tennessee Hospitality L.P.              $     2,541,934.33           $ 23,899.44       9.550%

 121  Southwind Apartments (2)        Southwind Apartments, LLC               $     2,500,000.00           $ 18,992.58       8.080%

 122  Queen Anne Hotel                Gokel Corporation                       $     2,448,156.64           $ 22,280.44       10.010%

 123  College Plaza                   College Plaza Shopping Centre           $     2,439,083.00           $ 17,846.14       7.970%

 124  Steward Towers                  Steward Towers Limited Partnership      $     2,432,733.11           $ 21,729.14       8.800%

 125  Pinetree Mobile Home Park       Pine Tree Estates                       $     2,392,170.23           $ 19,747.76       8.760%

 126  Value City - Alliance           MRSLV Alliance L.L.C                    $     2,389,428.85           $ 19,188.08       7.410%

 127  Lakeview Apartments             Willow Creek Apartments, L.L.C.         $     2,198,402.90           $ 15,548.77       7.610%

 128  Broadway Shopping Center        Wichita Associates Limited Partnership  $     2,196,837.63           $ 17,028.25       8.290%

 129  Westpointe Plaza Shopping       Westpointe Plaza, LLC                   $     2,175,000.00           $ 17,881.62       8.750%
      Center

 130  Pointe O' Woods Apartments      Eenhoorn-PointO'Woods, L.P.             $     2,110,306.50           $ 16,548.16       8.690%

 131  Comfort Inn - Olive Branch      People Business, Inc.                   $     2,000,000.00           $ 16,619.89       8.880%

 132  Days Inn - Monterey             Mila Enterprises, Inc.                  $     1,898,570.46           $ 17,278.71       10.010%

 133  Bridgeport Suite Apartments     Bridgeport Suites Associates, L.P.      $     1,846,652.28           $ 14,536.91       8.210%

 134  LazyLand Mobile Home            Lazyland Associates, LTD.               $     1,837,666.66           $ 14,409.63       8.700%

 135  Knights Inn - Atlanta           Durga Corp.                             $     1,797,291.21           $ 16,148.79       8.960%

 136  Best Western Needles            Pashard Needles, Inc.                   $     1,787,262.01           $ 17,525.71       10.130%

 137  Northland Square Apartments     Northland Square Investments, Inc.      $     1,652,936.65           $ 13,312.57       8.430%

 138  Knights Inn - Bridgeville       Moonlight Hospitality, Inc.             $     1,599,679.69           $ 14,923.30       9.420%

 139  Benstein Business Center        Benstein Associates LP                  $     1,598,387.43           $ 12,625.90       8.260%

 140  Carlton Place                   Tantilla Villas LLC                     $     1,598,376.86           $ 12,583.14       8.220%

 141  Walgreens                       Rochester-Wal Company, L.L.C.           $     1,550,000.00           $ 12,792.30       7.600%

 142  Emerson Mills Apts.             Clipper Capital LLC                     $     1,479,009.04           $ 11,758.20       8.580%

 143  Mission Terrace Office Park     Mission Terrace, L.P.                   $     1,474,169.84           $ 12,066.83       8.920%

 144  Forest Park MHP                 Forest Park Partners, LLC               $     1,278,145.01           $ 10,988.20       9.280%

 145  Value City - 3140 Westerville   MRSLV Columbus - 3140 L.L.C             $     1,184,943.94           $  9,515.58       7.410%

 146  Holland MHP                     Holland Mobile Home Park, Inc.          $     1,138,880.79           $  9,118.21       8.420%

 147  Sherwood Commons                Sherwood Commons LLC                    $     1,118,775.63           $  8,467.04       7.760%

 148  Mission Pointe                  Far East Enterprises, Inc.              $     1,113,119.90           $  9,023.41       8.560%

 149  Oakland Corners                 Oakland Associates Ltd.                 $     1,107,143.92           $  9,595.59       8.690%

 150  Crescent Manor Apartments       Crescent Manor Apartments, L.L.C.       $     1,008,759.92           $  8,185.51       8.530%

 151  University Village Apartments   University Village Assoc. L.P.          $       925,918.92           $  7,593.58       8.680%
      II

 152  Seminole Mobile Home Park       Seminole Mobile Home Park               $       897,334.69           $  7,688.81       9.220%

 153  Kingsbrooke Townhomes           Kingsmen Realty, L.L.C.                 $       893,606.75           $  7,132.19       8.880%

 154  Los Arcos Apartments            Ten To the Sixth, Inc.                  $       778,007.94           $  6,292.90       9.030%

 155  Wagon Wheel Mobile Home Park    Wagon Wheel Community L.L.C.            $       754,779.24           $  6,225.68       8.770%
                                                                                ----------------                             ------
                                                                              $ 1,754,015,636.33                             8.372%

                                   EXHIBIT C-1

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED

STATE OF NEW YORK )
_________                           )   ss.:
COUNTY OF         NEW YORK )

     __________________, being first duly sworn, deposes and says:

     1. That he/she is a ______________  of ____________  ______________________
(the "Purchaser"), a ___________ duly organized and existing under the laws of the State of ________, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is ___________.

     3. That the Purchaser of the Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of October 24, 1997, by and among Asset Securitization Corporation, as depositor, AMRESCO Services, L.P., as servicer, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Pooling and Servicing Agreement")), or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper Tier REMIC][Lower Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper Tier REMIC][Lower Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its ______________ this ________ day of _________________,
199_.

                                   [Purchaser]




                                                     By:______________________
                                                          Title:
                                                          Name:

     Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this _______ day of ___________________, 199_.

___________________________________
NOTARY PUBLIC

COUNTY OF ___________

STATE OF _________

My commission expires the ________ day of ________________, 199_.

                                  EXHIBIT C-2



                            FORM OF TRANSFEROR LETTER




                                     [Date]



LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Corporate Trust Administration

      Re: Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Class [R][LR], Class [R][LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                            Very truly yours,

                                            [Transferor]



                                            _____________________

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER


LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Corporate Trust Administration


Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:  Marlyn Marincas
            Sheryl McAfee

              Re: Transfer of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor, AMRESCO Services, L.P., as servicer, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5 (the "Certificates") in connection with the transfer by
_________________ (the "Seller") to the undersigned (the "Purchaser") of [$_______________ aggregate Certificate Balance] [___% Percentage Interest] of Class Certificates (such registered interest being the "Certificate"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows [check one of the following]:

                      [For Institutional Accredited Investors only] We are an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Certificate purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which we exercise sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

                      [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

                      [For Affiliated Persons Only] The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities
Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, and
(d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has reviewed the Private Placement Memorandum dated October 24, 1997, relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. Check one of the following:*

[FN]
-------------------
*    Each Purchaser must include one of the two alternative certifications.

                      The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                      The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are elibible to elect to be treated as U.S. Persons).

                  Please make all payments due on the Certificates:**

[FN]
--------------------
** Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b). For holders of Individual Certificates, wire transfers are only available if such holder's Individual Certificates have an aggregate principal face amount of at least U.S. $5,000,000.

                   (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

                  Account number _________  Institution __________________

                   (b)     by mailing a check or draft to the following address:


                                           _____________________________________
                                           _____________________________________
                                           _____________________________________

                                           Very truly yours,

                                           _____________________________________
                                           [The Purchaser]

                                           By:__________________________________
                                              Name:
                                              Title




Dated:  ____ __, ____

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER



                            _____________ ____, _____

LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Corporate Trust Administration

Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:     Marlyn Marincas
               Sheryl McAfee

           Re:    Asset   Securitization   Corporation,    Commercial   Mortgage
                  Pass-Through Certificates, Series 1997-D5, Class [A-1E][A-2] [A-3][A-4][A-5][A-6][A-7][A-8Z][B-1][B-2][B-3][B-3SC][B-4]
                  [B-5][B-6][B-7][B-7H][V-1][V-2][R][LR]
                  --------------------------------------------------------------

Ladies and Gentlemen:

     _____________________________  (the  "Purchaser")  intends to purchase from
__________________________   (the  "Seller")   $__________  initial  Certificate
Balance or _____% Percentage Interest of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Class [A-1E][A-2][A-3][A-4][A-5][A-6][A-7][A-8Z][B-1][B-2][B-3][B-3SC][B-4][B-5][B-6]
[B-7][B-7H][V-1][V-2][R][LR],  CUSIP No.  045424-________ (the  "Certificates"),
issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 24, 1997, by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Services, L.P., as servicer, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

     1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, or any essentially similar Federal, State or local law (a "Similar Law") (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA,
Section 4975 of the Code, or a materially similar characterization under any Similar Law; and

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificate, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates by or on behalf of a Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA and the Code or Similar Law, and will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be at the expense of the Servicer, the Depositor, the Trustee or the Certificate Registrar.

     IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on __________, __________.

                                        Very truly yours,


                                        ________________________________________


                                        By:_____________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)



Loan Information
----------------

         Name of Mortgagor:                       _________________

         Servicer
         Loan No.:                                _________________

Custodian/Trustee
-----------------

         Name:                                    _________________

         Address:                                 _________________

                                                  _________________

         Custodian/Trustee
         Mortgage File No.:                       _________________

Depositor
---------

         Name:                                    _________________

         Address:                                 _________________



         Certificates:                            Asset Securitization
                                                  Corporation, Commercial
                                                  Mortgage Pass-Through
                                                  Certificates, Series
                                                  1997-D5

     The undersigned Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, the documents referred to below (the "Documents"). All capitalized terms of not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 24, 1997, by and among the Trustee, ABN AMRO Bank N.V., as fiscal agent, Asset Securitization Corporation, as depositor, and AMRESCO Services, L.P., as servicer and AMRESCO Management, Inc., as special servicer.

( ) Promissory Note dated ________________, 199__, in the original principal sum of $______, made by _______________, payable to, or endorsed to the order of, the Trustee.

(  )  Mortgage  recorded on ____________________ as instrument no._______ in the
      County  Recorder's Office  of  the   County  of _________, State  of
      __________ in   book/reel/docket of official records at page/image.

( ) Deed of Trust recorded on _________________ as instrument no.____________ in the County Recorder's Office of the County of ____________, State of _________________ in book/reel/docket of official records at page/image.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _______________________ as_____________________ instrument no. ______
      in the County Recorder's Office of the County of ____________________, State of _____________ in book/reel/docket _________________ of official records at page/image.

( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

         (  )________________________________

         (  )________________________________

         (  )________________________________

         (  )________________________________

          The undersigned Servicer hereby acknowledges and agrees as follows:

                   (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                   (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the
                           Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

                   (3) The Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                   (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

                                         AMRESCO SERVICES, L.P.

                                         By:___________________

                                         Title:________________

Date: ____________, 19__

                                   EXHIBIT F


                          FORM OF CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT, dated as of [ ] by and among [NAME OF CUSTODIAN], as Custodian (the "Custodian"), AMRESCO Services, L.P., as servicer (the
"Servicer"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), and LaSalle National Bank, as Trustee (the "Trustee").


                              W I T N E S S E T H :

     WHEREAS, the Servicer, the Special Servicer and the Trustee are parties to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 24, 1997, among Asset Securitization Corporation, as Depositor, the Servicer, the Special Servicer, the Trustee and ABN AMRO Bank N.V., as Fiscal Agent, relating to Asset Securitization Corporation, Commmercial Mortgage Pass-Through Certificates, Series 1997-D5 (capitalized terms used but not defined herein having the meaning assigned thereto in the Pooling and Servicing Agreement);

     WHEREAS, the parties hereto desire the Custodian to take possession of the documents specified in Section 2.01 of the Pooling and Servicing Agreement, as custodian for the Trustee, in accordance with the terms hereof;

     NOW,  THEREFORE,   in  consideration  of  the  mutual  undertakings  herein
expressed, the parties hereto hereby agree as follows:

     1. The Trustee hereby certifies that it has caused to be delivered and released to the Custodian and the Custodian hereby acknowledges receipt of the documents specified in Section 2.01 of the Pooling and Servicing Agreement pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement as Exhibit B. From time to time, the Servicer shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Servicer. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File." The Custodian hereby agrees to review each of the Custodian's Mortgage Files and perform such other obligations of the Custodian as such obligations are set forth in the Pooling and Servicing Agreement (including Section 2.02 thereof).

     2. With respect to each Note, each Mortgage, each Assignment of Mortgage and each other document constituting each Custodian's Mortgage File which is delivered to the Custodian or which at any time comes into the possession of the Custodian, the Custodian is exclusively the custodian for and the bailee of the Trustee or the Servicer. The Custodian shall hold all documents constituting each Custodian's Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with the instructions furnished by the Servicer. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received in secure and fire resistant facilities located in the State of __________ in accordance with customary standards for such custody. In the event the Custodian discovers any defect with respect to any Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Servicer and the Trustee.

     3. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby directed, upon written request and receipt from the Servicer (a copy of which shall be forwarded to the Trustee), to release to the Servicer the related Custodian's Mortgage File or the documents set forth in such receipt to the Servicer. All documents so released to the Servicer shall be held by it in trust for the benefit of the Trustee. The Servicer shall return to the Custodian the Custodian's Mortgage File or such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer to the Custodian, the Servicer's receipt shall be released by the Custodian to the Servicer.

     4. Upon the purchase of any Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the Servicer's request for release, receipt and certification (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credit to the Collection Account or Distribution Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodian's Mortgage File to the Servicer.

     5. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Servicer, the payment of which, together with the Custodian's expenses in connection therewith, shall be solely the obligation of the Servicer.

     6. The Trustee may upon 30 days written days notice (with copy to the Servicer) remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Custodial Agreement. Simultaneously, the Trustee shall appoint a successor Custodian to act on its behalf by written instrument, one original counterpart of which instrument shall be delivered to each Rating Agency, one copy to the Servicer and one copy to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement. Notwithstanding the foregoing, so long as AMRESCO Services, L.P. is Servicer, the Trustee shall not have a right to remove the Custodian.

     7. Upon reasonable prior written notice to the Custodian, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

     8. If the Custodian is furnished with written notice from the Trustee or the Servicer that the Pooling and Servicing Agreement has been terminated as to any or all of the Mortgage Loans, it shall upon written request of the Trustee or the Servicer release to such persons as the Trustee or the Servicer shall designate the Custodian's Mortgage Files relating to such Mortgage Loans as the Trustee or the Servicer shall request and shall complete the Assignments of Mortgage and endorse the Notes only as, and if, the Trustee or the Servicer shall request. The person making such written request shall send notice of such request to all other parties to the Pooling and Servicing Agreement.

     9. The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, (c) forgery insurance and
(d) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodian in similar transactions provided, however, that so long as the Custodian is rated at least "AA" no such insurance shall be required.

     10. This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     11. Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee or the Servicer at any other time, the Custodian shall provide to the Trustee and the Servicer a list of all the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Custodial Agreement.

     12. This Custodial Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     13. By execution of this Custodial Agreement, the Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     14. The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days notice to the Trustee and the Servicer, provided that so long as AMRESCO Management, Inc. is the Servicer, AMRESCO Services, L.P. will not resign from its duties hereunder. In the event of such termination, the Trustee shall appoint a successor Custodian. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

     15. This Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Certificateholders under the Pooling and Servicing Agreement. In such event, all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Trustee.

     16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     17. The Servicer shall indemnify, defend, and hold harmless the Custodian for any actions taken by the Custodian at its written request.

     IN WITNESS WHEREOF, the Custodian, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.



                                  [NAME OF CUSTODIAN],
                                  as Custodian



                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  AMRESCO SERVICES, L.P.,
                                  as Servicer

                                  by: AMRESCO MORTGAGE CAPITAL, INC.,
                                     its general partner



                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  AMRESCO MANAGEMENT, INC.
                                  as Special Servicer


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  LASALLE NATIONAL BANK,
                                  as Trustee



                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                    EXHIBIT G


                                SECURITIES LEGEND



     The Private Certificates will bear a legend (the "Securities Legend") to the following effect, unless the Certificate Registrar determines otherwise in accordance with applicable law:

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                   EXHIBIT H


                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

     This Mortgage Loan Purchase and Sale Agreement (the "Agreement") dated as of October 24, 1997, is between Asset Securitization Corporation, a Delaware corporation (the "Company"), and Nomura Asset Capital Corporation, a Delaware corporation (the "Seller"). The Seller agrees to sell and the Company agrees to purchase a portion of the mortgage loans (the "Sold Mortgage Loans"), and the Seller agrees to contribute and the Company accepts the contribution of a portion of the mortgage loans (the "Contributed Mortgage Loans", together with the Sold Mortgage Loans, the "Mortgage Loans"), which include a participation interest in one mortgage loan. The Mortgage Loans are described and set forth in the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), among the Company, AMRESCO Services, L.P., as servicer (the "Servicer"), AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, relating to the issuance of the Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5 (the "Certificates"). The Certificates will consist of twenty-seven classes: the "Class A-1A Certificates," the "Class A-1B Certificates," the "Class A-1C Certificates," the "Class A-1D Certificates," the "Class A-CS1 Certificates," the Class PS-1 Certificates," the "Class A-1E Certificates", the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates" and the "Class A-8Z Certificates," (collectively, the "Offered Certificates"), the "Class B-1 Certificates," the "Class B-2 Certificates," the "Class B-3 Certificates," the "Class B-4 Certificates," the "Class B-5 Certificates", the "Class B-6 Certificates," the "Class B-7 Certificates" and the "Class R Certificates" (collectively, the "Private Certificates"), the "Class B-3SC Certificates," the "Class B-7H
Certificates," the "Class V-1 Certificates" and the "Class V-2 Certificates" (the "Retained Certificates," and together with the Offered Certificates, the Private Certificates and the Class LR Certificates, the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Underwriting Agreement, dated October 24, 1997 (the "Underwriting Agreement"), by and between the Company and Nomura Securities International, Inc. (in such capacity, the "Underwriter").

     1. Purchase Price; Contribution, Purchase and Sale. The purchase price (the "Cash Purchase Price") for the Sold Mortgage Loans shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable by the Company to the Seller on the Closing Date in immediately available funds. It is contemplated that the Cash Purchase Price will be remitted to the Seller on the Closing Date from amounts to be paid to the Company by the Underwriter pursuant to the Underwriting Agreement. In addition to the Cash Purchase Price, upon the sale of the Sold Mortgage Loans from the Seller to the Company, the Company shall transfer to the Seller the Retained Certificates. The Retained Certificates together with the Cash Purchase Price constitute the "Purchase Price". On the Closing Date, the Company shall pay the Purchase Price to the Seller for the Sold Mortgage Loans. In addition to the Purchase Price, on the Closing Date, the Seller shall contribute to the Company and the Company shall accept contribution of the Contributed Mortgage Loans. The closing for the contribution, purchase and sale of the Mortgage Loans shall take place at the offices of Cadwalader, Wickersham & Taft, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

     As of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies.

     In addition, as of the Closing Date, the Seller hereby transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the Originators' Mortgage Loan Purchase Agreements (as defined below) and which are attached hereto, insofar as such rights relate to the Mortgage Loans including, but not limited to, the obligations of each of the Originators (as defined below) pursuant to the Originators' Mortgage Loan Purchase Agreements to repurchase Mortgage Loans with respect to which there exists a breach of one or more of the Originators' representations and warranties made in the Originators' Mortgage Loan Purchase Agreements. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Custodian on behalf of the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request. "Originators' Mortgage Loan Purchase Agreements" means the mortgage loan purchase agreement, dated as of May 16, 1994 (the "Bloomfield Purchase Agreement"), by and between the Seller and Bloomfield Acceptance Company, LLC ("Bloomfield") and the mortgage loan purchase agreement dated as of October 22, 1997 (the "CSFB Purchase Agreement"), by and between the Seller and Credit Suisse First Boston Mortgage Capital LLC ("CSFB", and together with Bloomfield, the "Originators").

     2. Representations and Warranties. (a) The Seller hereby represents and warrants to the Company as of the Closing Date that:

                         (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it;

                         (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                         (iii) Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement and all of the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                         (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement. The Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement; and

                         (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement.

               (b) The Seller hereby represents and warrants with respect to each Mortgage Loan that as of the date specified below or, if no such date is specified, as of the Closing Date:

                         (i) Immediately prior to the sale, transfer and assignment to the Company, each related Note and Mortgage was not subject to an assignment (other than to the Seller) or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

                         (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Company constitutes a legal, valid and binding assignment of such Mortgage;

                         (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan subject to the matters described in clause (xi) below;

                         (iv) Each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the best of the Seller's knowledge, there is no valid defense, counterclaim, or right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

                         (v) Each related Assignment of Leases and Rents creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

                         (vi) Each related assignment of Mortgage from the Seller to the Company and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Company constitutes the legal, valid and binding assignment from the Seller to the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization,
                                   liquidation,   receivership,   moratorium  or
                                   other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                         (vii) Since origination, and except as set forth in the related Mortgage File, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

                         (viii)    Each   related   Mortgage   is  a  valid  and
                                   enforceable first lien on the related Mortgaged Property, except with respect to the Comsat Junior Loan which is a second lien on the related Mortgaged Property, (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

                         (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

                         (x) The Seller has no knowledge that the representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

                         (xi) Except with respect to the Mortgage Loan secured by the Mortgaged Property known as the Westin Casuarina Resort Property, which has a Certificate of Title from the Grand Cayman Island government, the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, or the holder of the related Note as to a valid and first priority lien of the Mortgage in at least the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b)
                                   covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such
                                   Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Company without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

                         (xii) Except with respect to the mortgage loan that includes the Westin Casuarina Resort Property Participation, the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

                         (xiii) Each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there is no proceeding pending for the total or, except with respect to the Kmart Credit Lease Loan secured by the Mortgaged Property located in Monroe Township, New Jersey, the partial condemnation of such Mortgaged Property, which condemnation proceeding will not provide the tenant under such Credit Lease with a right to terminate the lease;

                         (xiv) Each of the related Borrowers (and, in the case of certain loans, each of the operators of the senior housing/healthcare facilities) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations are valid and in full force and effect, and if a related Mortgaged Property is improved by a healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations or the equivalent, in the case of skilled nursing facilities, that have not been cured); and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchiser, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

                         (xv) The Seller or, to the best of Seller's knowledge, Bloomfield, CSFB or Bostonia America Lending Group-I ("Bostonia")(1) have inspected or caused to be inspected each related Mortgaged Property within the past 12 months preceding the Cut-off Date or within 1 month of origination of the Mortgage Loan;

(FN 1)
------------------
(1) CSFB purchased five loans from Bostonia and such loans were transferred to the Seller pursuant to the CSFB Purchase Agreement.

                         (xvi) Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or, except with respect to the Mortgage Loan known as the Comsat Junior Loan, negative amortization;

                         (xvii) Such Mortgage Loan is a whole loan and, except with respect to the Westin Casuarina Resort Participation, no other party holds a participation interest in the Mortgage Loan;

                         (xviii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan. All Prepayment premiums and yield maintenance premiums constitute "customary prepayment penalties" within the meanings ofss.1860(b)(2) of the Code;

                         (xix) (A) With respect to each Mortgage Loan originated by the Seller, no fraudulent acts were committed by the Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, CSFB or Bostonia, to the best of the Seller's knowledge, no fraudulent acts were committed by Bloomfield, CSFB or Bostonia during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

                         (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of, each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

                         (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Seller to the Company and identified as such with appropriate detail;

                         (xxii) To the extent required under applicable law, as of the Cut-off Date, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

                         (xxiii) Each related Mortgaged Property, except with respect to the Mortgaged Properties known as the Builders Square Properties, the Super Kmart Property, the Kmart Plaza Shopping Center Property and the Walgreen's Property, which are self-insured by the related tenant, is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged
                                   Property   is  also   covered   by   business
                                   interruption insurance (for at least 12 months of rent interruptions) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or Loan Agreement obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

                         (xxiv) There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

                         (xxv) Such Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

                         (xxvi) Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclose. To the best of the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency preceding;

                         (xxvii) In each related Mortgage or Loan Agreement, the related Borrower represents and warrants that except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related Borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the Borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as disclosed in the Prospectus Supplement, dated October 24, 1997 to the Prospectus dated October 24, 1997 (the "Prospectus"), does not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Seller's knowledge, each related Mortgaged Property, except as disclosed in the Prospectus Supplement, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority; the Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

                         (xxviii) Each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

                         (xxix) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis). All improvements included for MAI appraisals are within the boundaries of the related Mortgaged Property;

                         (xxx) The Mortgage Loan Schedule is complete and accurate in all respects;

                         (xxxi) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision);

                         (xxxii) Each Mortgaged Property is in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property. All inspections, licenses and certificates required, including certificates of occupancy, whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

                         (xxxiii) (A) Each Borrower of a Mortgage Loan is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

                                    (B)  Except  as   disclosed   on  Exhibit  A
                                    attached hereto, a non-consolidation opinion was obtained for each Borrower or affiliated group of Borrowers of Mortgage Loans or groups of Mortgage Loans with an original principal balance in excess of $20,000,000;

                                    (C)  Except  as   disclosed   on  Exhibit  B
                                    attached hereto, the general partners or managing members of Borrowers or affiliated Borrowers of Mortgage Loans or groups of Mortgage Loans having an original principal balance in excess of $25,000,000 have an independent director;

                       (xxxiv) With respect to any Mortgage Loan where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, the Seller represents and warrants that:

                                   (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

                                   (B) Except with respect to the Mortgaged Properties known as the Westin Casuarina Resort Property, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be
                                        amended,    modified,     canceled    or
                                        terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

                                   (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

                                   (D) The ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord has not entered into an agreement to subordinate the ground lease to future mortgages or liens on the fee interest.

                                   (E) Except with respect to the Mortgaged Property known as the Roseburg Valley Mall Property, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

                                   (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

                                   (G) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, the ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

                                   (H) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, a mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

                                   (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

                                   (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken; and

                                   (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

                         (xxxv) With respect to the Mortgaged Properties that have earthquake, windstorm or flood insurance, as of the Cut-off Date, such insurance is required to be maintained until the principal balance of the related Mortgage Loan is paid in full;

                         (xxxvi) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Mortgage Pool;

                         (xxxvii) Except with respect to the Mortgage Loans secured by Mortgaged Properties known as Loeb-Riverview Center and Security Square Mall, neither the Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

                         (xxxviii) Except as  disclosed  on  Exhibit C  attached
                                   hereto, no borrower under a Mortgage Loan is an affiliate of a borrower under any other Mortgage Loan;

                         (xxxix) After receipt of the Purchase Price, the Seller has no right of set-off with respect to the transfer of the Mortgage Loans to the Purchaser;

                         (xl) With respect to each Mortgage Loan originated by Bloomfield:

                                   (A) Such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by the Seller;

                                   (B) The Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Seller agreed to fund such loan;

                                   (C) The closing documents for such Mortgage Loan were prepared on forms approved by the Seller, and reflect the Seller as the successor and assign to Bloomfield; and

                                   (D) Such loan was actually funded by the Seller, and was assigned to the Seller at the closing;

                         (xli) With respect to each Mortgage Loan secured by a Credit Lease:

                                   (A) The rental payments under the Credit Lease are equal to or greater than the payments due under the loan documents,
                                        and  are  payable   without   notice  or
                                        demand,      and     without     setoff,
                                        counterclaim,   recoupment,   abatement,
                                        reduction or defense;

                                   (B) Except with respect to the Comsat Credit Leases, Cablevision Credit Lease and Kmart Credit Leases, the obligations of the Tenant under the Credit Lease, including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction,  prevention or interference
                                        of  the  Tenant's   use,   occupancy  or
                                        enjoyment of the leased property, except
                                        that the Credit Lease may permit a lease
                                        termination  in any such event if notice
                                        by the  Tenant  of such  termination  is
                                        accompanied by the exercise of an option
                                        to purchase the  Mortgaged  Property for
                                        at least the  exercise of the  principal
                                        balance  of  the   Mortgage   Loan  plus
                                        accrued  interest  and,  with respect to
                                        the   Comsat    Credit    Leases,    the
                                        Cablevision  Credit  Lease and the Kmart
                                        Credit Leases, each Credit Lease has the benefit of a Lease Enhancement Policy for which the premium has been paid in full;

                                   (C) The Landlord does not have any monetary obligations under the Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the Tenant;

                                   (D) The Landlord does not have any continuing nonmonetary obligations under the Credit Lease, the performance of which would involve a material expenditure of funds, except with respect to the Kmart Credit Lease secured by the Mortgaged Property located in Monroe Township, New Jersey, where the Landlord has certain maintenance obligations;

                                   (E) The Landlord has not made any false representation or warranty under the
                                        Credit   Lease  that  would  impose  any
                                        material  monetary  obligation  upon the
                                        Landlord or result in the termination of the Credit Lease;

                                   (F) The Tenant cannot terminate the Credit Lease for any reason, prior to the payment in full of or the payment of funds sufficient to pay in full: (a) the principal balance of the loan; (b) all accrued and unpaid interest on the loan; and (c) any other sums due and payable under the loan, as of the termination date, except for a default by the Landlord under the Credit Lease;

                                   (G) In the event the Tenant assigns or sublets the leased property, the Tenant remains primarily obligated under the Credit Lease; and

                                   (H) The Tenant has agreed to indemnify the Landlord from any claims of any nature arising as a result of any hazardous material affecting the leased property caused by Tenant and arising after commencement of the Credit Lease;

                                   (I) to the Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

                                   (J) to the Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan

                                        (1)  each Credit Lease was in full force
                                             and  effect,  and no default by the
                                             borrower or the Tenant has occurred
                                             under  the  Credit  Lease,  nor  is
                                             there any existing condition which,
                                             but for the  passage of time or the
                                             giving  of  notice  or both,  would
                                             result in a default under the terms
                                             of the Credit Lease;

                                        (2)  none  of the  terms  of the  Credit
                                             Lease have been  impaired,  waived,
                                             altered or  modified in any respect
                                             (except as described in the related
                                             tenant estoppel);

                                        (3)  no  Tenant  has  been  released  in
                                             whole   or  in   part,   from   its
                                             obligations under the Credit Lease;

                                        (4)  there  is  no   current   right  of
                                             rescission,    offset,   abatement,
                                             diminution, defense or counterclaim
                                             to any Credit  Lease,  nor will the
                                             operation  of any of the  terms  of
                                             the Credit Leases,  or the exercise
                                             of any  rights  thereunder,  render
                                             the Credit Lease unenforceable,  or
                                             subject to any right of rescission,
                                             nor  has  any  offset,   abatement,
                                             diminution, defense or counterclaim
                                             been asserted with respect thereto;
                                             and,

                                        (5)  each Credit Lease has a term ending
                                             on or after the final  maturity  of
                                             the related Credit Lease Loan;

                                   (K) to the Mortgage Loan Seller's knowledge (except with respect to the Comsat Credit Leases and the Value City Credit Leases), the Mortgaged Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease, or its wholly-owned subsidiary, is in occupancy of the Mortgaged Property;

                                   (L) the Seller is entitled to notice of any event of default from the Tenant under the Credit Lease;

                                   (M) each Tenant under a Credit Lease is required to make all rental payments directly to the Seller, its successors and assigns under the related Credit Lease Loan; and

                                   (N) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the Seller thereunder;

                         (xlii) With respect to each Mortgaged Property improved by a hotel (except with respect to the Hotel Property known as the Westin Casuarina Resort Property) or a healthcare facility, the Seller has filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage
                                   Loan)  Uniform   Commercial   Code  financing
                                   statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel;

                         (xliii) Each of the related Borrowers is organized under the laws of a state or commonwealth of the United States;

                         (xliv) The Mortgage File that is being conveyed to the Trustee is complete;

                         (xlv) Each Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) except with respect to the Mortgaged Property known as Dayton Mall, is a separate tax parcel and (iv) has parking as required under applicable law;

                         (xlvi) The Seller has not advanced additional funds for principal and interest or taxes and insurance (other than holdbacks at the closing for the related Mortgage Loan from the proceeds of such loan); and

                         (xlvii) The rent due under the ground lease for the Westin Casuarina Resort Property has been fully paid for the full term of the lease.

     (c) The Seller has not dealt with any broker, investment banker, agent or other person (other than the Company, the Underwriter and the Placement Agent) who may be entitled to any commission or compensation in connection with the sale to the Company of the Mortgages Loans.

     3. Notice of Breach; Cure and Repurchase. (a) Pursuant to the Pooling and Servicing Agreement, the Seller and the Company shall be given notice of (A) any breach of any representation or warranty contained in Section 2(b) (i), (ii),
(iii), (iv), (v), (vi), (vii),  (viii),  (ix), (xi), (xii), (xv), (xvi), (xvii),
(xviii), (xix), (xx), (xxiv), (xxv), (xxvii), (xxix), (xxxi) or (xxxv) and (B) any breach of any representation or warranty contained in Section 2(b), (x),
(xiii), (xiv), (xxi), (xxii), (xxiii), (xxvi), (xxviii), (xxx), (xxxii), (xxxiii), (xxxiv), (xxxvi), (xxxvii), (xxxviii), (xxxix), (xl), (xli), (xlii), (xliii), (xliv), (xlv), (xlvi) and (xlvii) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

     (b) Within 90 days of the receipt of the notice (or with respect to the representation and warranty contained in Section 2(b)(xxx) or (xxxii), discovery) of a breach provided for in clause (a), the Seller shall either (i) repurchase the related Mortgage Loan at the Repurchase Price or (ii) promptly cure such breach in all material respects; provided, however, that in the event that such breach (other than a breach of Section 2(b)(xxx) or (xxxii)) is capable of being cured but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure, provided, further, that with respect to such additional 90 day period the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90 day period; and provided, further, that in the event that the Seller fails to complete the cure of such breach within such additional 90 day period, the Repurchase Price shall also include interest at the Advance Rate on any Advance made by the Servicer in respect of the related Mortgage
Loan. Upon any such repurchase of a Mortgage Loan by Seller, the Company shall execute and deliver such instruments of transfer or assignment presented to it by Seller, in each case without recourse, as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan or (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the rights with respect thereto under the applicable Originators' Mortgage Loan Purchase Agreement (including, without limitation, the rights and remedies with respect to representations and warranties made by the respective Originator thereunder relating to such Mortgage Loan), and shall deliver the related Mortgage File to Seller or its designee after receipt of the related repurchase price.

     (c) The Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Holders of the Certificates, of the representations and warranties contained herein and of the obligation of the Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 8(b) hereof.

     4. Opinions of Counsel. The Seller hereby covenants to the Company to, simultaneously with the execution hereof, deliver or cause to be delivered to the Company opinions of counsel as to various corporate matters in form satisfactory to the Company.

     5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

     6. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Placement Agreement dated October 24, 1997 (the "Placement Agreement") between the Company Nomura Securities International, Inc., as placement agent, including without limitation
(i) any recording fees or fees for title policy  endorsements and continuations,
(ii)  the  expenses  of  preparing,  printing  and  reproducing  the  Prospectus
Supplement, a Private Placement Memorandum dated relating to the Private Certificates, the Underwriting Agreement, the Placement Agreement, the Pooling and Servicing Agreement, the Offered Certificates, the Private Certificates and the Retained Certificates and (iii) the cost of delivering the Offered Certificates and the Private Certificates to the office of the Underwriter or the purchaser of the such certificates, as applicable, insured to the satisfaction of the Underwriter or such purchaser, as applicable.

     7. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center - Building B, New York, New York 10281-1198, Attention: Manager - Mortgage Finance Department, or, if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center - Building B, New York, New York 10281-1198,
Attention: Manager - Mortgage Finance Department.

     8. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Company has rights against the Seller under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

     9. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Section 10.07 of the Pooling and Servicing Agreement. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 8 hereof.

     10. Third Party Beneficiary. Nomura Securities International, Inc. is an intended third party beneficiary of the representations and warranties of the Seller set forth in Article 2 hereof.

     IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     ASSET SECURITIZATION CORPORATION



                                     By:_______________________________
                                        Name:
                                        Title:


                                     NOMURA ASSET CAPITAL CORPORATION



                                     By:_______________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

List of affiliated borrowers in which the combined original principal balance of the Mortgage Loans are in excess of $20,000,000 and each related borrower did not provide a non-consolidation opinion:



Loan Name                                         Cut-off Date Principal Balance
---------                                         ------------------------------

Super Kmart - San Antonio                                           $11,126,629
Builders Square - Daytona                                            $9,630,924
Builders Square - NJ                                                 $9,410,131
Builders Square - El Paso                                            $8,638,513
Builders Square - San Antonio                                        $8,393,222
Builders Square - Midland                                            $7,654,927
                                                                    ===========
                                            Total                   $54,854,346

Value City - 2560 Valueway                                          $16,291,287
Value City - Bay Road Crossing                                       $8,545,353
Value City - Carol Stream                                            $5,460,858
Value City - Gurnee                                                  $4,055,107
Value City - Indianapolis                                            $3,746,134
Value City - Euclid                                                  $2,706,277
Value City - Alliance                                                $2,389,429
Value City - 3140 Westerville                                        $1,184,944
                                                                    ===========
                                            Total                   $44,379,389

                                    EXHIBIT B

List of affiliated borrowers in which the combined original principal balance of the Mortgage Loans are in excess of $25,000,000 and the related borrowers do not have an independent director:


Loan Name                                         Cut-off Date Principal Balance
---------                                         ------------------------------

Super Kmart - San Antonio                                           $11,126,629
Builders Square - Daytona                                            $9,630,924
Builders Square - NJ                                                 $9,410,131
Builders Square - El Paso                                            $8,638,513
Builders Square - San Antonio                                        $8,393,222
Builders Square - Midland                                            $7,654,927
                                                                    ===========
                                            Total                   $54,854,346

Value City - 2560 Valueway                                          $16,291,287
Value City - Bay Road Crossing                                       $8,545,353
Value City - Carol Stream                                            $5,460,858
Value City - Gurnee                                                  $4,055,107
Value City - Indianapolis                                            $3,746,134
Value City - Euclid                                                  $2,706,277
Value City - Alliance                                                $2,389,429
Value City - 3140 Westerville                                        $1,184,944
                                                                    ===========
                                            Total                   $44,379,389

                                    EXHIBIT C

                          LIST OF AFFILIATED BORROWERS



Super Kmart - San Antonio                                        $11,126,629
Builders Square - Daytona                                         $9,630,924
Builders Square - NJ                                              $9,410,131
Builders Square - El Paso                                         $8,638,513
Builders Square - San Antonio                                     $8,393,222
Builders Square - Midland                                         $7,654,927
                                                                 ===========
                                                  Total          $54,854,346


Value City - 2560 Valueway                                       $16,291,287
Value City - Bay Road Crossing                                    $8,545,353
Value City - Carol Stream                                         $5,460,858
Value City - Gurnee                                               $4,055,107
Value City - Indianapolis                                         $3,746,134
Value City - Euclid                                               $2,706,277
Value City - Alliance                                             $2,389,429
Value City - 3140 Westerville                                     $1,184,944
                                                                 ===========
                                                  Total          $44,379,389


West Ridge Green MHP                                              $4,243,035
Pine Grove MHP                                                    $3,743,854
Harbourtown MHP                                                   $2,745,493
                                                                 ===========
                                                  Total          $10,732,373


Days Inn - Monterey                                               $1,898,570
Queen Anne Hotel                                                  $2,448,157
                                                                  ==========
                                                  Total           $4,346,727


Walnut Hills I & II                                               $8,736,155
Plaza de Ville I & II                                             $7,176,732
                                                                  ==========
                                                  Total          $15,912,887


North Main Market                                                 $3,446,540
Port Royal Plaza                                                  $6,487,667
                                                                  ==========
                                                  Total           $9,934,207


Burlington Convalescent                                           $3,495,179
GSS Investments (Sunnyview)                                       $1,865,173
GSS Investments (Shea)                                            $1,402,023
GSS Investments (Green Acres)                                       $966,912
                                                                  ==========
                                                  Total           $7,729,289


College Plaza                                                     $2,439,083
Longwood Village                                                  $4,080,905
Triangle East                                                     $4,240,000
                                                                 ===========
                                                  Total          $10,759,988


Westchester Key Apartments                                        $5,500,000
Carlton Place                                                     $1,598,377
                                                                  ==========
                                                  Total           $7,098,377


JRK Oceana Hotel                                                 $11,456,607
JRK Crossed Multis                                               $35,908,814
                                                                  ==========
                                                  Total          $47,365,421


Cherry Hill MHP                                                   $2,978,037
Sunset Estates MHP                                                $2,898,089
                                                                  ==========
                                                  Total           $5,876,126


Circuit City - Tennessee                                          $5,587,604
Circuit City - Michigan                                           $4,913,238
Circuit City - California                                         $4,238,872
Circuit City - Pennsylvania                                       $4,238,872
                                                                 ===========
                                                  Total          $18,978,586


Springhouse                                                       $7,151,444
Wind Drift                                                        $5,300,000
                                                                  ==========
                                                  Total          $12,451,444

                                    EXHIBIT I

                    FORM OF REGULATION S TRANSFER CERTIFICATE

[Certificate Registrar]


Attention:  Corporate Trust Administration

             Re: Transfer of Asset Securitization Corporation, Commercial
                 Mortgage Past-Through Certificates, Series 1997-D4, Class [   ]

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor, AMRESCO Services L.P., as servicer (the "Servicer"), AMRESCO Management, Inc., as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of the Asset Securizitation Corporation, Commercial Mortgage Pass-Through Certificates, 1997-D5, Class [ ] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ____________(the "Transferee") of $_____________________Certificate Balance of
Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          (1) the offer of the Transferred Interest was not made to a person in the United States;

          [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

[FN]
-------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.



                                   _______________________________________
                                   Transferor


                                   By:______________________________
                                      Name:
                                      Title:

Dated:  _________  __, 199_

                                    EXHIBIT J


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                    CERTIFICATE DURING THE RESTRICTED PERIOD


                       (Exchanges or transfers pursuant to
         Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

             Re: Transfer of Asset Securitization Corporation, Commercial
                 Mortgage Pass-Through Certificates, Series 1997-D5 Class [   ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Services, L.P., as servicer (the "Servicer"), AMRESCO Management, Inc. as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ) to be held with [Euroclear] [CEDEL]* (Common Code ) through the Depositary.

[FN]
----------------------
*    Select appropriate depository.

     In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States,

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]**

[FN]
---------------
** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and the Fiscal Agent.

                                                     [Insert Name of Transferor]



                                                     By:________________________
                                                          Name:
                                                          Title:

Dated:  _____________, ____

                                    EXHIBIT K


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

             Re: Transfer of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Class [ ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor, AMRESCO Services L.P., as servicer (the "Servicer"), AMRESCO Management, Inc. as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States,

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

[FN]
----------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                                     [Insert Name of Transferor]



                                                     By:________________________
                                                          Name:
                                                          Title:

Dated:  ____ __, ____

                                    EXHIBIT L


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

             Re: Transfer of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5, Class [ ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Services, L.P., as servicer (the "Servicer"), AMRESCO Management, Inc. as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [CEDEL]* (Common Code __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. __________).

[FN]
--------------
*    Select appropriate depository.

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and Nomura Securities International, Inc., the Placement Agent of the offering of the Certificates.

                                                     [Insert Name of Transferor]



                                                     By:________________________
                                                          Name:
                                                          Title:

Dated:  ____ __, 19__

                                                  Asset Securitization Corporation
                                                           Series 1997-D5
                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                       as of _________________


=================================================================================================================
                                                                                    Original Underwriting
                                                                                          Information
                                                                         Basis Year
=================================================================================================================
                               Last
                              Property   Scheduled    Paid     Annual    Financial                    (1)
                              Inspect      Loan       Thru      Debt     Info as     %      Total      $     (2)
Prospectus    City    State    Date       Balance     Date     Service   of Date    Occ     Revenue   NOI    DSCR
    ID                         yy/mm                                      yy/mm
=================================================================================================================
List all loans currently in deal with or without information largest to smallest loan

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                                   $                     $                    WA      $         $      WA
-----------------------------------------------------------------------------------------------------------------


=================================================================================================================


=========================================================================================
  2nd Preceding Annual Operating                  Preceding  Annual Operating
            Information                                  Information
as of ______                Normalized    as of _____                      Normalized
=========================================================================================
Financial                   (1)           Financial                      (1)
Info as     %      Total     $    (2)     Info as     %      Total        $     (2)
of Date    Occ    Revenue   NOI   DSCR    of Date    Occ     Revenue     NOI    DSCR
 yy/mm                                     yy/mm
=========================================================================================


-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
           WA     $         $     WA                 WA      $           $      WA
-----------------------------------------------------------------------------------------


=========================================================================================


=========================================================================================
              YTD or Trailing 12 Months                                    Net Change (3)
                 Financial Information
Month Reported                       Actual                Preceding & Basis
=========================================================================================
                                                                   %
FS Start      FS End        Total       $       %         %      Total   (1)
 Date         Date         Revenue     NOI     DSCR      Occ    Revenue  DSCR
 yy/mm        yy/mm
=========================================================================================

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
              WA           $           $       WA        WA     $        WA
-----------------------------------------------------------------------------------------


=========================================================================================


====================================================================================================================
                                                Received:                          Required:
                                                --------------------------------------------------------------------
Financial Information:                          Loans            Balance           Loans            Balance
                                                --------------------------------------------------------------------
                                                  #        %     $       %           #        %     $       %
--------------------------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSCR less than 1:
--------------------------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSCR less than 1:
--------------------------------------------------------------------------------------------------------------------
Quarterly Financials:
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

(1) NOI or Net Cash Flow (as applicable)
(2) DSCR calculated using NOI (or Net Cash Flow as applicable) / Debt Service
(3) Net change should compare the latest year to the underwriting year

===============================================================================

                                                  Asset Securitization Corporation,
                                                           Series 1997-D5
                                                    DELINQUENT LOAN STATUS REPORT
                                                       as of _________________


====================================================================================================================================
    S4             S55               S61        S57       S58       62 or B6     P8       P7         P37        P39        P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         (a)         (b)        (c)        (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Other
                Short Name                                          Sq Ft or    Paid     Scheduled   Total P&I  Total      Advances
Prospectus        (When           Property     City      State        Units     Thru       Loan      Advances   Expenses   (Taxes &
   ID           Appropriate)        Type                                        Date      Balance    To Date    To Date    Escrow
====================================================================================================================================
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
              P25         P10          P11          P58         P54      P55             P74         P75
------------------------------------------------------------------------------------------------------------------------------------
(e)=a+b+c+d                                                                      (f)                                  (g)=(.92*f)-e
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Appraisal
              Current     Current      Maturity     LTM NOI     LTM      LTM             Valuation    BPO or          Less using
  Total       Monthly     Interest       Date        Date       NOI      DSCR   Value      Date      Internal         92% Appr.
Expenses        P&I        Rate                                                                       Value           or BPO (f)
====================================================================================================================================
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
                 P77               P79                P42             P76
------------------------------------------------------------------------------------------------------------------------------------
(h)=(g/e)
------------------------------------------------------------------------------------------------------------------------------------
Estimated                                             Expected                       Comments
Recovery        Transfer           Closing  Date Not  FCL. Sale       Workout
   %              Date               Date    Filed      Date          Strategy
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout  Strategy should match the CSSA Loan file using  abreviated  words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
====================================================================================================================================

                                                  Asset Securitization Corporation
                                                           Series 1997-D5
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                       as of _________________



====================================================================================================================================
    S4           S57         S58      P49         P48           P7*             P7*               P50*                  P50*
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                Balance         Balance at the
                                         Mod /                  When Sent       Effective Date             # Months
Prospectus                            Extention   Effect        to Special           of           Old      for Rate     New
    ID           City        State       Flag      Date         Servicer        Rehabilitation    Rate      Change      Rate
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification each line it should not change in the future only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                                  # of Loans                    $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
====================================================================================================================================


====================================================================================================================================
P25*         P25*          P11*         P11*                        P47
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Total #                         (2) Est. Future
                                                     Mths for       (1) Realized      Interest Loss
Old          New            Old           New         Change           Loss to         to Trust $
P&I          P&I          Maturity      Maturity      of Mod           Trust $       (Rate Reduction)           COMMENT
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification each line it should not change in the future only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
====================================================================================================================================

                                                  Asset Securitization Corporation,
                                                           Series 1997-D5
                                                   HISTORICAL LOAN ESTIMATE REPORT
                                                       as of _________________



====================================================================================================================================
   S4          S55            S61           S57      S58       P45/P7          P75                                        P45
------------------------------------------------------------------------------------------------------------------------------------
                                                               (c)=b/a         (a)                            (b)         (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Latest
              Short Name                                           %           Appraisal       Effective                   Net Amt
Prospectus      (When         Property                          Received       or Brokers       Date of      Sales         Received
    ID        Appropriate)      Type        City     State      From Sale       Opinion           Sale       Price         from Sale
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


====================================================================================================================================
P7            P37           P39+P38
------------------------------------------------------------------------------------------------------------------------------------
                                                      (i)=
(e)          (f)            (g)         (h)         d-(f+g+h)   (k)=i-e              (m)                   (n)=k+m          (o)=n/e
------------------------------------------------------------------------------------------------------------------------------------
                                                                Actual      Date
                                        Servicing               Losses      Loss    Minor     Date           Total         Less % of
Scheduled    Total P&I       Total         Fees       Net       Passed     Passed   Adj to   Minor Adj     Loss with       Scheduled
Balance       Advanced       Expenses    Expense    Proceeds     Thru       Thru    Trust   Passed Thru    Adjustment       Balance
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                  Asset Securitization Corporation,
                                                           Series 1997-D5
                                                          REO STATUS REPORT
                                                       as of _________________


====================================================================================================================================
      S4        S55             S61         S57       S58      S62 or     P8      P7             P37         P39         P38
------------------------------------------------------------------------------------------------------------------------------------
                                                               S63                (a)            (b)         (c)         (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Other
                Short Name                                     Sq Ft      Paid     Scheduled     Total P&I   Total       Advances
Prospectus      (When           Property                         or       Thru       Loan        Advance     Expenses    (Taxes &
    ID          Appropriate)      Type      City      State    Units      Date      Balance      to Date     to Date      Escrow)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


====================================================================================================================================
               P25          P11         P58       P54                P74                       P75
------------------------------------------------------------------------------------------------------------------------------------
(e)=a+b+c+d                                                                       (f)                       (g)=(.92*f)-e (h)=(g/e)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Value        Appraisal
               Current                  LTM       LTM       Cap                    using         BPO or      Less using
Total            P&I        Maturity    NOI       NOI/      Rate     Valuation     NOI &        Internal     92% Appr.    Estimated
Exposure       Monthly      Date        Date      DSC      Assigns     Date       Cap Rate      Value**      or BPO (f)   Recovery %
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   REO          Pending
Transfer       Acquisition      Closing     Pending
  Date             Date           Date      Offers     Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -
--------------------------------------------------------------------------------
    Internal Value
================================================================================

                                                  Asset Securitization Corporation,
                                                           Series 1997-D5
                                                             WATCH LIST
                                                       as of _________________


====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                         Stated        Paid                      %
                                                        Principal      Thru     Maturity       Current         Comment/
Prospectus ID    Property Type      City      State      Balance       Date       Date          DSCR           Reason on Watch List
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                                  $
====================================================================================================================================

                                          Asset Securitization Corporation, Series 1997-D5
                                                 OPERATING STATEMENT ANALYSIS REPORT
                                 (Format Subject to Modification in Accordance with CSSA Reporting)
                                                         As of ____________

PROPERTY OVERVIEW
                                      ----------
  Prospectus ID
                                      ---------------------
  Current Balance/Paid to Date
                                      ----------------------------------------------------------------------------------------------
  Property Name
                                      ----------------------------------------------------------------------------------------------
  Property Type                       GENERAL
                                      ----------------------------------------------------------------------------------------------
  Property Address, City, State
                                      ----------------------------------------------------------------------------------------------
  Net Rentable Square Feet/# Units
                                      ----------------------------------------------------------------------------------------------
  Year Built/Year Renovated
                                      ----------------------------------------------------------------------------------------------
  Year of Operations                  Underwriting     1994         1995          1996      TTM       YTD
                                      ----------------------------------------------------------------------------------------------
  Occupancy Rate *
                                      ----------------------------------------------------------------------------------------------
  Average Rental Rate
                                      ----------------------------------------------------------------------------------------------
                                      * Occupancy rates are year end or the ending date of the financial statement for the period.


                                                                                                  No. of Mos.
                                                                                                  -----------
                                                                 Prior Yr.   Current Yr.
                                      ----------------------------------------------------------------------------------------------
Number of Months Annualized                                                                 TTM   1997 YTD**
                                      Underwriting     1994         1995         1996      as of   as of       1996-Base  TTM-Base
REVENUE:                                Base Line   Normalized   Normalized   Normalized   / /97   / /97       Variance   Variance
                                      ----------------------------------------------------------------------------------------------
  Base Rent
                                      ----------------------------------------------------------------------------------------------
  Expense Reimbursements
                                      ----------------------------------------------------------------------------------------------
  Parking Income
                                      ----------------------------------------------------------------------------------------------
  Other Income
                                      ----------------------------------------------------------------------------------------------
  Total Potential Income
                                      ----------------------------------------------------------------------------------------------
     Less: Vacancy/Collection Income
                                      ----------------------------------------------------------------------------------------------
Total Effective Gross Income                 $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      Normalized - Trailing 12 months and full year financial statements that have been reviewed by the underwriter or Servicer

                                      ** Servicer will not be expected to "Normalize" these YTD numbers.

EXPENSES:
                                      ----------------------------------------------------------------------------------------------
  Management Fee
                                      ----------------------------------------------------------------------------------------------
  Payroll
                                      ----------------------------------------------------------------------------------------------
  Janitorial
                                      ----------------------------------------------------------------------------------------------
  General & Administrative
                                      ----------------------------------------------------------------------------------------------
  Repairs & Maintenance
                                      ----------------------------------------------------------------------------------------------
  Utilities
                                      ----------------------------------------------------------------------------------------------
  Marketing & Advertising
                                      ----------------------------------------------------------------------------------------------
  Insurance
                                      ----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                      ----------------------------------------------------------------------------------------------
  Miscellaneous

                                      ----------------------------------------------------------------------------------------------
Total Operating Expenses                     $0.00        $0.00        $0.00       $0.00                $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
Net Operating Income                         $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
  Leasing Commissions
                                      ----------------------------------------------------------------------------------------------
  Tenant Improvements
                                      ----------------------------------------------------------------------------------------------
  Replacement Reserve
                                      ----------------------------------------------------------------------------------------------
Total Capital Items                          $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
N.O.I. After Capital Items                   $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
Debt Service (per Servicer)                  $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
Cash Flow after debt service                 $0.00        $0.00        $0.00        $0.00               $0.00
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
(1) DSCR: (after reserves\Cap exp.)
                                      ----------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------------------------------------------
Source of Financial Data:
                                      ----------------------------------------------------------------------------------------------
                                      (i.e., operating statements, financial statements, tax return, other)

Notes and  Assumptions:
===============================================================================
The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comment

Expense: Comment

Capital Items:  Comment

(1) Used in the Comparative Financial Status Report, as applicable

                                                  Asset Securitization Corporation
                                                           Series 1997-D5
                                                 NOI ADJUSTMENT WORKSHEET for "year"
                                 (Format Subject to Modification in Accordance with CSSA Reporting)
                                                         As of ____________


PROPERTY OVERVIEW
                                      -----------
  Prospectus ID
                                      -------------------------
  Current Balance/Paid to Date
                                      ---------------------------------------------------------------------------------------------
  Property Name
                                      ---------------------------------------------------------------------------------------------
  Property Type
                                      ---------------------------------------------------------------------------------------------
  Property Address, City, State
                                      ---------------------------------------------------------------------------------------------
  Net Rentable Square Feet
                                      -------------------------
  Year Built/Year Renovated
                                      --------------------------------------
  Year of Operations                    Borrower    Adjustment   Normalized
                                      --------------------------------------
  Occupancy Rate *
                                      --------------------------------------
  Average Rental Rate
                                      --------------------------------------
                                      * Occupancy rates are year end or the
                                        ending date of the financial statement
                                        for the period.
INCOME:
  Number of Mos.Annualized               "Year"
                                      -------------------------------------------------------------
  Period Ended                           Borrower                Adjustment              Normalized
  Statement Classification                 Actual
                                      -------------------------------------------------------------
  Rental Income (Category 1)
                                      -------------------------------------------------------------
  Rental Income (Category 2)
                                      -------------------------------------------------------------
  Rental Income (Category 3)
                                      -------------------------------------------------------------
  Pass Throughs/Escalations
                                      -------------------------------------------------------------
  Other Income
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
  Effective Gross Income                     $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------
                                      Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
                                      -------------------------------------------------------------
  Real Estate Taxes
                                      -------------------------------------------------------------
  Property Insurance
                                      -------------------------------------------------------------
  Utilities
                                      -------------------------------------------------------------
  Repairs and Maintenance
                                      -------------------------------------------------------------
  Management Fees
                                      -------------------------------------------------------------
  Payroll & Benefits Expense
                                      -------------------------------------------------------------
  Advertising & Marketing
                                      -------------------------------------------------------------
  Professional Fees
                                      -------------------------------------------------------------
  Other Expenses
                                      -------------------------------------------------------------
  Ground Rent
                                      -------------------------------------------------------------
  Total Operating Expenses                   $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
  Operating Expense Ratio
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
  Net Operating Income                       $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
  Leasing Commissions
                                      -------------------------------------------------------------
  Tenant Improvements
                                      -------------------------------------------------------------
  Replacement Reserve
                                      -------------------------------------------------------------
Total Capital Items                          $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
N.O.I. After Capital Items                   $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
Debt Service (per Servicer)                  $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------
Cash Flow after debt service                 $0.00                     $0.00                  $0.00
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
(1) DSCR: (after reserves\Cap exp.)
                                      -------------------------------------------------------------

                                      -------------------------------------------------------------
   Source of Financial Data:
                                      -------------------------------------------------------------
                                      (ie. operating statements, financial statements, tax return, other)


Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report, as applicable

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                                (CSSA 100.1 Setup Data Record Layout)
                                          Loan Level Only - Reflects Offering Documentation
                                                            (Page 1 of 4)

---------------------------------------------  -------------------------------------------------------------------------------------
             Specification                                                      Description/Comments
---------------------------------------------  -------------------------------------------------------------------------------------

---------------------------------------------  -------------------------------------------------------------------------------------
Acceptable Media Types                         Magnetic Tape, Diskette, Electronic Transfer
Character Set                                  ASCII
Field Delineation                              Comma
Density (Bytes-Per-Inch)                       1600 or 6250
Magnetic Tape Label                            None (unlabeled)
Magnetic Tape Blocking Factor                  10285 (17 records per block)
Physical Media Label                           Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                               Blocking Factor; Record Length
Return Address Label                           Required for return of physical media (magnetic tape or diskette)
---------------------------------------------  -------------------------------------------------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
Transaction Id                                   1           AN         XXX97001     Unique Issue Identification Mnemonic
Group Id                                         2           AN         XXX9701A     Unique Indentification Number Assigned To Each
                                                                                     Loan Group Within An Issue
Loan Id                                          3           AN      00000000012345  Unique Indentification Number Assigned To Each
                                                                                     Collateral Item In A Pool
Offering Document Loan Id                        4           AN           123        Unique Indentification Number Assigned To Each
                                                                                     Collateral Item In The Prospectus
Original Note Amount                             5        Numeric      1000000.00    The Mortgage Loan Balance At Inception Of The
                                                                                     Note
Original Term Of Loan                            6        Numeric         240        Original Number Of Months Until Maturity Of
                                                                                     Loan
Original Amortization Term                       7        Numeric         360        Original Number Of Months Loan Amortized Over
Original Note Rate                               8        Numeric        0.095       The Note Rate At Inception Of The Note
Original Payment Rate                            9        Numeric        0.095       Original Rate Payment Calculated On
First Loan Payment Due Date                      10          AN         YYYYMMDD     First Payment Date On The Mortgage Loan
Grace Days Allowed                               11       Numeric          10        Number Of Days From Due Date Borrower Is
                                                                                     Permitted To Remit Payment
Interest Only (Y/N)                              12          AN            Y         Y=Yes,  N=No
Balloon (Y/N)                                    13          AN            Y         Y=Yes,  N=No

Interest Rate Type                               14       Numeric          1         1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                     15       Numeric          1         1=30/360, 2=Actual/365, 3=Actual/360,
                                                                                     4=Actual/Actual, 5=Actual/366, 6=Simple, 7=78'S
Interest in Arrears (Y/N)                        16          AN            Y         Y=Yes,  N=No
Payment Type Code                                17       Numeric          1         See Payment Type Code Legend
Prepayment Lock-out End Date                     18          AN         YYYYMMDD     Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                       19          AN         YYYYMMDD     Date After Which Loan Can Be Prepaid Without
                                                                                     Yield Maintenance
Prepayment Premium End Date                      20          AN         YYYYMMDD     Date After Which Loan Can Be Prepaid Without
                                                                                     Penalty
---------------------------------------------  ------------------------------------  -----------------------------------------------
                                                       Commercial Real Estate

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                                (CSSA 100.1 Setup Data Record Layout)
                                          Loan Level Only - Reflects Offering Documentation
                                                            (Page 2 of 4)

---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
Prepayment Terms Description                     21          AN         Text         Description Of Prepayment Terms (Not To Exceed
                                                                                     50 Characters)
ARM Index Code                                   22          AN          A           See Arm Index Code Legend
First Rate Adjustment Date                       23          AN       YYYYMMDD       Date Note Rate Originally Changed
First Payment Adjustment Date                    24          AN       YYYYMMDD       Date Payment Originally Changed
ARM Margin                                       25       Numeric      0.025         Rate Added To Index Used In The Determination
                                                                                     Of The Gross Interest Rate
Lifetime Rate Cap                                26       Numeric       0.15         Maximum Rate That The Borrower Must Pay On An
                                                                                     Arm Loan Per The Loan Agreement
Lifetime Rate Floor                              27       Numeric       0.05         Minimum Rate That The Borrower Must Pay On An
                                                                                     Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                     28       Numeric       0.02         Maximum Periodic Increase To The Note Rate
                                                                                     Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                     29       Numeric       0.02         Minimum Periodic Increase To The Note Rate
                                                                                     Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                30       Numeric       0.03         Maximum Periodic Percentage Increase To The
                                                                                     Borrowers P&I Payment Allowed Per The Loan
                                                                                     Agreement
Periodic Payment Adjustment Max-$                31       Numeric     5000.00        Maximum Periodic Dollar Increase To The
                                                                                     Borrowers P&I Payment Allowed Per The Loan
                                                                                     Agreement
Payment Frequency                                32       Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                     12=Annually ...
Rate Reset Frequency In Months                   33       Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                     12=Annually ...
Payment Reset Frequency In Months                34       Numeric        1           1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                     12=Annually ...
Rounding Code                                    35       Numeric        1           Rounding Method For Sum Of Index Plus Margin
                                                                                     (See Rounding Code Legend)
Rounding Increment                               36       Numeric     0.00125        Used In Conjunction With Rounding Code
Index Look Back In Days                          37       Numeric        45          Use Index In Effect X Days Prior To Adjustment
                                                                                     Date
Negative Amortization Allowed (Y/N)              38          AN          Y           Y=Yes,  N=No
Max Negate Allowed (% Of Orig Balance)           39       Numeric      0.075         Maximum Lifetime Percentage Increase To The
                                                                                     Original Balance Allowed Per The Loan Agreement
Maximum Negate Allowed ($)                       40       Numeric     25000.00       Maximum Lifetime Dollar Increase To  The
                                                                                     Original Balance Allowed Per The Loan Agreement
Remaining Term At Securitization                 41       Numeric       240          Remaining Number Of Months Until Maturity Of
                                                                                     Loan At Cutoff
Remaining Amortized Term At Securitization       42       Numeric       360          Remaining Number Of Months Loan Amortized Over
                                                                                     At Cutoff
Maturity Date At Securitization                  43          AN       YYYYMMDD       The Scheduled Maturity Date Of The Mortgage
                                                                                     Loan At Securitization
Scheduled Principal Balance At Securitization    44       Numeric    1000000.00      The Scheduled Principal Balance Of The Mortgage
                                                                                     Loan At Securitization
Note Rate At Securitization                      45       Numeric      0.095         Cutoff Annualized Gross Interest Rate
                                                                                     Applicable To The Calculation Of Scheduled
                                                                                     Interest
Servicer And Trustee Fee Rate                    46       Numeric     0.00025        Cutoff Annualized Fee Paid To The Servicer And
                                                                                     Trustee
Fee Rate / Strip Rate 1                          47       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                     Current Note Rate To Determine Net Pass-Through
                                                                                     Rate
Fee Rate / Strip Rate 2                          48       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                     Current Note Rate To Determine Net Pass-Through
                                                                                     Rate
Fee Rate / Strip Rate 3                          49       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                     Current Note Rate To Determine Net Pass-Through
                                                                                     Rate
Fee Rate / Strip Rate 4                          50       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                     Current Note Rate To Determine Net Pass-Through
                                                                                     Rate
Fee Rate / Strip Rate 5                          51       Numeric     0.00001        Cutoff Annualized Fee/Strip Netted Against
                                                                                     Current Note Rate To Determine Net Pass-Through
                                                                                     Rate
Net Rate At Securitization                       52       Numeric      0.0947        Cutoff Annualized Interest Rate Applicable To
                                                                                     The Calculation Of Remittance Interest
Periodic P&I Payment At Securitization           53       Numeric     3000.00        The Periodic Scheduled Principal & Interest
                                                                                     Payment
---------------------------------------------  ------------------------------------  -----------------------------------------------
                                                       Commercial Real Estate
                                                          Secondary Market

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                                (CSSA 100.1 Setup Data Record Layout)
                                          Loan Level Only - Reflects Offering Documentation
                                                            (Page 3 of 4)

---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
# Of Properties                                  54       Numeric        13          The Number Of Properties Underlying The
                                                                                     Mortgage Loan
Property Name                                    55          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property Address                                 56          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property City                                    57          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property State                                   58          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property Zip Code                                59          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property County                                  60          AN         Text         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Property Type Code                               61          AN          MF          If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various" (See Property Type Code Legend)
Net Square Feet At Securitization                62       Numeric      25000         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
# Of Units/Beds/Rooms At Securitization          63       Numeric        75          If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
Year Built                                       64          AN         1990         If Number Of Properties Is Greater Than 1 Then
                                                                                     "Various"
NOI At Securitization                            65       Numeric    100000.00       Net Operating Income At Securitization
DSCR At Securitization                           66       Numeric       2.11         DSCR At Securitization
Appraisal Value At Securitization                67       Numeric    1000000.00      Appraisal Value At Securitization
Appraisal Date At Securitization                 68          AN       YYYYMMDD       Appraisal Date At Securitization
Physical Occupancy At Securitization             69       Numeric       0.88         Physical Occupancy At Securitization
Revenue At Securitization                        70       Numeric    100000.00       Revenue At Securitization
Operating Expenses At Securitization             71       Numeric    100000.00       Expenses At Securitization
Securitization Financials As Of Date             72          AN       YYYYMMDD       Securitization Financials As Of Date
Recourse (Y/N)                                   73          AN          Y           Y=Yes,  N=No
Ground Lease (Y/N)                               74          AN          Y           Y=Yes,  N=No
Cross-Collateralized Loan Grouping               75       Numeric       9(3)         All Loans With The Same Numeric Value Are
                                                                                     Crossed
Collection Of Escrows (Y/N)                      76          AN          Y           Y=Yes,  N=No
Collection Of Other Reserves (Y/N)               77          AN          Y           Y=Yes,  N=No
Lien Position At Securitization                  78       Numeric        1           1=First, 2=Second ...
---------------------------------------------  -------------------------------------------------------------------------------------

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                                (CSSA 100.1 Setup Data Record Layout)
                                                               Legend
                                                            (Page 4 of 4)

------------------------------------------  --------------------------------------------   -----------------------------------------
           Payment Type Code                              ARM Index Code                                Rounding Code
                Legend                                        Legend                                        Legend
------------------------------------------  --------------------------------------------   -----------------------------------------
  1   Fully Amortizing                        A    11 FHLB COFI  (1 Month)                  1   Unrounded
  2   Amortizing Balloon                      B    11 FHLB COFI  (6 Month)                  2   Nearest Percentage Increment
  3   Interest Only / Balloon                 C    1 Year CMT Weekly Average Treasury       3   Up To Nearest Percentage Increment
  4   Interest Only / Amortizing              D    3 Year CMT Weekly Average Treasury       4   Down To Nearest Percentage Increment
  5   Interest Only / Amortizing / Balloon    E    5 Year CMT Weekly Average Treasury
  6   Principal Only                          F    Wall Street Journal Prime Rate
  9   Other                                   G    1 Month LIBOR
                                              H    3 Month LIBOR
------------------------------------------                                                 -----------------------------------------
                                              I    6 Month LIBOR

                                              J    National Mortgage Index Rate
                                                   All Others Use Short Text Description


                                            --------------------------------------------


                                            --------------------------------------------
                                                          Property Types Code
                                                               Legend
                                            --------------------------------------------
                                              MF   Multifamily
                                              RT   Retail
                                              HC   Health Care
                                              IN   Industrial
                                              WH   Warehouse
                                              MH   Mobile Home Park
                                              OF   Office
                                              MU   Mixed Use
                                              LO   Lodging
                                              SS   Self Storage
                                              OT   Other
                                            --------------------------------------------


                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                          (CSSA 100.1 Periodic Data Record Layout) (CSSA 100.1 Periodic Data Record Layout)
                                      Loan Level Only - Reflects Distribution Statements Legend
                                                            (Page 1 of 4)

---------------------------------------------  -------------------------------------------------------------------------------------
             Specification                                                      Description/Comments
---------------------------------------------  -------------------------------------------------------------------------------------

---------------------------------------------  -------------------------------------------------------------------------------------
Acceptable Media Types                         Magnetic Tape, Diskette, Electronic Transfer
Character Set                                  ASCII
Field Delineation                              Comma
Density (Bytes-Per-Inch)                       1600 or 6250
Magnetic Tape Label                            None (unlabeled)
Magnetic Tape Blocking Factor                  10285 (17 records per block)
Physical Media Label                           Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                               Blocking Factor; Record Length
Return Address Label                           Required for return of physical media (magnetic tape or diskette)
---------------------------------------------  -------------------------------------------------------------------------------------


---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
Transaction Id                                   1           AN         XXX97001     Unique Issue Identification Mnemonic
Group Id                                         2           AN         XXX9701A     Unique Identification Number Assigned To Each
                                                                                     Loan Group Within An Issue
Loan Id                                          3           AN      00000000012345  Unique Identification Number Assigned To Each
                                                                                     Collateral Item In A Pool
Prospectus Id                                    4           AN           123        Unique Identification Number Assigned To Each
                                                                                     Collateral Item In The Prospectus
Distribution Date                                5           AN         YYYYMMDD     Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance             6        Numeric      100000.00     Outstanding Scheduled Principal Balance At The
                                                                                     Beginning Of The Current Period
Current Ending Scheduled  Balance                7        Numeric      100000.00     Outstanding Scheduled Principal Balance At The
                                                                                     End Of The Current Period
Paid To Date                                     8           AN         YYYYMMDD     Due Date Of The Last Interest Payment Received
Current Index Rate                               9        Numeric         0.09       Index Rate Used In The Determination Of The
                                                                                     Current Period Gross Interest Rate
Current Note Rate                                10       Numeric         0.09       Annualized Gross Rate Applicable To The
                                                                                     Calculation Of The Current Period Scheduled
                                                                                     Interest
Maturity Date                                    11          AN         YYYYMMDD     Date Collateral Is Scheduled To Make Its Final
                                                                                     Payment

Servicer and Trustee Fee Rate                    12       Numeric       0.00025      Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                            13       Numeric       0.00001      Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 2                            14       Numeric       0.00001      Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 3                            15       Numeric       0.00001      Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 4                            16       Numeric       0.00001      Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 5                            17       Numeric       0.00001      Annualized Fee/Strip Netted Against Current
                                                                                     Note Rate To Determine Net Pass-Through Rate
Net Pass-Through Rate                            18       Numeric        0.0897      Annualized Interest Rate Applicable To The
                                                                                     Calculation Of The Current Period Remittance
                                                                                     Interest
Next Index Rate                                  19       Numeric         0.09       Index Rate Used In The Determination Of The
                                                                                     Next Period Gross Interest Rate
Next Note Rate                                   20       Numeric         0.09       Annualized Gross Interest Rate Applicable To
                                                                                     The Calculation Of The Next Period Scheduled
                                                                                     Interest
Next Rate Adjustment Date                        21          AN         YYYYMMDD     Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                     22          AN         YYYYMMDD     Date Scheduled P&I Amount Is Next Scheduled To
                                                                                     Change

---------------------------------------------  ------------------------------------  -----------------------------------------------

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                              (CSSA 100.1 Periodic Data Record Layout)
                                         Loan Level Only - Reflects Distribution Statements
                                                            (Page 2 of 4)

---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
Scheduled Interest Amount                        23       Numeric     1000.00        Scheduled Gross Interest Payment Due For The
                                                                                     Current Period
Scheduled Principal Amount                       24       Numeric     1000.00        Scheduled Principal Payment Due For The Current
                                                                                     Period
Total Scheduled P&I Due                          25       Numeric     1000.00        Scheduled Principal And Interest Payment Due
                                                                                     For The Current Period
Neg am/Deferred Interest Amount                  26       Numeric     1000.00        Negative Amortization/Deferred Interest Amount
                                                                                     Due For The Current Period
Unscheduled Principal Collections                27       Numeric     1000.00        Unscheduled Payments Of Principal Received
                                                                                     During The Related Collection Period
Other Principal Adjustments                      28       Numeric     1000.00        Unscheduled Principal Adjustments For The
                                                                                     Related Collection Period
Liquidation/Prepayment Date                      29          AN       YYYYMMDD       Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yield Maint Received          30       Numeric     1000.00        Additional Payment Required From Borrower Due
                                                                                     To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)           31       Numeric     1000.00        Scheduled Gross Interest Applicable To The
                                                                                     Prepayment Amount
Liquidation/Prepayment Code                      32       Numeric        1           See Liquidation/Prepayment Codes Legend
Most Recent ASER $                               33       Numeric     1000.00        Excess Of The Principal Balance Over The
                                                                                     Defined Appraisal Percentage
Most Recent ASER Date                            34          AN       YYYYMMDD       Date ASER  Amount Applied To Loan
Cumulative ASER $                                35       Numeric     1000.00        Cumulative ASER Amount
Actual Balance                                   36       Numeric    100000.00       Outstanding Actual Principal Balance At The End
                                                                                     Of The Current Period
Total P&I Advance Outstanding                    37       Numeric     1000.00        Outstanding P&I Advances At The End Of The
                                                                                     Current Period
Total T&I Advance Outstanding                    38       Numeric     1000.00        Outstanding Taxes & Insurance Advances At The
                                                                                     End Of The Current Period
Other Expense Advance Outstanding                39       Numeric     1000.00        Other Outstanding Advances At The End Of The
                                                                                     Current Period
Status of Loan                                   40          AN          1           See Status Of Loan Legend
In Bankruptcy                                    41          AN          Y           Bankruptcy Status Of Loan (If In Bankruptcy
                                                                                     "Y", Else "N")
Foreclosure Date                                 42          AN       YYYYMMDD       Date Of Foreclosure
REO Date                                         43          AN       YYYYMMDD       Date Of REO
Bankruptcy Date                                  44          AN       YYYYMMDD       Date Of Bankruptcy
Net Proceeds Received on Liquidation             45       Numeric    100000.00       Net Proceeds Received On Liquidation To Be
                                                                                     Remitted To The Trust Per The Trust
                                                                                     Documentation
Liquidation Expense                              46       Numeric    100000.00       Expenses Associated With The Liquidation To Be
                                                                                     Netted From The Trust Per The Trust
                                                                                     Documentation
Realized Loss to Trust                           47       Numeric     10000.00       Liquidation Balance Less Net Liquidation
                                                                                     Proceeds Received
Date of Last Modification                        48          AN       YYYYMMDD       Date Loan Was Modified
Modification Code                                49       Numeric        1           See Modification Codes Legend
Modified Note Rate                               50       Numeric       0.09         Note Rate Loan Modified To
Modified Payment Rate                            51       Numeric       0.09         Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                    52       Numeric     1000.00        Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                   53       Numeric     1000.00        Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                        54       Numeric     1000.00        Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.          55       Numeric     1000.00        Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                       56       Numeric       2.55         Preceding Fiscal Year Debt Service Coverage
                                                                                     Ratio

                                                                                     ----------------------------------
                                                                                     All Financial Update Fields Are
                                                                                     Calculated and/or Presented In The
                                                                                     Manner Described In The Associated
                                                                                     Trust Documentation.
                                                                                     ----------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------

                                                       Commercial Real Estate
                                                          Secondary Market
                                                                 And
                                                     Securitization Association
                                              (CSSA 100.1 Periodic Data Record Layout)
                                         Loan Level Only - Reflects Distribution Statements
                                                            (Page 3 of 4)

---------------------------------------------  ------------------------------------  -----------------------------------------------
                                               Field                     Format
                 Field Name                    Number       Type        Example                       Description/Comments
---------------------------------------------  ------------------------------------  -----------------------------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------
Preceding Fiscal Year Physical Occupancy         57       Numeric       0.85         Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date                58          AN       YYYYMMDD       Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                      59       Numeric     1000.00        Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                     60       Numeric     1000.00        Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                          61       Numeric     1000.00        Second Preceding Fiscal Year Net Operating
                                                                                     Income
Second Preceding FY Debt Service                 62       Numeric     1000.00        Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                         63       Numeric       2.55         Second Preceding Fiscal Year Debt Service
                                                                                     Coverage Ratio
Sec Preceding FY Physical Occupancy              64       Numeric       0.85         Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date            65          AN       YYYYMMDD       Second Preceding Fiscal Year Financial As Of
                                                                                     Date
Most Recent Fiscal YTD Revenue                   66       Numeric     1000.00        Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                  67       Numeric     1000.00        Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                       68       Numeric     1000.00        Most Recent Fiscal Year To Date Net Operating
                                                                                     Income
Most Recent Fiscal YTD Debt Service              69       Numeric     1000.00        Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                      70       Numeric       2.55         Most Recent Fiscal Year To Date Debt Service
                                                                                     Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.                71       Numeric       0.85         Most Recent Fiscal Year To Date Physical
                                                                                     Occupancy
Most Recent Fiscal YTD Start Date                72          AN       YYYYMMDD       Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                  73          AN       YYYYMMDD       Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                       74          AN       YYYYMMDD       The Date Of The Latest  Available Appraisal For
                                                                                     The Property
Most Recent Appraisal Value                      75       Numeric    100000.00       The Latest  Available Appraisal Value For The
                                                                                     Property
Workout Strategy Code                            76       Numeric        1           See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date           77          AN       YYYYMMDD       Date Transferred To The Special Servicer
Most Recent Master Service Return Date           78          AN       YYYYMMDD       Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved            79          AN       YYYYMMDD       Date Asset Is Expected To Be Resolved
Year Last Renovated                              80          AN         1997         Year Property Last Renovated

                                                                                     ----------------------------
                                                                                     Most Recent Fiscal YTD
                                                                                     Figures Are From The Last
                                                                                     Financials Processed By The
                                                                                     Servicer Pursuant To The
                                                                                     Terms Of The Trust
                                                                                     Document, And Cover The
                                                                                     Period From The Start Date
                                                                                     To The End Date
                                                                                     ----------------------------

---------------------------------------------  ------------------------------------  -----------------------------------------------

--------------------------------------   -------------------------------------------------------------   ---------------------------
     Liquidation/Prepayment Code                              Status of Mortgage Loan                         Modification Code
             Legend                                                 Legend                                         Legend
--------------------------------------   -------------------------------------------------------------   ---------------------------
  1  Partial Liquidation (Curtailment)     A    Payment Not Received But Still In Grace Period           1   Maturity Date Extension
  2  Payoff Prior To Maturity              B    Late Payment But Less Than 1 Month Delinquent            2   Amortization Change
  3  Disposition                           0    Current                                                  3   Principal Write-Off
  4  Repurchase                            1    One Month Delinquent                                     4   Combination
  5  Full Payoff At Maturity               2    Two Months Delinquent
  6  DPO                                   3    Three Or More Months Delinquent
  7  Liquidation                           4    Assumed Scheduled Payment (Performing Matured Balloon)
                                           7    Foreclosure
--------------------------------------     9    REO                                                      ---------------------------

                                           -------------------------------------------------------------



                                           -------------------------------------------------------------
                                                              Resolution Strategy Code
                                                                       Legend
                                           -------------------------------------------------------------
                                           1    Modification
                                           2    Foreclosure
                                           3    Bankruptcy
                                           4    Extension
                                           5    Note Sale
                                           6    DPO
                                           7    REO
                                           8    Resolved
                                           9    Pending Return to Master Servicer
                                           10   Deed In Lieu Of Foreclosure
                                           -------------------------------------------------------------
